Filed pursuant to Rule 424(b)(5)
Registration No. 333-193209

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated January 9, 2014)

          Ordinary Shares

We are offering         ordinary shares pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are traded on the NASDAQ Global Select Market, or NASDAQ, and the Tel-Aviv Stock Exchange, or the TASE, under the symbol “AUDC”. On March 3, 2014, the last reported sale price of our ordinary shares on the NASDAQ was $8.83 per share, and the last reported sale price of our ordinary shares on the TASE was NIS 31.15 per share (or $8.92 per share, based on the exchange rate between the U.S. dollar and the NIS published by the Bank of Israel on March 3, 2014).

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 3 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Offering proceeds to AudioCodes Ltd. before expenses	$	$

(1)	See “Underwriting” for additional information regarding underwriting compensation.

None of the Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional        ordinary shares solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total public offering price will be $    , the total underwriting discounts and commissions will be $    , and our total proceeds, before expenses, will be $    .

Delivery of the ordinary shares is expected to be made on or about March   , 2014.

William Blair	Needham & Company

Oppenheimer & Co.

The date of this prospectus is March   , 2014

S-i

ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the ordinary shares being offered pursuant to this prospectus supplement. This prospectus supplement adds and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the ordinary shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which the accompanying prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “we,” “us,” “our” and “AudioCodes” refer to AudioCodes Ltd., an Israeli company.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the ordinary shares offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the prospectus for a discussion of the risks involved in investing in our ordinary shares.

AudioCodes Ltd.

Our Business

We design, develop and sell products and services for voice and data over packet networks. In broad terms, voice over packet, or VoP, networks consist of key network elements such as software switches, application servers, IP phones, media gateways, session border controllers, or SBC, and multi service business routers, or MSBR. Our products primarily provide the media gateway, SBC and MSBR elements in the network, as well as voice over Internet protocol, or VoIP, end-points such as IP Phones and VoIP mobile clients. MSBR integrates media gateway and SBC functionality with data routing and network access. The media gateways connect legacy and IP networks. They essentially receive the legacy format of communication and convert it to an IP communication and vice versa. Typically, media gateways utilize compression algorithms to compress the amount of information and reduce the amount of bandwidth required to convey the information (for example, a voice communication). With the industry migration to an end-to-end IP network, media gateways evolved into SBC, now also connect between different VoIP networks, providing security, interoperability, resiliency and voice quality functionality.

Our Markets

•	Unified Communications — Unified Communications, or UC, refers to IP based enterprise communication systems that enable employees to enhance productivity, collaborate and integrate different types of communications into a single coherent user experience, providing on line (voice, video, data, instant messaging) and off line (voice mail, email and fax) integration into the same device. The devices can include PCs, desktop phones or mobile smartphones, tablets and other end points. AudioCodes sells connectivity products, end points, applications and services into the unified communications market, partnering with leading UC solution vendors, including Microsoft, Alcatel-Lucent, Avaya and others.
•	Business Services — Business Services refers to telecommunications services, including but not limited to: data, voice and UC, offered by service and cloud providers to businesses and enterprises of all sizes. Typical services offered, include:
•	SIP Trunking for connecting customers’ telephony systems to voice connectivity services (trunking) over IP technology. SIP trunking is the use of VoIP to facilitate connection of customers telephony systems to the public network;
•	Managed service which allows services providers to fully own, manage and operate the customers’ voice and data system; and
•	Hosted PBX/IP-Centrex which allows services providers to host and deliver voice and UC services to business users.

AudioCodes typically sells products and services to the service and cloud providers through sales channel and direct engagement, and typically includes IP phones, gateways, enterprise SBC, service providers SBC and MSBR.

•	Contact Centers — Contact Centers refer to telecommunications enablement of customer service and support desks of enterprises and businesses. A contact center may be implemented on premises or via cloud. The most common form of customer interaction is by a phone call that is placed either into a contact center by the customer when seeking help or service or by a phone call that is placed outbound by a contact center to solicit, update or survey customers. AudioCodes typically sells IP phones, gateways, and SBC in this market, and engages the enterprises through system integrators, resellers, and OEM partners. AudioCodes products fit in contact centers that are software driven by companies including Avaya, Genesys, Interactive Intelligence and others.

Recent Developments

On January 29, 2014, we issued a press release with respect to our financial results for our fourth quarter and fiscal year ended on December 31, 2013. This press release was filed with the SEC in a Form 6-K on January 29, 2014. Our unaudited condensed financial statements included in the earnings press release have been incorporated by reference in this prospectus supplement. Our registered independent public accounting firm did not audit, review or perform other procedures with respect to these financial statements.

Our independent registered public accounting firm has begun the process of auditing our financial statements for the year ended December 31, 2013, but its audit is not yet complete. We currently expect that our audited financial statements for the fiscal year ended December 31, 2013, when completed, will be consistent with the unaudited condensed financial statements included in our earnings press release for the fiscal year ended December 31, 2013.

Our Corporate Information

AudioCodes Ltd. was incorporated in 1992 under the laws of the State of Israel. Our principal executive offices are located at 1 Hayarden Street, Airport City, Lod 7019900, Israel. Our telephone number is 972-3-976-4000. Our agent in the United States is AudioCodes Inc., 27 World’s Fair Drive, Somerset, New Jersey 08873. We maintain an Internet website at www.audiocodes.com. Information contained in or accessible through our website does not constitute part of this prospectus supplement and investors should not rely on any such information in deciding whether to purchase our ordinary shares.

The Offering

Issuer
AudioCodes Ltd.
Ordinary shares offered by us
ordinary shares (or ordinary shares if the underwriters exercise their over-allotment option in full).
Ordinary shares outstanding after this offering
ordinary shares (or ordinary shares if the underwriters exercise their over-allotment option).
Over-allotment option
ordinary shares.
Use of proceeds
We expect the net proceeds from this offering will be approximately $ million (or $ million if the underwriters exercise their over-allotment option in full) after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including, among other things, working capital requirements and future acquisitions. Pending such uses, we intend to invest the net proceeds in short-term, investment grade securities. See “Use of Proceeds” on page S-28 of this prospectus supplement.
NASDAQ Global Select Market and Tel-Aviv Stock Exchange symbol
“AUDC”
Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

The number of ordinary shares to be outstanding immediately after the closing of this offering is based on 38,554,822 ordinary shares outstanding as of September 30, 2013 and excludes, as of that date:

•	3,195,422 ordinary shares issuable upon exercise of outstanding options, at a weighted average exercise price of $4.11 per share;
•	265,547 ordinary shares issuable upon the vesting and settlement of outstanding restricted share units;
•	18,867 ordinary shares issuable upon the conversion of our outstanding 2.00% senior convertible notes, at a conversion price of $18.71 per share;
•	80,000 ordinary shares issuable upon the exercise of outstanding warrants at an exercise price of $4.37 per share; and
•	2,044,934 ordinary shares available for future grant under the 2008 Equity Incentive Plan.

RISK FACTORS

An investment in our ordinary shares involves a substantial risk of loss. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act of 1933, as amended (the “Securities Act”), before you decide to invest in our ordinary shares. The occurrence of any of the following risks could harm our business. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We reported losses in 2008, 2009 and 2012. We may report additional losses in the future.

We reported a net loss of $85.8 million in 2008, $2.8 million in 2009 and $4.2 million in 2012. We reported net income of $12.1 million in 2010, $7.2 million in 2011 and $1.4 million in the first nine months of 2013. The loss in 2008 included a non-cash impairment charge of $86.1 million taken in the fourth quarter of 2008 with respect to goodwill, intangible assets and investment in an affiliate. The majority of our expenses are directly and indirectly related to the number of people we employ. We may increase our expenses based on projections of revenue growth. If at any given time we do not meet our expectations for growth in revenues our expenses incurred in anticipation of projected revenues may cause us to incur a loss. We may not be able to anticipate a loss in advance and adjust our variable costs accordingly. As a result, we may report additional losses in the future.

We have depended, and expect to continue to depend, on a small number of large customers. The loss of one or more of our large customers or the reduction in purchases by a significant customer or failure of such customer to pay for the products it purchases from us could have a material adverse effect on our revenues.

Historically, a substantial portion of our revenues has been derived from large purchases by a small number of original equipment manufacturers, or OEMs, and network equipment providers, or NEPs, systems integrators and distributors. Our top three customers accounted for approximately 22.2% of our revenues in 2010, 25.5% of our revenues in 2011, 25.3% of our revenues in 2012 and 25.8% of our revenues in the first nine months of 2013. Sales to ScanSource Communications Inc., our largest customer, accounted for 16.2% of our revenues in the first nine months of 2013, compared to 13.9% of our revenues in 2012, 14.4% of our revenues in 2011 and 9.8% of our revenues in 2010. We do not enter into sales agreements in which a customer is obligated to purchase a set quantity of our products. Based on our experience, we expect that our customer base may change from period to period. If we lose a large customer and fail to add new customers, or if purchases made by such customers are significantly reduced, there could be a material adverse effect on our results of operations. For example, Nortel Networks was our largest customer in 2008 and 2009 accounting for 14.4% of our revenues in 2008 and 15.6% of our revenues in 2009. Nortel filed for bankruptcy protection in January 2009. In 2010, Nortel accounted for only 3.9% of our revenue and in 2011 revenues from sales to Nortel were negligible. There were no revenues from sales to Nortel in 2012 and 2013. Our sales to companies that purchased units of Nortel are significantly less than our sales to Nortel. The reduction in sales to Nortel and the purchasers of its business units negatively affected our results of operations. Any significant reduction in sales to other large customers similar to the loss of our sales to Nortel could have a material adverse effect on our results of operations.

Recent and future economic conditions may adversely affect our business.

The uncertain economic and credit environment is having a negative impact on business around the world. The impact of these conditions on the technology industry and our major customers and potential customers has been significant. Conditions may continue to be uncertain or may be subject to deterioration which could lead to a further reduction in consumer and customer spending overall, which could have an adverse impact on sales of our products. A disruption in the ability of our significant customers to access liquidity could cause serious disruptions or an overall deterioration of their businesses which could lead to a significant reduction in their orders of our products and the inability or failure on their part to meet their payment obligations to us, any of which could have a material adverse effect on our results of operations and liquidity. A significant adverse change in a customer’s financial and/or credit position could also require us to assume greater credit risk relating to that customer’s receivables or could limit our ability to collect receivables related to previous purchases by that customer. As a result, our reserves for doubtful accounts and write-offs of accounts receivable could increase.

We may need additional financing to operate or grow our business. We may not be able to raise additional financing for our capital needs on favorable terms, or at all, which could limit our ability to grow and to continue our longer term expansion plans.

We may need additional financing to operate our business or continue our longer term expansion plans. To the extent that we cannot fund our activities and acquisitions through our existing cash resources and any cash we generate from operations, we may need to raise equity or debt funds through additional public or private financings. We cannot be certain that we will be able to obtain additional financing on commercially reasonable terms, or at all. This could inhibit our growth, increase our financing costs or cause us severe financial difficulties.

We could be forced to repay our bank debt if we are unable to satisfy the covenants in our loan agreements.

In 2011, we borrowed $23.8 million, of which $19.9 million is repayable in 20 equal quarterly payments of approximately $1.0 million from December 2011 through September 2017 and the remaining $3.9 million is repayable in 10 equal semiannual payments of $390,000 from June 2012 through December 2016. If we are unable to make payments when required by these loan agreements or if we do not comply with covenants in our loan agreements with respect to maintaining shareholders’ equity at specified levels or achieving certain levels of operating income, we could be required to repay all or portion of these bank loans prior to their maturity. During 2011 and 2012, we were not in compliance with some of the financial covenants contained in our loan agreements. Each of our lenders agreed to waive compliance with these covenants subject to compliance with revised financial covenants during the remainder of 2012 and 2013. We are currently in compliance with our covenants, but if we are unable to comply with these revised financial covenants in the future, our lenders could require us to repay all of our outstanding loans.

We are dependent on the development of the VoIP market to increase our sales.

We are dependent on the development of the Voice over Internet Protocol, or VoIP, market to increase our sales. We cannot be sure that the delivery of telephone and other communications services over packet networks will continue to expand or that there will be a need to interconnect to other networks utilizing the type of technology contained in our products. For example, the need for our media gateway products depends on the need to interconnect VoIP networks with traditional non-packet based networks. Our enterprise session border control products depend on growth in the need to interconnect Voice over Packet and unified communication systems with each other. The adaptation process of connecting packet networks and telephone networks can be time consuming and costly. Sales of our VoIP products will depend on the continued development of packet networks and the continued commercialization of VoIP services. If this market develops more slowly than we expect, we may not be able to sell our products in a significant enough volume to be profitable.

We may expand our business through acquisitions that could result in diversion of resources and extra expenses. This could disrupt our business and affect our results of operations.

Part of our strategy is to pursue acquisitions of, or investments in, businesses and technologies or to establish joint ventures to expand our business. The negotiation of acquisitions, investments or joint ventures, as well as the integration of acquired or jointly developed businesses or technologies, could divert our management’s time and resources. Acquired businesses, technologies or joint ventures may not be successfully integrated with our products and operations. The markets for the products produced by the companies we acquire may take longer than we anticipated to develop and to result in increased sales and profits for us. We may not realize the intended benefits of any acquisition, investment or joint venture and we may incur losses from any acquisition, investment or joint venture.

The future valuation of acquired businesses may be less than the purchase price we paid and result in impairment charges related to goodwill or intangible assets. For example, during the fourth quarter of 2008, we recognized non-cash impairment charges of $86.1 million with respect to goodwill and intangible assets related to previous acquisitions and an investment in an affiliated company.

In addition, acquisitions could result in:

•	substantial cash expenditures;
•	potentially dilutive issuances of equity securities;
•	the incurrence of debt and contingent liabilities;
•	a decrease in our profit margins;
•	amortization of intangibles and potential impairment of goodwill and intangible assets, such as occurred during 2008;
•	reduction of management attention to other parts of the business;
•	failure to invest in different areas or alternative investments;
•	failure to generate expected financial results or reach business goals; and
•	increased expenditures on human resources and related costs.

If acquisitions disrupt our sales or marketing efforts or operations, our business may suffer.

If new products we recently introduced or expect to introduce in the future fail to generate the level of demand we anticipated, we will realize a lower than expected return from our investment in research and development with respect to those products, and our results of operations may suffer.

Our success is dependent, in part, on the willingness of our customers to transition or migrate to new products, such as our expanded offering of Mediant and IP media products, our residential gateways, our session border controller products, our multi service business gateways (MSBRs), our software application products, our services or expected future products. We are involved in a continuous process of evaluating changing market demands and customer requirements in order to develop and introduce new products, features and applications to meet changing demands and requirements. We need to be able to interpret market trends and the advancement of technology in order to successfully develop and introduce new products, features and applications. If potential customers defer transition or migration to new products, our return on our investment in research and development with respect to products recently introduced or expected to be introduced in the near future will be lower than we originally anticipated and our results of operations may suffer.

Because of the rapid technological development in the communications equipment market and the intense competition we face, our products can become outmoded or obsolete in a relatively short period of time, which requires us to provide frequent updates and/or replacements to existing products. If we do not successfully manage the transition process to the next generation of our products, our operating results may be harmed.

The communications equipment market is characterized by rapid technological innovation and intense competition. Accordingly, our success depends in part on our ability to develop next generation products in a timely and cost-effective manner. The development of new products is expensive, complex and time consuming. If we do not rapidly develop our next generation products ahead of our competitors, we may lose both existing and potential customers to our competitors. Further, if a competitor develops a new, less expensive product using a different technological approach to delivering informational services over existing networks, our products would no longer be competitive. Conversely, even if we are successful in rapidly developing new products ahead of our competitors and we do not cost-effectively manage our inventory levels of existing products when making the transition to the new products, our financial results could be negatively affected by high levels of obsolete inventory. If any of the foregoing were to occur, then our operating results would be harmed.

Our industry is rapidly evolving and we may not be able to keep pace with technological changes, which could adversely affect our business.

The transmission of multimedia over data networks is rapidly evolving. Short product life cycles place a premium on our ability to manage the transition from current products to new products. Our future success in generating revenues will depend on our ability to enhance our existing products and to develop and introduce new products and product features. These products and features must keep pace with technological developments and address the increasingly sophisticated needs of our customers. The development of new technologies and products is increasingly complex and uncertain. This increases the difficulty in coordinating the planning and production process and can result in delay in the introduction of new technologies and products.

The increase in the number of IP networks may adversely affect the demand for media gateway products.

Media gateway products are primarily intended to transcode voice from traditional telephony networks to IP networks and vice versa. Along with the growth in the number of IP networks, there has been an increase in the amount of information that is sent directly from one IP network to another IP network. This direct network communication potentially obviates the need to use a media gateway or transcoding. A reduction in the demand for media gateways may adversely affect the demand for our media gateway products and, in turn, adversely affect our results of operations.

New industry standards, the modification of our products to meet additional existing standards or the addition of features to our products may delay the introduction of our products or increase our costs.

The industry standards that apply to our products are continually evolving. In addition, since our products are integrated into networks consisting of elements manufactured by various companies, they must comply with a number of industry standards and practices established by various international bodies and industry forums. Should new standards gain broad acceptance, we will be required to adopt those standards in our products. We may also decide to modify our products to meet additional existing standards or add features to our products. Standards may be adopted by various industry interest groups or may be proprietary and nonetheless accepted broadly in the industry. It may take us a significant amount of time to develop and design products incorporating these new standards. We may also have to pay additional fees to the developers of the technologies which constitute the newly adopted standards.

Our OEM customers or potential customers may develop or prefer to develop their own technical solutions, or purchase third party technology, and as a result, would not buy our products.

Our products are sold also as components or building blocks to large OEMs and NEPs. These customers incorporate our products into their product offerings, usually in conjunction with value-added services of their own or of third parties. OEM or NEP customers or potential customers may prefer to develop their own technology or purchase third party technology. They could also manufacture their own components or building blocks that are similar to the ones we offer. Large customers have already committed significant resources in developing integrated product offerings. Customers may decide that this gives them better profitability and/or greater control over supplies, specifications and performance. Customers may therefore not buy components or products from an external manufacturer such as us. This could have an adverse impact on our ability to sell our products and our revenues.

We have a limited order backlog. If revenue levels for any quarter fall below our expectations, our results of operations will be adversely affected.

We have a limited order backlog, which makes revenues in any quarter substantially dependent on orders received and delivered in that quarter. A delay in the recognition of revenue, even from one customer, may have a significant negative impact on our results of operations for a given period. We base our decisions regarding our operating expenses on anticipated revenue trends, and our expense levels are relatively fixed, or require some time for adjustment. Because only a small portion of our expenses varies with our revenues, if revenue levels fall below our expectations, our results of operations will be adversely affected.

Generally, we sell to original equipment manufacturers, or OEMs, network equipment providers or system integrator customers, as well as to distributors. As a result, we have less information with respect to the actual requirements of end-users and their utilization of equipment. We also have less influence over the choice of equipment by these end-users.

We typically sell to OEM customers, network equipment providers, and system integrators, as well as to distributors. Our customers usually purchase equipment from several suppliers and may be trying to fulfill one of their customers’ specific technical specifications. We rely heavily on our customers for sales of our products and to inform us about market trends and the needs of their customers. We cannot be certain that this information is accurate. If the information we receive is not accurate, we may be manufacturing products that do not have a customer or fail to manufacture products that end-users want. Because we are selling products to OEMs, system integrators and distributors rather than directly to end-users, we have less control over the ultimate selection of products by end-users.

We have invested significant resources in developing products compatible with Microsoft Lync related solutions. If Microsoft abandons this solution, decides to promote products of our competitors instead of our products, is unwilling to continue to recognize AudioCodes as its partner or fails to achieve the expected growth of Lync, our results of operations will be adversely affected.

We have invested significant resources in complying with Microsoft’s requirements for the purpose of becoming a Microsoft recognized partner for their unified communication solutions for the enterprise market, which are known as Microsoft Lync. We believe that recognition as a Microsoft partner enhances our access to and visibility in markets relevant to our products. We are dependent on the users of Microsoft Lync to recognize the utility of our compatible products and purchase them. If Microsoft were to abandon Lync, decide to promote the products of our competitors instead of our products, is unwilling to continue to recognize AudioCodes as a Lync partner or fails to achieve the expected growth of Lync, our results of operations will be adversely affected.

The markets we serve are highly competitive and many of our competitors have much greater resources, which may make it difficult for us to maintain profitability.

Competition in our industry is intense and we expect competition to increase in the future. Our competitors currently sell products that provide similar benefits to those that we sell. There has been a significant amount of merger and acquisition activity and strategic alliances, frequently involving major telecommunications equipment manufacturers acquiring smaller companies, and we expect that this will result in an increasing concentration of market share among these companies, many of whom are our customers.

Our principal competitors in the area of analog media gateways (2 to 24 ports) for access and enterprise are Linksys, Mediatrix Telecom, Inc., Vega Stream Limited, Innovaphone AG, NET (acquired by Sonus Networks), Tainet Communication System Corp., D-Link Systems, Inc., Patton, Sangoma, Dialogic and Edgewater.

In the area of low and mid density digital gateways we face competition from companies such as Nokia-Siemens, Huawei, and from Cisco, Dialogic, Genband, Sonus Networks, NET (acquired by Sonus Networks), Patton, Ferrari and Sangoma.

Our competitors in the area of multi service business gateways are companies such as Cisco, Juniper, Adtran, One-Access, Patton, Huawei, HP/3COM, Alcatel-Lucent and more.

Specifically in the area of enterprise class session border controller technology we compete with ACME Packet (acquired by Oracle), Cisco, SIPera (acquired by Avaya), Sonus Networks, NET (acquired by Sonus Networks), Ingate and Edgewater.

Our competitors in the Microsoft Lync certified gateways, session border controller and IP Phone markets include NET (acquired by Sonus Networks), Dialogic, Cisco, Ferrari, ACME Packet (acquired by Oracle) and Polycom.

Some of our competitors are also customers of our products and technologies.

Our principal competitors in the residential gateway market are Pirelli Broadband (ADB), Technicolor (previously Thomson), Sagemcom, ZyXEL, Netgear, Bewan (Pace), Huawei, FiberHome and ZTE.

Our principal competitors in the sale of signal processing chips are Broadcom, Octasic and Mindspeed. Other indirect competition is arriving from the integration of VoIP functionality into processors (running VoIP signal processing on generic ARM/MIPS cores), thus decreasing the need for dedicated signal processing chips in the VoIP product. Examples of such manufacturers are Cavium, Texas Instruments and more. Our principal competitors in the communications board market are Dialogic, Sangoma and PIKA Technologies.

Our principal competitors in the area of IP Phones are comprised of “best-of-breed” IP phone vendors and end-to-end IP telephony vendors. “Best of breed” IP phone vendors sell standard-based SIP phones that can be integrated into any standards-based IP-PBX or hosted IP telephony system. These competitors include Polycom, HP, Yealink and SNOM. End-to-end IP telephony vendors sell IP phones that only work in their proprietary systems. These competitors include Cisco, Avaya, Alcatel-Lucent, Siemens, Aastra, NEC and more.

Many of our competitors have the ability to offer complete network solutions and vendor-sponsored financing programs to prospective customers. Some of our competitors with broad product portfolios may also be able to offer lower prices on products that compete with ours because of their ability to recoup a loss of margin through sales of other products or services. Additionally, voice, audio and other communications alternatives that compete with our products are being continually introduced.

In the future, we may also develop and introduce other products with new or additional telecommunications capabilities or services. As a result, we may compete directly with VoIP companies and other telecommunications and solution infrastructure providers, some of which may be our customers. Additional competitors may include companies that currently provide communication software products and services. The ability of some of our competitors to bundle other enhanced services or complete solutions with VoIP products could give these competitors an advantage over us.

Offering to sell system level products that compete with the products manufactured by our customers could negatively affect our business.

Our product offerings range from media gateway building blocks, such as chips and boards, to media gateways, media servers and session border control products (systems). These products could compete with products offered by our customers. These customers could decide to decrease purchases from us because of this competition. This could result in a material adverse effect on our results of operations.

Offering to sell directly to carriers or service providers may expose us to requirements for service which we may not be able to meet.

We also sell our products directly to telecommunications carriers, service providers or other end-users. We have traditionally relied on third party distributors and OEMs to test and/or sell our products and to inform us about the requirements of end-users. We have limited experience selling our products directly to end-user customers. Telecommunications carriers and other service providers have great bargaining power in negotiating contracts. Generally, contracts with end-users tend to be more complex and impose more obligations on us than contracts with third party distributors. We may be unable to meet the requirements of these contracts. If we are unable to meet the conditions of a contract with an end-user customer, we may be subject to liquidated damages or liabilities that could result in a material adverse effect on our results of operations.

Selling directly to end-users may adversely affect our relationship with our current third party distributors upon whom we will continue to rely for a significant portion of our sales. Loss of third party distributors and OEMs, or a decreased commitment by them to sell our products as a result of direct sales by us, could adversely affect our sales and results of operations.

We rely on third-party subcontractors to assemble our products and therefore do not directly control manufacturing costs, product delivery schedules or manufacturing quality.

Our products are assembled and tested by third-party subcontractors. As a result of our reliance on third-party subcontractors, we cannot directly control product delivery schedules. We have in the past experienced delays in delivery schedules. Any problems that occur and persist in connection with the delivery, quality or cost of the assembly and testing of our products could have a material adverse effect on our business, financial condition and results of operations. This reliance could also lead to product shortages or quality assurance problems, which, in turn, could lead to an increase in the costs of manufacturing or assembling our products.

In addition, we have engaged several original design manufacturers, or ODMs, based in Asia to design and manufacture some of our products and may engage additional ODMs in the future. Any problems that occur and persist in connection with the delivery, quality, cost of the assembly or testing of our products, as well as the termination of our commercial relationship with an ODM or the discontinuance of the manufacturing of the respective products could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to deliver our products to our customers, and substantial reengineering costs may be incurred if a small number of third-party suppliers do not provide us with key components on a timely basis.

Texas Instruments Incorporated supplies all of the chips for our signal processor product line. Our signal processor line is used both as a product line in its own right and as a key component in our other product lines. Motorola and Cavium Networks manufacture all of the communications and network processors currently used on our embedded communications boards and network products.

We have not entered into any long-term supply agreements or alternate source agreements with our suppliers and, while we maintain an inventory of critical components, our inventory of chips would likely not be sufficient in the event that we had to engage an alternate supplier for these components.

An unexpected termination of the supply of the chips provided by Texas Instruments or the communications processors supplied by Motorola or Cavium Networks or disruption in their timely delivery would require us to make a large investment in capital and personnel to shift to using chips or signal processors manufactured by other companies and may cause a delay in introducing replacement products. Customers may not accept an alternative product design. Supporting old products or redesigning products may make it more difficult for us to support our products.

We utilize other sole source suppliers upon whom we depend without having long-term supply agreements.

Some of our sole source suppliers custom produce components for us based upon our specifications and designs while other of our sole source suppliers are the only manufacturers of certain components required by our products. We have not entered into any long-term supply agreements or alternative source agreements with our suppliers and while we maintain an inventory of components from single source providers, our inventory would likely not be sufficient in the event that we had to engage an alternate supplier of these single source components. In the event of any interruption in the supply of components from any of our sole source suppliers, we may have to expend significant time, effort and other resources in order to locate a suitable alternative manufacturer and secure replacement components. If no replacement components are available, we may be forced to redesign certain of our products. Any such new design may not be accepted by our customers. A prolonged disruption in supply may force us to redesign and retest our products. Any interruption in supply from any of these sources or an unexpected technical failure or termination of the manufacture of components could disrupt production, thereby adversely affecting our ability to deliver products and to support products previously sold to our customers.

In addition, if demand for telecommunications equipment increases, we may face a shortage of components from our suppliers. This could result in longer lead times, increases in the price of components and a reduction in our margins, all of which could adversely affect the results of our operations.

Our customers may require us to produce products or systems to hold in inventory in order to meet their “just in time,” or short lead time, delivery requirements. If we are unable to sell this inventory on a timely basis, we could incur charges for excess and obsolete inventory which would adversely affect our results of operations.

Our customers expect us to maintain an inventory of products available for purchase off the shelf subsequent to the initial sales cycle for these products. This may require us to incur the costs of manufacturing inventory without having a purchase order for the products. The VoIP industry is subject to rapid technological change and volatile customer demands, which result in a short product commercial life before a product becomes obsolete. If we are unable to sell products that are produced to hold in inventory, we may incur write-offs as a result of slow moving items, technological obsolescence, excess inventories, discontinued products and products with market prices lower than cost. Write-offs could adversely affect our operating results and financial condition. We wrote off inventory in an aggregate amount of $1.1 million in 2010, $644,000 in 2011, $2.3 million in 2012 and $1.1 million during the first nine months of 2013.

The right of our customers to return products and their right to exchange products may affect our ability to recognize revenues which could adversely affect the results of our operations.

Some of our customers expect us to permit them to return some or all of the products they purchase from us. If we contractually agree to allow a customer to return products, the customer may be entitled to a refund for the returned products or to receive a credit for the purchase of replacement products. If we agree to this type of contractual obligation, it could affect our ability to recognize revenues. In addition, if we are not able to resell any products that are returned, we would have to write off this inventory. This could adversely affect our results of operations.

Our products generally have long sales cycles and implementation periods, which increase our costs in obtaining orders and reduce the predictability of our revenues.

Our products are technologically complex and are typically intended for use in applications that may be critical to the business of our customers. Prospective customers generally must make a significant commitment of resources to test and evaluate our products and to integrate them into larger systems. As a result, our sales process is often subject to delays associated with lengthy approval processes that typically accompany the design and testing of new communications equipment. The sales cycles of our products to new customers are approximately six to twelve months after a design win, depending on the type of customer and complexity of the product. This time period may be further extended because of internal testing, field trials and requests for the addition or customization of features. This delays the time until we realize revenue and results in significant investment of resources in attempting to make sales.

Long sales cycles also subject us to risks not usually encountered in a short sales span, including customers’ budgetary constraints, internal acceptance reviews and cancellation. In addition, orders expected in one quarter could shift to another because of the timing of customers’ procurement decisions. The time required to implement our products can vary significantly with the needs of our customers and generally exceeds several months; larger implementations can take multiple calendar quarters. This complicates our planning processes and reduces the predictability of our revenues.

Our proprietary technology is difficult to protect, and our products may infringe on the intellectual property rights of third parties. Our business may suffer if we are unable to protect our intellectual property or if we are sued for infringing the intellectual property rights of third parties.

Our success and ability to compete depend in part upon protecting our proprietary technology. We rely on a combination of patent, trade secret, copyright and trademark laws, nondisclosure and other contractual agreements and technical measures to protect our proprietary rights. These agreements and measures may not be sufficient to protect our technology from third-party infringement, or to protect us from the claims of others.

Enforcement of intellectual property rights may be expensive and may divert attention of management and of research and development personnel away from our business. Intellectual property litigation could also call into question the ownership or scope of rights owned by us. We believe that at least one of our patents may cover technology related to the ITU G.723.1 standard. Because of our involvement in the standard setting process, we may be required to license certain of our patents on a reasonable and non-discriminatory basis to a current or future competitor, to the extent required to carry out the G.723.1 standard. Additionally, our products may be manufactured, sold, or used in countries that provide less protection to intellectual property than that provided under U.S. or Israeli laws or where we do not hold relevant intellectual property rights.

We believe that the frequency of third-party intellectual claims is increasing, as patent holders, including entities that are not in our industry and that purchase patents as an investment or to monetize such rights by obtaining royalties, use infringement assertions as a competitive tactic and a source of additional revenue. Any intellectual property claims against us, even if without merit, could cost us a significant amount of money to defend and divert management’s attention away from our business. We may not be able to secure a license for technology that is used in our products and we may face injunctive proceedings that prevent distribution and sale of our products even prior to any dispute being concluded. These proceedings may also have a deterrent effect on purchases by customers, who may be unsure about our ability to continue to supply their requirements. We may be forced to repurchase our products and compensate customers that have purchased such infringing products. We may be forced to redesign the product so that it becomes non-infringing, which may have an adverse impact on the results of our operations.

In addition, claims alleging that the development, use, or sale of our products infringes third parties’ intellectual property rights may be directed either at us or at our direct or indirect customers. We may be required to indemnify such customers against claims made against them. We may be required to indemnify them even if we believe that the claim of infringement is without merit.

Multiple patent holders in our industry may result in increased licensing costs.

There are a number of companies besides us that hold patents for various aspects of the technology incorporated in our industry’s standards and our products. We expect that patent enforcement will be given high priority by companies seeking to gain competitive advantages or additional revenues. We have been sued a number of times in recent years for alleged patent infringement. The holders of patents may take the position that we are required to obtain a license from them. We cannot be certain that we would be able to negotiate a license agreement at an acceptable price or at all. Our results of operations could be adversely affected by the payment of any additional licensing costs or if we are prevented from manufacturing or selling a product.

Changes in governmental regulations in the United States or other countries could slow the growth of the VoIP telephony market and reduce the demand for our customers’ products, which, in turn, could reduce the demand for our products.

VoIP and other services are not currently subject to all of the same regulations that apply to traditional telephony. Nevertheless, it is possible that foreign or U.S. federal or state legislatures may seek to impose increased fees and administrative burdens on VoIP, data, and video providers. The FCC has already required VoIP service providers to meet various emergency service requirements relating to delivery of 911 calls, known as E911, and to accommodate law enforcement interception or wiretapping requirements, such as the Communications Assistance for Law Enforcement Act, or CALEA. In addition, the FCC may seek to impose other traditional telephony requirements such as disability access requirements, consumer protection requirements, number assignment and portability requirements, and other obligations, including additional obligations regarding E911 and CALEA.

The cost of complying with FCC regulations could increase the cost of providing Internet phone service which could result in slower growth and decreased profitability for this industry, which would adversely affect our business.

The enactment of any additional regulation or taxation of communications over the Internet in the United States or elsewhere in the world could have a material adverse effect on our customers’ (and their customers’) businesses and could therefore adversely affect sales of our products. We do not know what effect, if any, possible legislation or regulatory actions in the United States or elsewhere in the world may have on private telecommunication networks, the provision of VoIP services and purchases of our products.

Use of encryption technology in our products is regulated by governmental authorities and may require special development, export or import licenses. Delays in the issuance of required licenses, or the inability to secure these licenses, could adversely affect our revenues and results of operations.

Growth in the demand for security features may increase the use of encryption technology in our products. The use of encryption technology is generally regulated by governmental authorities and may require specific development, export or import licenses. Encryption standards may be based on proprietary technologies. We may be unable to incorporate encryption standards into our products in a manner that will insure interoperability. We also may be unable to secure licenses for proprietary technology on reasonable terms. If we cannot meet encryption standards, or secure required licenses for proprietary encryption technology, our revenues and results of operations could be adversely affected.

We are subject to regulations that require us to use components based on environmentally friendly materials. We may be subject to various regulations relating to management and disposal of waste with respect to electronic equipment. Compliance with these regulations has increased our costs. Failure to comply with these regulations could materially adversely affect our results of operations.

We are subject to an increasing number of telecommunications industry regulations requiring the use of environmentally-friendly materials in telecommunications equipment. For example, pursuant to a European Community directive, telecom equipment suppliers are required to stop using specified materials that are not environmentally friendly. In addition, telecom equipment suppliers that take advantage of an exemption with respect to the use of lead in solders are required by this directive to eliminate the lead in solders from their products by the time set forth by the European Community regulations. This exemption has been extended by the authorities. Some of our customers may also require products that meet higher standards than those required by the directive, such as complete removal of additional harmful substances from our products. We are dependent on our suppliers for components and sub-system modules, such as semiconductors and purchased assemblies and goods, to comply with these requirements. This may harm our ability to sell our products in regions or to customers that may adopt such directives.

Compliance with these directives, especially with respect to the requirement that products eliminate lead solders, has required us to undertake significant expenses with respect to the re-design of our products. In addition, we may be required to pay higher prices for components that comply with this directive. We may not be able to pass these higher component costs on to our customers. Compliance with these regulations have increased and could continue to increase our product design costs. New designs may also require qualification testing with both customers and government certification boards. We cannot be certain of the reliability of any new designs that utilize non-lead components. While we have not experienced any significant reliability issues as a result of using non-lead components, the incorporation of these new components could adversely affect equipment reliability and durability.

Some of our operations use substances regulated under various federal, state, local and international laws governing the environment, including laws governing the management and disposal of waste with respect to electronic equipment. We could incur substantial costs, including fines and civil or criminal sanctions, if we were to violate or become liable under environmental laws or if our products become non-compliant with environmental laws. We also face increasing complexity in our product design and procurement operations as we adjust to new and future requirements relating to the materials that compose our products. The EU has enacted the Waste Electrical and Electronic Equipment Directive, which makes producers of electrical goods financially responsible for specified collection, recycling, treatment and disposal of past and future covered products. Similar legislation has been or may be enacted in other jurisdictions, including the United States, Canada, Mexico, China and Japan.

Our inability or failure to comply with these regulations could have a material adverse effect on our results of operations. In addition, manufacturers of components that use lead solders may decide to stop manufacturing those components prior to the required compliance date. These actions by manufacturers of components could result in a shortage of components that could adversely affect our business and results of operations.

A significant portion of our revenues is generated outside of the Americas and Israel. We intend to continue to expand our operations internationally and, as a result, our results of operations could suffer if we are unable to manage our international operations effectively.

Revenues generated outside of the Americas and Israel represented approximately 39% of our revenues in 2010, 37% of our revenues in 2011, 42% of our revenues in 2012 and 42% of our revenues in the first nine months of 2013. Part of our strategy is to expand our penetration in existing foreign markets and to enter new foreign markets. Our ability to penetrate some international markets may be limited due to different technical standards, protocols or product requirements in different markets. Expansion of our international business will require significant management attention and financial resources. Our international sales and operations are subject to numerous risks inherent in international business activities, including:

•	economic and political instability in foreign countries;
•	compliance with foreign laws and regulations;
•	different technical standards or product requirements;
•	staffing and managing foreign operations;
•	foreign currency fluctuations;
•	export control issues;
•	governmental controls;
•	import or currency control restrictions;
•	local taxation;
•	increased risk of collection; and
•	burdens that may be imposed by tariffs and other trade barriers.

If we are unable to address these risks, our foreign operations may be unprofitable or the value of our investment in our foreign operations may decrease.

The prices of our products may become less competitive due to foreign exchange fluctuations.

Although we have operations throughout the world, the majority of our revenues and our operating costs in 2013 were denominated in, or linked to, the U.S. dollar. Accordingly, we consider the U.S. dollar to be our functional currency. However, a significant portion of our operating costs in 2013 were incurred in New Israeli Shekels (NIS). During 2013, the NIS appreciated against the U.S. dollar, which resulted in an increase in the U.S. dollar cost of our operations in Israel. As a result of this differential, from time to time we may experience increases in the costs of our operations outside the United States, as expressed in U.S. dollars. If there is a significant increase in our expenses, we may be required to increase the prices of our products and may be less competitive. Currently, our international sales are denominated primarily in U.S. dollars. Therefore, any devaluation in the local currencies of our customers relative to the U.S. dollar could cause customers to decrease or cancel orders or default on payment.

Our sales to European customers denominated in Euros are increasing. Sales denominated in Euros could make our revenues subject to fluctuation in the Euro/U.S. dollar exchange rate. If the U.S. dollar appreciates against the Euro, we may be required to increase the prices of our products that are denominated in Euros. In 2013, the U.S. dollar depreciated against the Euro, which resulted in a decrease in the prices of our products that are denominated in Euros. If the U.S. dollar appreciates against the Euro, we may be required to increase the prices of our products that are denominated in Euros.

We may be unable to attract sales representatives who will market our products effectively.

A significant portion of our marketing and sales involves the aid of independent sales representatives that are not under our direct control. We cannot be certain that our current independent sales representatives will continue to distribute our products or that, even if they continue to distribute our products, they will do so successfully. These representatives are not subject to any minimum purchase requirements and can discontinue marketing our products at any time. In addition, these representatives often market products of our competitors. Accordingly, we must compete for the attention and sales efforts of our independent sales representatives.

Our products could contain defects, which would reduce sales of those products or result in claims against us.

We develop complex and evolving products. Despite testing by us and our customers, undetected errors or defects may be found in existing or new products. The introduction of products with reliability, quality or compatibility problems could result in reduced revenues, additional costs, increased product returns and difficulty or delays in collecting accounts receivable. The risk is higher with products still in the development stage, where full testing or certification is not yet completed. This could result in, among other things, a delay in recognition or loss of revenues, loss of market share or failure to achieve market acceptance. We could also be subject to material claims by customers that are not covered by our insurance.

Obtaining certification of our products by national regulators may be time-consuming and expensive. We may be unable to sell our products in markets in which we are unable to obtain certification.

Our customers may expect us to obtain certificates of compliance with safety and technical standards set by national regulators, especially standards set by U.S. or European regulators. There is no uniform set of standards, and each national regulator may impose and change its own standards. National regulators may also prohibit us from importing products that do not conform to their standards. If we make any change in the design of a product, we are usually required to obtain recertification of the product. The process of certification may be time-consuming and expensive and may affect the length of the sales cycle for a product. If we are unable to obtain certification of a product in a market, we may be unable to sell the product in that market.

We depend on a limited number of key personnel who would be difficult to replace.

Because our products are complex and our market is evolving, the success of our business depends in large part upon the continuing contributions of our management and key personnel. Specifically, we rely heavily on the services of Shabtai Adlersberg, our Chief Executive Officer and President, and Lior Aldema, our Chief Operating Officer and Head of Global Sales. If our Chief Executive Officer or our Chief Operating Officer are unable or unwilling to continue with us, our results of operations could be materially and adversely affected. We do not carry key person insurance for our key personnel.

The success of our business also depends upon our continuing ability to attract and retain other highly-qualified management, technical, sales and marketing personnel. We need highly-qualified technical personnel who are capable of developing technologies and products and providing the technical support required by our customers. We experience competitive pressure with respect to retaining and hiring employees in the high technology sector in Israel. If we fail to hire and retain skilled employees, our business may be adversely affected.

If we do not manage our operations effectively, our results of operations could be adversely affected.

We have actively expanded our operations in the past and may continue to expand them in the future. This expansion has required, and may continue to require, the application of managerial, operational and financial resources. We cannot be sure that we will continue to expand, or that we will be able to expand our operations successfully. In particular, our business requires us to focus on multiple markets, including the VoIP, wireline, cable, enterprise unified communications and wireless markets. In addition, we work simultaneously with a number of large OEMs and network equipment providers each of which may have different requirements for the products that we sell to them. We may not have sufficient personnel, or may be unable to devote this personnel when needed, to address the requirements of these markets and customers. If we are unable to manage our operations effectively, our revenues may not increase, our cost of operations may rise and our results of operations may be adversely affected.

As we grow we may need new or enhanced systems, procedures or controls. The transition to such systems, procedures or controls, as well as any delay in transitioning to new or enhanced systems, procedures or controls, may seriously harm our ability to accurately forecast sales demand, manage our product inventory and record and report financial and management information on a timely and accurate basis.

Our gross profit percentage could be negatively impacted by amortization expenses in connection with acquisitions, increased manufacturing costs and other factors. This could adversely affect our results of operations.

Our gross profit percentage has decreased in the past and is currently decreasing. Our gross profit percentage decreased in 2008, 2009, 2012 and in the first nine months of 2013. Our gross profit percentage has been negatively affected in the past and could continue to be negatively affected by amortization expenses in connection with acquisitions, expenses related to equity based compensation, increases in manufacturing costs, a shift in our sales mix towards our less profitable products, increased customer demand for longer product warranties and increased cost pressures as a result of increased competition. Acquisitions of new businesses could also negatively affect our gross profit percentage. A decrease in our gross profit percentage could cause an adverse effect on our results of operations.

The growth in our product portfolio means that we have to service and support more products. This may result in an increase in our expenses and an adverse effect on our results of operations.

The size of our product portfolio has increased and continues to increase. As a result, we are required to provide to our customers sales support. Customers have requested that we provide a contractual commitment to support a product for a specified period of time. This period of time may exceed the working life of the product or extend past the period of time that we may intend to manufacture or support a product. We are dependent on our suppliers for the components (hardware and software) needed to provide support and may be unable to secure the components necessary to satisfy our service commitments. We do not have long-term contracts with our suppliers, and they may not be obligated to provide us with products or services for any specified period of time. We may need to purchase an inventory of replacement components and parts in advance in order to try to provide for their availability when needed. This could result in an increased risk of write-offs with respect to our replacement component inventory to the extent that we cannot accurately predict our future requirements under our customer service contracts. If any of our component suppliers cease production, cease operations or refuse or fail to make timely delivery of orders, we may not be able to meet our contractual commitments for product support. We may be required to supply enhanced components or parts as substitutes if the original versions are no longer available. Product support may be costly and any extra service revenues may not cover the hardware and software costs associated with providing long-term support.

Terrorist attacks, or the threat of such attacks, may negatively impact the global economy which may materially adversely affect our business, financial condition and results of operation and may cause our share price to decline.

Financial, political, economic and other uncertainties following terrorist attacks throughout the world may negatively impact the global economy. As a result, many of our customers and potential customers have become much more cautious in setting their capital expenditure budgets, thereby restricting their telecommunications procurement. Uncertainties related to the threat of terrorism have had a negative effect on global economy, causing businesses to continue slowing spending on telecommunications products and services and further lengthen already long sales cycles. Any escalation of these threats or similar future events may disrupt our operations or those of our customers, distributors and suppliers, which could adversely affect our business, financial condition and results of operations.

We are subject to taxation in several countries.

Because we operate in several countries, mainly in the United States, Israel, the United Kingdom, Singapore and Brazil, we are subject to taxation in multiple jurisdictions. We are required to report to and are subject to local tax authorities in the countries in which we operate. In addition, our income that is derived from sales to customers in one country might also be subject to taxation in other countries. We cannot be sure of the amount of tax we may become obligated to pay in the countries in which we operate. The tax authorities in the countries in which we operate may not agree with our tax position. Our tax benefits from carry forward losses and other tax planning benefits such as Israeli approved enterprise programs, may prove to be insufficient due to Israeli tax limitations, or may prove to be insufficient to offset tax liabilities from foreign tax authorities. Foreign tax authorities may also use our gross profit or our revenues in each territory as the basis for determining our income tax, and our operating expenses might not be considered for related tax calculations, which could adversely affect our results of operations.

Risks Related to Operations in Israel

Conditions in Israel affect our operations and may limit our ability to produce and sell our products and instability in the Middle East may adversely affect us.

We are incorporated under the laws of the State of Israel, and our principal executive offices and principal research and development facilities are located in the State of Israel. Political, economic and military conditions in Israel directly affect our operations. There has been an increase in unrest and terrorist activity in Israel, which has continued with varying levels of severity for many years through the current period of time. This has led to ongoing hostilities between Israel, the Palestinian Authority, other groups in the West Bank and Gaza Strip, and the northern border of Lebanon, such as the hostilities along Israel’s border with the Gaza Strip and the missiles fired from the Gaza Strip into Israel in 2012 and 2013. The future effect of this violence on the Israeli economy and our operations is unclear. The Israeli-Palestinian conflict may also lead to political instability between Israel and its neighboring countries. Ongoing violence between Israel and the Palestinians, as well as tension between Israel and the neighboring countries, may have a material adverse effect on our business, financial conditions and results of operations.

Recent political events in various countries in the Middle East, such as Syria, Iran and Egypt, have weakened the stability of those countries. This instability may lead to deterioration of the geo-political conditions in the Middle East. In addition, this instability may affect the global economy and marketplace through changes in oil and gas prices. Our headquarters and research and development facilities are located in the State of Israel. Any events that affect the State of Israel may impact us in unpredictable ways. We have contingent plans for alternative manufacturing and supply sources, but these plans may be insufficient. Should our operations be impacted in a significant way, this may adversely affect the results of our operations.

We cannot predict the effect on us of an increase in these hostilities or any future armed conflict, political instability or violence in the region. Additionally, some of our officers and employees in Israel are obligated to perform annual military reserve duty and are subject to being called for additional active duty under emergency circumstances. Some of our employees live within conflict area territories and may be forced to stay at home instead of reporting to work. We cannot predict the full impact of these conditions on us in the future, particularly if emergency circumstances or an escalation in the political situation occur. If many of our employees are called for active duty, or forced to stay at home, our operations in Israel and our business may be adversely affected.

Additionally, a number of countries and organizations continue to restrict or ban business with Israel or Israeli companies or companies doing business with Israel or Israeli companies, which may limit our ability to make sales in those countries. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods based on Israeli government policies. Such actions, particularly if they become more widespread, may adversely impact our ability to sell our products.

We are adversely affected by the devaluation of the U.S. dollar against the New Israeli Shekel and could be adversely affected by the rate of inflation in Israel.

We generate substantially all of our revenues in U.S. dollars and, in 2012 and in the first nine months of 2013, a significant portion of our expenses, primarily salaries, related personnel expenses and the leases of our buildings in Israel, were incurred in NIS. We anticipate that a significant portion of our expenses will continue to be denominated in NIS.

Our NIS related costs, as expressed in U.S. dollars, are influenced by the exchange rate between the U.S. dollar and the NIS. During 2010, 2012 and 2013, the NIS appreciated against the U.S. dollar, which resulted in a significant increase in the U.S. dollar cost of our operations in Israel. During 2011, the NIS depreciated against the U.S. dollar, which resulted in a decrease in the U.S. dollar cost of our operations in

Israel. To the extent the U.S. dollar weakens against the NIS, we could experience an increase in the cost of our operations, which are measured in U.S. dollars in our financial statements, which could adversely affect our results of operations. In addition, in periods in which the U.S. dollar appreciates against the NIS, we bear the risk that the rate of inflation in Israel will exceed the rate of such devaluation of the NIS in relation to the U.S. dollar or that the timing of such devaluations were to lag considerably behind inflation, which will increase our costs as expressed in U.S. dollars.

The decrease in value of the U.S. dollar in relation to the NIS has and may continue to have the effect of increasing the cost in U.S. dollars of these expenses. Our U.S. dollar-measured results of operations were adversely affected in 2010, 2012 and 2013. This could happen again if the U.S. dollar were to decrease in value against the NIS.

In order to manage the risks imposed by foreign currency exchange rate fluctuations, from time to time, we enter into currency forward and put and call options contracts to hedge some of our foreign currency exposure. We can provide no assurance that our hedging arrangements will be effective. In addition, if we wish to maintain the U.S. dollar-denominated value of our products in non-U.S. markets, devaluation in the local currencies of our customers relative to the U.S. dollar may cause our customers to cancel or decrease orders or default on payment.

Because exchange rates between the NIS and the U.S. dollar fluctuate continuously, exchange rate fluctuations have an impact on our profitability and period-to-period comparisons of our results of operations. In 2013, the value of the U.S. dollar decreased in relation to the NIS by 7.0% and the inflation rate in Israel was 1.9%. In 2012, the value of the U.S. dollar decreased in relation to the NIS by 2.3% and the inflation rate in Israel was 1.4%. In 2011, the value of the U.S. dollar increased in relation to the NIS by 7.7%, and the inflation rate in Israel was 2.2%. Our results of operations may be adversely affected in case of any significant fluctuations.

The Israeli government programs in which we currently participate, and the tax benefits we currently receive require us to meet several conditions and may be terminated or reduced in the future, which would increase our costs.

Currently there are four programs under the Israeli Law for the Encouragement of Capital Investments, 1959, or the Investment Law, that entitle us to certain tax benefits. Our facilities in Israel have been granted Approved Enterprise status under the Investment Law and we have four programs that qualify as Privileged Enterprises pursuant to an amendment to the Investment Law that came into effect in April 2005. Among other things, the Investment Law, as amended in 2005, provides tax benefits to both local and foreign investors and simplifies the approval process. Such amendments do not apply to investment programs approved prior to December 31, 2004. Therefore, our Approved Enterprise program is not subject to the provisions of the amendment, but our four Privileged Enterprise programs are subject to the amendment.

In order to be eligible for tax benefits under the Investment Law, our Approved Enterprise and Privileged Enterprises must comply with various conditions set forth in the Investment Law and the criteria set forth in the applicable certificate of approval for the Approved Enterprise, as well as periodic reporting obligations. If we fail to meet these requirements, we would be subject to corporate tax in Israel at the regular statutory rate. Additionally, some of these programs and the related tax benefits are available to us for a limited number of years, and these benefits expire from time to time. We could also be required to refund tax benefits, with interest and adjustments for inflation based on the Israeli consumer price index. See “Material U.S. Federal and Israeli Income Tax Considerations — Israeli Tax Considerations and Government Programs — Law for the Encouragement of Capital Investments, 5719-1959” in this prospectus supplement and Note 14 to our Consolidated Financial Statements for the year ended December 31, 2012 included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, incorporated herein by reference, for additional information with respect to tax benefits under the Investment Law.

If the Government of Israel discontinues or modifies these programs and potential tax benefits, our business, financial condition and results of operations could be materially and adversely affected.

The government grants we have received for research and development expenditures limit our ability to manufacture products and transfer technologies outside of Israel and require us to satisfy specified conditions. If we fail to satisfy these conditions, we may be required to refund grants previously received together with interest and penalties.

In connection with research and development grants we received from the Office of the Chief Scientist of the Israeli Minister of Economy, or the OCS, we must pay royalties to the OCS on the revenue derived from the sale of products, technologies and services developed with the grants from the OCS. The terms of the OCS grants and the law pursuant to which grants are made restrict our ability to manufacture products or transfer technologies outside of Israel if OCS grants funded the development of the products or technology, without special approvals from the OCS. Furthermore, the consideration available to our shareholders in a transaction involving the transfer outside of Israel of technology or know-how developed with OCS funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay the OCS. These restrictions may limit our ability to enter into agreements for such transactions without OCS approval. We cannot be certain that any approval of the OCS will be obtained on terms that are acceptable to us, or at all.

In order to meet specified conditions in connection with the grants and programs of the OCS, we have made representations to the Government of Israel concerning our Israeli operations. If we fail to meet the conditions related to the grants, including the maintenance of a material presence in Israel, or if there is any material deviation from the representations made by us to the Israeli government, we could be required to refund the grants previously received (together with an adjustment based on the Israeli consumer price index and an interest factor) and would likely be ineligible to receive OCS grants in the future and, in certain cases, may be subject to criminal charges. In addition, manufacturing products outside the State of Israel (as we currently do) increases the rates of royalties to be paid to the OCS. Any inability to receive these grants would result in an increase in our research and development expenses.

In the first nine months of 2013, we recognized a royalty-bearing grant of $2.4 million from the Government of Israel, through the OCS, for the financing of a portion of our research and development expenditures in Israel. The OCS budget has been subject to reductions, which may affect the availability of funds for these prospective grants and other grants in the future. As a result, we cannot be certain that we will continue to receive grants at the same rate, or at all. In addition, the terms of any future OCS grants may be less favorable than our past grant. As of September 30, 2013, we have a contingent obligation to pay royalties in the amount of approximately $33.7 million.

It may be difficult to enforce a U.S. judgment against us, our officers and directors, assert U.S. securities law claims in Israel or serve process on substantially all of our officers and directors.

We are incorporated in Israel. Most of our executive officers and directors are nonresidents of the United States, and a majority of our assets and the assets of these persons are located outside the United States. Therefore, it may be difficult to enforce a judgment obtained in the United States against us or any such persons or to effect service of process upon these persons in the United States. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters. Additionally, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel.

Israeli law and provisions in our articles of association may delay, prevent or make difficult a merger with or an acquisition of us, which could prevent a change of control and therefore depress the price of our shares.

Provisions of Israeli law may delay, prevent or make undesirable a merger or an acquisition of all or a significant portion of our shares or assets. Israeli corporate law regulates acquisitions of shares through tender offers and mergers, requires special approvals for transactions involving significant shareholders and regulates other matters that may be relevant to these types of transactions. These provisions of Israeli law could have the effect of delaying or preventing a change in control and may make it more difficult for a third party to acquire us, even if doing so would be beneficial to our shareholders. These provisions may limit the price that investors may be willing to pay in the future for our ordinary shares. In addition, our articles of association contain certain provisions that may make it more difficult to acquire us, such as a staggered board, the ability of our board of directors to issue preferred stock and limitations on business combinations with interested shareholders. Furthermore, Israel tax considerations may make potential transactions undesirable to us or to some of our shareholders.

The rights and responsibilities of our shareholders are governed by Israeli law which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

Since we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our articles of association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in United States corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at a general meeting of shareholders on certain matters, such as an amendment to a company’s articles of association, an increase of a company’s authorized share capital, a merger of a company and approval of related party transactions that require shareholder approval. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of an office holder in a company or has another power with respect to a company, has a duty to act in fairness towards the company. However, Israeli law does not define the substance of this duty of fairness. Some of the parameters and implications of the provisions that govern shareholder behavior have not been clearly determined. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of United States corporations.

Risks Relating to the Ownership of our Ordinary Shares

The price of our ordinary shares may fluctuate significantly.

The market price for our ordinary shares, as well as the prices of shares of other technology companies, has been volatile. Between January 1, 2009 and February 28, 2014, our share price has fluctuated from a low of $0.92 to a high of $9.12. The following factors may cause significant fluctuations in the market price of our ordinary shares:

•	fluctuations in our quarterly revenues and earnings or those of our competitors;
•	shortfalls in our operating results compared to levels forecast by securities analysts or by us;
•	announcements concerning us, our competitors or telephone companies;
•	announcements of technological innovations;
•	the introduction of new products;
•	changes in product price policies involving us or our competitors;
•	market conditions in the industry;
•	integration of acquired businesses, technologies or joint ventures with our products and operations;
•	the conditions of the securities markets, particularly in the technology and Israeli sectors; and
•	political, economic and other developments in the State of Israel and worldwide.

In addition, stock prices of many technology companies fluctuate significantly for reasons that may be unrelated or disproportionate to operating results. The factors discussed above may depress or cause volatility of our share price, regardless of our actual operating results.

Our quarterly results of operations have fluctuated in the past and we expect these fluctuations to continue. Fluctuations in our results of operations may disappoint investors and result in a decline in our share price.

We have experienced and expect to continue to experience significant fluctuations in our quarterly results of operations. In some periods, our operating results may be below public expectations or below revenue levels and operating results reached in prior quarters or in the corresponding quarters of the previous year. If this occurs, the market price of our ordinary shares could decline.

The following factors have affected our quarterly results of operations in the past and are likely to affect our quarterly results of operations in the future:

•	size, timing and pricing of orders, including order deferrals and delayed shipments;
•	launching of new product generations;
•	length of approval processes or market testing;
•	technological changes in the telecommunications industry;
•	competitive pricing pressures;
•	the timing and approval of government research and development grants;
•	accuracy of telecommunication company, distributor and original equipment manufacturer forecasts of their customers’ demands;
•	changes in our operating expenses;
•	disruption in our sources of supply;
•	temporary or permanent reduction in purchases by our significant customers; and
•	general economic conditions.

Therefore, the results of any past periods may not be relied upon as an indication of our future performance.

Our actual financial results might vary from our publicly disclosed financial forecasts.

From time to time, we publicly disclose financial forecasts. Our forecasts reflect numerous assumptions concerning our expected performance, as well as other factors which are beyond our control and which might not turn out to be correct. As a result, variations from our forecasts could be material. Our financial results are subject to numerous risks and uncertainties, including those identified throughout this “Risk Factors” section and elsewhere in the documents incorporated by reference in this prospectus supplement. If our actual financial results are worse than our financial forecasts, the price of our ordinary shares may decline.

It is our policy that we will generally not provide quarterly forecasts of the results of our operations. This policy could affect the willingness of analysts to provide research with respect to our ordinary shares which could affect the trading market for our ordinary shares.

It is our policy that we will generally not provide quarterly forecasts of the results of our operations. This could result in the reduction of research analysts who cover our ordinary shares. Any reduction in research coverage could affect the willingness of investors, particularly institutional investors, to invest in our shares which could affect the trading market for our ordinary shares and the price at which our ordinary shares are traded.

As a foreign private issuer whose shares are listed on NASDAQ, we follow certain home country corporate governance practices instead of certain NASDAQ requirements.

As a foreign private issuer whose shares are listed on NASDAQ, we are permitted to follow certain home country corporate governance practices instead of certain requirements contained in the NASDAQ listing rules. We do not comply with the NASDAQ requirement that we obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity based compensation plans. Instead, we follow Israeli law and practice which permits the establishment or amendment of certain equity based compensation plans to be approved by our board of directors without the need for a shareholder vote, unless such arrangements are for the compensation of directors or the chief executive officer, in which case they also require compensation committee and shareholder approval.

As a foreign private issuer listed on the NASDAQ, we may also elect in the future to follow home country practice with regard to, among other things, director nomination, composition of the board of directors and quorum at shareholders’ meetings, as well as not obtain shareholder approval for certain dilutive events.

Accordingly, our shareholders may not be afforded the same protection as provided under NASDAQ’s corporate governance rules.

Our ordinary shares are listed for trading in more than one market and this may result in price variations.

Our ordinary shares are listed for trading on NASDAQ and on the Tel Aviv Stock Exchange (“TASE”). Trading in our ordinary shares on these markets is made in different currencies (U.S. dollars on NASDAQ and New Israeli Shekels on TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). Actual trading volume on the TASE is generally lower than trading volume on NASDAQ, and as such could be subject to higher volatility. The trading prices of our ordinary shares on these two markets often differ resulting from the factors described above, as well as differences in exchange rates. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market.

In any tax year, we could be deemed a passive foreign investment company, which could result in adverse U.S. federal income tax consequences for U.S. shareholders.

Based on the composition of our gross income, the composition and value of our gross assets and the amounts of our liabilities during each of 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, we do not believe that we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes during any of such tax years. It is likely, however, that we were a PFIC in each of 2001, 2002 and 2003. There can be no assurance that we will not become a PFIC in any future tax year in which, for example, the value of our assets, as measured by the public market valuation of our ordinary shares, declines in relation to the value of our passive assets (generally, cash, cash equivalents and marketable securities). If we are a PFIC for any tax year, U.S. shareholders who own our ordinary shares during such year may be subject to increased U.S. federal income tax liabilities and reporting requirements for such year and succeeding years, even if we cease to be a PFIC in such succeeding years. A U.S. holder of our ordinary shares will be required to file an information return containing certain information required by the U.S. Internal Revenue Service for each year in which we are treated as a PFIC with respect to such holder.

We urge U.S. holders of our ordinary shares to carefully review — “Material U.S. Federal and Israeli Income Tax Considerations — U.S. Federal Income Tax Considerations” in this prospectus supplement and to consult their own tax advisors with respect to the U.S. federal income tax risks related to owning and disposing of our ordinary shares and the consequences of PFIC status.

We are subject to ongoing costs and risks associated with complying with extensive corporate governance and disclosure requirements.

As a foreign private issuer subject to U.S. federal securities laws, we spend a significant amount of management time and resources to comply with laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, SEC regulations and NASDAQ rules. Section 404 of the Sarbanes-Oxley Act requires management’s annual review and evaluation of our internal control over financial reporting and attestations of the effectiveness of these controls by our management and by our independent registered public accounting firm. There is no guarantee that these efforts will result in management assurance or an attestation by our independent registered public accounting firm that our internal control over financial reporting is adequate in future periods. In connection with our compliance with Section 404 and the other applicable provisions of the Sarbanes-Oxley Act, our management and other personnel devote a substantial amount of time, and may need to hire additional accounting and financial staff, to assure that we comply with these requirements. The additional management attention and costs relating to compliance with the Sarbanes-Oxley Act, the Dodd-Frank Act and other corporate governance requirements could materially and adversely affect our financial results.

Risks Relating to the Offering

We may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

We intend to use the net proceeds from this offering for general corporate purposes, including, among other things, working capital requirements and possible future acquisitions. In general, our management will have broad discretion in the application of the net proceeds from this offering and could spend the net proceeds in ways that do not necessarily improve our operating results or enhance the value of our ordinary shares.

Future sales of our shares, including those by our insiders, may cause our share price to decline.

Resales of a substantial number of our ordinary shares by our directors and executive officers, announcements of the proposed resale of substantial amounts of our shares or the perception that substantial resales may be made by such shareholders, could adversely impact the market price of our shares. Actual or potential sales by these insiders, including those under a pre-arranged Rule 10b5-1 trading plan, could be interpreted by the market as an indication that the insider has lost confidence in our shares and adversely impact the market price of our shares.

We cannot predict the effect, if any, that market sales of ordinary shares or the availability of ordinary shares for sale will have on the market price of our ordinary shares prevailing from time to time. The registration statement on Form F-3 (File No. 333-193209), of which this prospectus supplement is a part, provides for the potential issuance of ordinary shares, warrants, debt securities and units up to an aggregate amount of $75,000,000. Following this offering we can potentially issue up to $      million (and if the underwriters exercise their over-allotment in full, $      million) in equity and debt securities pursuant to such registration statement. Sales of substantial amounts of our ordinary shares in the public market, or the perception that those sales will occur, could cause the market price of our ordinary shares to decline or be depressed.

The ordinary shares issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

We, our directors and certain of our executive officers have agreed to a “lock-up”, pursuant to which neither we nor they will sell any shares without the prior consent of the underwriters for 90 days after the date of this prospectus supplement, subject to limited exceptions under certain circumstances. Following the expiration of the applicable lock-up period, all of these ordinary shares will also be eligible for future sale, subject to volume limitations for affiliates under Rule 144 under the Securities Act. See “Underwriting” for additional information on the lock-up agreements.

Because we do not currently intend to pay dividends, our shareholders will benefit from an investment in our ordinary shares only if our share price appreciates in value.

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain our future earnings, if any, for use in the operation and expansion of our business and do not expect to pay any dividends in the foreseeable future. As a result, the success of an investment in our ordinary shares will depend entirely upon any future appreciation in its value. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which they are purchased.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our business outlook or future economic performance, anticipated revenues, expenses or other financial items, introductions and advancements in development of products, and plans and objectives related thereto, and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are also forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Factors that could cause or contribute to such differences include, but are not limited to, those set forth under “Risk Factors” in this prospectus supplement as well as those discussed elsewhere in our other filings with the SEC incorporated by reference in this prospectus supplement.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed under “Risk Factors” in this prospectus supplement. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus supplement.

MARKET PRICE DATA AND DIVIDEND INFORMATION

Market Information

Our ordinary shares are quoted on the NASDAQ and the TASE under the ticker symbol “AUDC”.

The following table sets forth, for the periods indicated, the high and low sales prices of our ordinary shares as reported by NASDAQ.

Calendar Year	Price Per Share
	High	Low
2013	$7.62	$3.02
2012	$4.25	$1.20
2011	$8.07	$2.28
2010	$6.51	$2.31
2009	$3.06	$0.92

Calendar Period	Price Per Share
	High	Low
2014
First quarter (through March 3, 2014)	$9.12	$6.60
2013
Fourth quarter	$7.62	$5.46
Third quarter	$7.34	$4.29
Second quarter	$4.60	$3.02
First quarter	$4.75	$3.20
2012
Fourth quarter	$3.35	$2.18
Third quarter	$3.20	$1.20
Second quarter	$2.77	$1.70
First quarter	$4.25	$2.58

Calendar Month	Price Per Share
	High	Low
2014
February	$9.12	$7.00
January	$8.07	$6.60
2013
December	$7.40	$6.15
November	$6.93	$5.46
October	$7.62	$5.90
September	$7.34	$6.04

The following table sets forth, for the periods indicated, the high and low sales prices of our ordinary shares as reported by the TASE. All share prices shown in the following table are in NIS. All share prices shown in the following table are in NIS. As of December 31, 2013, the exchange rate was equal to NIS 3.471 per U.S. $1.00.

Calendar Year	Price Per Share
	High	Low
2013	NIS 26.48	NIS 11.37
2012	NIS 15.99	NIS 5.44
2011	NIS 29.51	NIS 8.65
2010	NIS 23.25	NIS 9.20
2009	NIS 11.55	NIS 4.26

Calendar Period	Price Per Share
	High	Low
2014
First quarter (through March 3, 2014)	NIS 32.24	NIS 23.40
2013
Fourth quarter	NIS 26.48	NIS 19.38
Third quarter	NIS 25.47	NIS 15.31
Second quarter	NIS 16.74	NIS 11.64
First quarter	NIS 18.38	NIS 11.37
2012
Fourth quarter	NIS 12.42	NIS 8.43
Third quarter	NIS 11.49	NIS 5.44
Second quarter	NIS 10.48	NIS 6.60
First quarter	NIS 15.99	NIS 9.85

Calendar Month	Price Per Share
	High	Low
2014
February	NIS 31.40	NIS 24.79
January	NIS 27.83	NIS 23.40
2013
December	NIS 25.60	NIS 21.58
November	NIS 24.43	NIS 19.38
October	NIS 26.48	NIS 20.87
September	NIS 25.47	NIS 21.75

The closing sales prices of our ordinary shares on NASDAQ and the TASE on March 3, 2014, the most recent practicable date before the filing of this prospectus supplement, were $8.83 per share and NIS 31.15 per share, respectively.

Dividends

We have not declared or paid any dividends on our share capital since our inception. We currently anticipate that we will retain future earnings for use in the operation and expansion of our business. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on various factors, such as our statutory retained earnings, financial condition, operating results, current and anticipated cash needs and tax implications of dividend distributions on our income. Our loan agreements currently restrict us from paying dividends. The distribution of dividends may also be limited by Israeli law, which permits the distribution of dividends only out of retained earnings or otherwise upon the permission of an Israeli court. Our board of directors has determined that we will not distribute any amounts of our undistributed tax exempt income as a dividend.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $    million (or $    million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated offering expenses payable by us. We currently intend to use the net proceeds from the sale of the ordinary shares offered by us pursuant to this prospectus supplement for general corporate purposes, including, among other things, working capital requirements and future acquisitions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the uses described above, we expect to invest the net proceeds in short-term, investment-grade securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2013:

•	on an actual basis; and
•	as adjusted to give effect to the receipt of estimated net proceeds of $ million from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the application of the net proceeds therefrom as described under the heading “Use of Proceeds”.

The following table should be read in conjunction with our financial statements and related notes, which are incorporated by reference into this prospectus supplement.

	Actual	As Adjusted
	(U.S. dollars in thousands)
	(unaudited)
Cash and cash equivalents	$21,598	$
Short-term and restricted bank deposits, marketable securities and accrued interest	28,946
Total cash, cash equivalents, short-term bank deposits and marketable securities	$50,544	$
Long-Term Debt:
Senior convertible notes	353
Long-term bank loans	11,157
Total long-term debt	$11,510	$
Shareholders’ equity:
Share capital:
Ordinary shares of NIS 0.01 par value:
100,000,000 shares authorized; 49,911,529 shares issued; 38,554,822 shares outstanding; shares, as adjusted	113
Additional paid-in capital	200,249
Treasury stock at cost – 11,356,707 shares	(35,768)
Accumulated other comprehensive income	855
Accumulated deficit	(63,556)
Total shareholders’ equity	101,893
Total capitalization	$113,403	$

The number of ordinary shares to be outstanding immediately after the closing of this offering is based on 38,554,822 ordinary shares outstanding as of September 30, 2013 and excludes, as of that date:

•	3,195,422 ordinary shares issuable upon exercise of outstanding options, at a weighted average exercise price of $4.11 per share;
•	265,547 ordinary shares issuable upon the vesting and settlement of outstanding restricted share units;
•	18,867 ordinary shares issuable upon the conversion of our outstanding 2.00% senior convertible notes, at a conversion price of $18.71 per share;
•	80,000 ordinary shares issuable upon the exercise of outstanding warrants at an exercise price of $4.37 per share; and
•	2,044,934 ordinary shares available for future grant under the 2008 Equity Incentive Plan.

DILUTION

Our net tangible book value as of September 30, 2013, was approximately $63.6 million, or approximately $1.60 per ordinary share. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of ordinary shares outstanding on that date. Without taking into account any other changes in the net tangible book value after September 30, 2013, other than to give effect to our receipt of the estimated net proceeds from the sale of      ordinary shares at an offering price of $     per share, less the underwriting discounts and commissions and our estimated offering expenses, our net tangible book value as of September 30, 2013, after giving effect to the items above, would have been approximately $     million, or $     per ordinary share. This represents an immediate increase in the net tangible book value of $     per ordinary share to existing shareholders and an immediate dilution of $     per ordinary share to new investors. The following table illustrates this per share dilution:

Offering price per share		$
Net tangible book value per share as of September 30, 2013	$
Increase per share after the offering	$
Pro forma net tangible book value per share as of September 30, 2013, after giving effect to the offering		$
Dilution per share to new investors		$

The above table is based on 38,554,822 ordinary shares outstanding as of September 30, 2013 and excludes, as of that date:

•	3,195,422 ordinary shares issuable upon exercise of outstanding options, at a weighted average exercise price of $4.11 per share;
•	265,547 ordinary shares issuable upon the vesting and settlement of outstanding restricted share units;
•	18,867 ordinary shares issuable upon the conversion of our outstanding 2.00% senior convertible notes, at a conversion price of $18.71 per share;
•	80,000 ordinary shares issuable upon the exercise of outstanding warrants at an exercise price of $4.37 per share; and
•	2,044,934 ordinary shares available for future grant under the 2008 Equity Incentive Plan.

To the extent that any of these options or warrants are exercised, restricted share units are settled, new options or restricted share units are granted under our equity incentive plan or we issue additional ordinary shares in the future, there will be further dilution to new investors.

As a percentage of ownership, following the offering (based on 38,554,822 ordinary shares outstanding as of September 30, 2013 and assuming our existing shareholders do not purchase any shares in this offering):

•	the number of ordinary shares held by existing shareholders would decrease from 100% to % of the total number of ordinary shares outstanding after this offering; and
•	the number of ordinary shares held by new investors would be approximately % of the total number of ordinary shares outstanding after this offering.

MATERIAL U.S. FEDERAL AND ISRAELI INCOME TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares and should not be considered as income tax advice or relied upon for tax planning purposes. You are encouraged to consult your tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

U.S. Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax consequences to “U.S. Holders” (as defined below) arising from the acquisition, ownership and disposition of our ordinary shares. This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” the final, temporary and proposed U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change (possibly with retroactive effect) or different interpretations. For purposes of this summary, a “U.S. Holder” will be deemed to refer only to any of the following beneficial owners of our ordinary shares:

•	an individual who is either a U.S. citizen or a resident of the United States for U.S. federal income tax purposes;
•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of the source of its income; and
•	a trust, if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This summary does not consider all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders by reason of their particular circumstances, including potential application of the U.S. federal alternative minimum tax, or any aspect of state, local or non-U.S. federal tax laws or U.S. federal tax laws other than U.S. federal income tax laws. In addition, this summary is directed only to U.S. Holders that acquire our ordinary shares pursuant to this offering and hold our ordinary shares as “capital assets” within the meaning of Section 1221 of the Code and does not address the considerations that may be applicable to particular classes of U.S. Holders, including U.S. expatriates, financial institutions, regulated investment companies, real estate investment trusts, pension funds, insurance companies, broker-dealers, tax-exempt organizations, grantor trusts, partnerships or other pass-through entities, partners or other equity holders in partnerships or other pass-through entities, holders whose functional currency is not the U.S. dollar, holders who have elected mark-to-market accounting, holders who acquired our ordinary shares through the exercise of options or otherwise as compensation, holders who hold our ordinary shares as part of a “straddle,” “hedge” or “conversion transaction,” holders selling our ordinary shares short, holders deemed to have sold our ordinary shares in a “constructive sale,” and holders, directly, indirectly or through attribution, of 10% or more (by vote or value) of our outstanding ordinary shares.

Each U.S. Holder should consult with its own tax advisor as to the particular tax consequences to it of the acquisition, ownership and disposition of our ordinary shares, including the effects of applicable tax treaties, state, local, foreign or other tax laws and possible changes in the tax laws.

Distributions With Respect to Our Ordinary Shares

We do not expect to pay cash dividends for the foreseeable future. In the event we do make a distribution with respect to our ordinary shares, subject to the discussion below under “Passive Foreign Investment Company Status,” for U.S federal income tax purposes, the amount of the distribution will equal the U.S. dollar value of the gross amount of cash and/or the fair market value of any property distributed, including the amount of any Israeli taxes withheld on such distribution as described below under “Israeli Tax Considerations — Taxation of Non-Israeli Shareholders on Receipt of Dividends.” Other than distributions in liquidation or in redemption of our ordinary shares that are treated as exchanges, a distribution with respect to our ordinary shares to a U.S. Holder generally will be treated as a dividend to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of any distribution that exceeds these earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis in its ordinary shares (but not below zero), and then generally as capital gain from a deemed sale or exchange of such ordinary shares.

Corporate U.S. Holders generally will not be allowed a deduction under Section 243 of the Code for dividends received on our ordinary shares and thus will be subject to tax at the rate applicable to their taxable income. Currently, a noncorporate U.S. Holder’s “qualified dividend income” generally is subject to tax at a rate of 20%. For this purpose, “qualified dividend income” generally includes dividends paid by a foreign corporation if, among other things, the noncorporate U.S. Holder meets certain minimum holding period requirements and either (a) the stock of such corporation is readily tradable on an established securities market in the U.S., including the NASDAQ Global Select Market, or (b) such corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an information exchange program and is determined to be satisfactory by the U.S. Secretary of the Treasury. The U.S. Secretary of the Treasury has indicated that the income tax treaty between the United States and Israel is satisfactory for this purpose. Dividends paid by us will not qualify for the 20% U.S. federal income tax rate, however, if we are treated, for the tax year in which the dividends are paid or the preceding tax year, as a “passive foreign investment company” for U.S. federal income tax purposes. See the discussion below under the heading “Passive Foreign Investment Company Status.”

A noncorporate U.S. Holder may be subject to an additional tax based on its “net investment income,” which generally is computed as gross income from interest, dividends, annuities, royalties and rents and gain from the sale of property (other than property held in the active conduct of a trade or business that does not regularly trade financial instruments or commodities), less the amount of deductions properly allocable to such income or gain. Such tax is equal to 3.8% of the lesser of an individual U.S. Holder’s (i) net investment income or (ii) the excess of such U.S. Holder’s “modified adjusted gross income” (adjusted gross income plus the amount of any foreign earned income excluded from income under Section 911(a)(1) of the Code, net of deductions and exclusions disallowed with respect to such foreign earned income) over a specified threshold amount ($250,000 in the case of a joint return or surviving spouse, $125,000 in the case of a married individual filing a separate return and $200,000 in any other case). In the case of a U.S. Holder which is an estate or trust, the tax is equal to 3.8% of the lesser of (i) undistributed net investment income or (ii) the excess of adjusted gross income (as defined in Section 67(e) of the Code) over the dollar amount at which the highest tax bracket applicable to an estate or trust begins.

U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of their receipt of any distributions with respect to our ordinary shares.

A dividend paid by us in NIS will be included in the income of U.S. Holders at the U.S. dollar amount of the dividend, based on the “spot rate” of exchange in effect on the date of receipt or deemed receipt of the dividend, regardless of whether the payment is in fact converted into U.S. dollars. U.S. Holders will have a tax basis in the NIS for U.S. federal income tax purposes equal to that U.S. dollar value. Any gain or loss upon the subsequent conversion of the NIS into U.S. dollars or other disposition of the NIS will constitute foreign currency gain or loss taxable as ordinary income or loss and will be treated as U.S.-source income or loss for U.S. foreign tax credit purposes.

Dividends received with respect to our ordinary shares will constitute “portfolio income” for purposes of the limitation on the deductibility of passive activity losses and, therefore, generally may not be offset by passive activity losses. Dividends received with respect to our ordinary shares also generally will be treated as “investment income” for purposes of the investment interest deduction limitation contained in Section 163(d) of the Code, and generally as foreign-source passive income for U.S. foreign tax credit purposes. Subject to certain limitations, U.S. Holders may elect to claim as a foreign tax credit against their U.S. federal income tax liability any Israeli income tax withheld from distributions with respect to our ordinary shares which constitute dividends under U.S. income tax law. A U.S. Holder that does not elect to claim a foreign tax credit may instead claim a deduction for Israeli income tax withheld, but only if the U.S. Holder elects to do so with respect to all foreign income taxes in such year. In addition, special rules may apply to the computation of foreign tax credits relating to “qualified dividend income,” as defined above. The calculation of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign income taxes, the availability of deductions involve the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders are urged to consult their own tax advisors regarding the availability to them of foreign tax credits or deductions in respect of any Israeli tax withheld or paid with respect to any dividends which may be paid with respect to our ordinary shares.

Disposition of Our Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Status,” a U.S. Holder’s sale, exchange or other taxable disposition of our ordinary shares generally will result in the recognition by such U.S. Holder of capital gain or loss in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder’s tax basis in the ordinary shares disposed of (measured in U.S. dollars). This gain or loss will be long-term capital gain or loss if such ordinary shares have been held or are deemed to have been held for more than one year at the time of the disposition. Individual U.S. Holders currently are subject to a maximum tax rate of 20% on long-term capital gains, and also may be subject to the additional tax on “net investment income” described above in “Distributions With Respect to Our Ordinary Shares.” If the U.S. Holder’s holding period on the date of the taxable disposition is one year or less, such gain or loss will be a short-term capital gain or loss. Short-term capital gains generally are taxed at the same rates applicable to ordinary income. See “Israeli Tax Considerations — Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders” for a discussion of taxation by Israel of capital gains realized on sales of our ordinary shares. Any capital loss realized upon the taxable disposition of our ordinary shares generally will be deductible only against capital gains and not against ordinary income, except that noncorporate U.S. Holders generally may deduct annually from ordinary income up to $3,000 of net capital losses. In general, any capital gain or loss recognized by a U.S. Holder upon the taxable disposition of our ordinary shares will be treated as U.S.-source income or loss for U.S. foreign tax credit purposes, although the tax treaty between the United States and Israel may permit gain derived from the taxable disposition of ordinary shares by a U.S. Holder to be treated as foreign-source income for U.S. foreign tax credit purposes under certain circumstances.

A U.S. Holder’s tax basis in its ordinary shares generally will be equal to the U.S. dollar purchase price paid by such U.S. Holder to acquire such ordinary shares. The U.S. dollar cost of ordinary shares purchased with foreign currency generally will be equal to the U.S. dollar value of the purchase price on the date of purchase or, in the case of ordinary shares that are purchased by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the purchase. Such an election by an accrual basis U.S. Holder must be applied consistently from year to year and cannot be revoked without the consent of the U.S. Internal Revenue Service. The holding period of each ordinary share owned by a U.S. Holder will commence on the day following the date of the U.S. Holder’s purchase of such ordinary share and will include the day on which the ordinary share is sold by such U.S. Holder.

In the case of a U.S. Holder who uses the cash basis method of accounting and who receives NIS in connection with a taxable disposition of ordinary shares, the amount realized will be based on the “spot rate” of exchange on the settlement date of such taxable disposition. If such U.S. Holder subsequently converts NIS into U.S. dollars at a conversion rate other than the spot rate in effect on the settlement date, such U.S. Holder may have a foreign currency exchange gain or loss treated as ordinary income or loss for U.S. federal income tax purposes. A U.S. Holder who uses the accrual method of accounting may elect the same treatment required of cash method taxpayers with respect to a taxable disposition of ordinary shares, provided that the election is applied consistently from year to year. Such election may not be changed without the consent of the U.S. Internal Revenue Service. If an accrual method U.S. Holder does not elect to be treated as a cash method taxpayer (pursuant to U.S. Treasury Regulations applicable to foreign currency transactions), such U.S. Holder may be deemed to have realized an immediate foreign currency gain or loss for U.S. federal income tax purposes in the event of any difference between the U.S. dollar value of the NIS on the date of the taxable disposition and the settlement date. Any such currency gain or loss generally would be treated as U.S.-source ordinary income or loss and would be subject to tax in addition to any gain or loss recognized by such U.S. Holder on the taxable disposition of ordinary shares.

Passive Foreign Investment Company Status

Generally, a foreign corporation is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any tax year if, in such tax year, either (i) 75% or more of its gross income (including its pro rata share of the gross income of any company in which it is considered to own 25% or more of the shares by value) is passive in nature (the “Income Test”), or (ii) the average percentage of its assets during such tax year (including its pro rata share of the assets of any company in which it is considered to own 25% or more of the shares by value) which produce, or are held for the production of, passive income (determined by averaging the percentage of the fair market value of its total assets which are passive assets as of the end of each quarter of such year) is 50% or more (the “Asset Test”). Passive income for this purpose generally includes dividends, interest, rents, royalties and gains from securities and commodities transactions. Cash is treated as generating passive income.

There is no definitive method prescribed in the Code, U.S. Treasury Regulations or relevant administrative or judicial interpretations for determining the value of a publicly-traded foreign corporation’s assets for purposes of the Asset Test. The legislative history of the U.S. Taxpayer Relief Act of 1997 (the “1997 Act”) indicates that for purposes of the Asset Test, “the total value of a publicly-traded foreign corporation’s assets generally will be treated as equal to the sum of the aggregate value of its outstanding stock plus its liabilities.” It is unclear whether other valuation methods could be employed to determine the value of a publicly-traded foreign corporation’s assets for purposes of the Asset Test.

We must make a separate determination each taxable year as to whether we are a PFIC. As a result, our PFIC status may change from year to year. Based on the composition of our gross income and the composition and value of our gross assets during each of 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, we do not believe that we were a PFIC during any of such tax years. It is likely, however, that under the asset valuation method described in the legislative history of the 1997 Act, we would have been classified as a PFIC for each of 2001, 2002 and 2003 primarily because (a) a significant portion of our assets consisted of the remaining proceeds of our two public offerings of ordinary shares in 1999, and (b) the public market valuation of our ordinary shares during such years was relatively low. There can be no assurance that we will not be deemed a PFIC for any future tax year in which, for example, the value of our assets, as measured by the public market valuation of our ordinary shares, declines in relation to the value of our passive assets (generally, cash, cash equivalents and marketable securities). If we are treated as a PFIC with respect to a U.S. Holder for any tax year, the U.S. Holder will be deemed to own ordinary shares in any of our subsidiaries that are also PFICs.

If we are treated as a PFIC for U.S. federal income tax purposes for any year during a U.S. Holder’s holding period of our ordinary shares and the U.S. Holder does not make a QEF Election or a “mark-to-market” election (both as described below), the U.S. Holder would be subject to the following rules:

(i)	the U.S. Holder would be required to (a) report as ordinary income any “excess distributions” (as defined below) allocated to the current tax year and any period prior to the first day of the first tax year in which we were a PFIC, (b) pay tax on amounts allocated to each prior tax year in which we were a PFIC at the highest rate for individuals or corporations as appropriate in effect for such prior year, and (c) pay an interest charge on the tax due for prior tax years in which we were a PFIC at the rate applicable to deficiencies of U.S. federal income tax. “Excess distributions” with respect to any U.S. Holder are amounts received by such U.S. Holder with respect to our ordinary shares in any tax year that exceed 125% of the average distributions received by such U.S. Holder from us during the shorter of (i) the three previous years, or (ii) such U.S. Holder’s holding period of our ordinary shares before the then-current tax year. Excess distributions must be allocated ratably to each day that a U.S. Holder has held our ordinary shares.
(ii)	the entire amount of any gain realized by the U.S. Holder upon the sale or other disposition of our ordinary shares also would be treated as an “excess distribution” subject to tax as described above.
(iii)	the tax basis in ordinary shares acquired from a decedent who was a U.S. Holder generally would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis, if lower.

If we are a PFIC for any tax year in which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC as to such U.S. Holder for all subsequent years during the U.S. Holder’s holding period unless we cease to be a PFIC and the U.S. Holder elects to recognize gain based on the unrealized appreciation in such U.S. Holder’s ordinary shares through the close of the tax year in which we cease to be a PFIC. Thereafter, so long as we do not again become a PFIC, such U.S. Holder’s ordinary shares for which an election was madewill not be treated as shares in a PFIC.

A U.S. Holder who beneficially owns shares of a PFIC must file U.S. Internal Revenue Service Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with the U.S. Internal Revenue Service for each tax year in which such U.S. Holder recognizes gain upon a disposition of our ordinary shares, receives certain distributions from us or makes the QEF Election or mark-to-market election described below.

For any tax year in which we are treated as a PFIC, a U.S. Holder may elect to treat its ordinary shares as an interest in a qualified electing fund (a “QEF Election”), in which case the U.S. Holder would be required to include in income currently its proportionate share of our earnings and profits in years in which we are a PFIC regardless of whether distributions of our earnings and profits are actually made to the U.S. Holder. Any gain subsequently recognized by the U.S. Holder upon the sale or other disposition of its ordinary shares, however, generally would be taxed as capital gain and the denial of the basis step-up at death described above would not apply.

A U.S. Holder may make a QEF Election with respect to a PFIC for any tax year. The election is effective for the tax year for which it is made and all subsequent tax years of the U.S. Holder. Procedures exist for both retroactive elections and the filing of protective statements. A QEF Election is made by completing U.S. Internal Revenue Service Form 8621 and attaching it to a timely-filed (including extensions) U.S. federal income tax return for the first tax year to which the election will apply. A U.S. Holder must satisfy additional filing requirements each year the election remains in effect. Upon a U.S. Holder’s request, we will provide to such U.S. Holder the information required to make a QEF Election and to make subsequent annual filings.

As an alternative to a QEF Election, a U.S. Holder generally may elect to mark its ordinary shares to market annually, recognizing ordinary income or loss (subject to certain limitations) equal to the difference, as of the close of each tax year, between the fair market value of its ordinary shares and the adjusted tax basis of such shares. If a mark-to-market election with respect to ordinary shares is in effect on the date of a U.S. Holder’s death, the normally available step-up in tax basis to fair market value generally will not be available. Rather, the tax basis of ordinary shares in the hands of a U.S. Holder who acquired them from a decedent will be the lesser of the decedent’s tax basis or the fair market value of the ordinary shares. Once made, a mark-to-market election generally continues unless revoked with the consent of the U.S. Internal Revenue Service.

Due to the complexity of the PFIC rules and the uncertainty of their application in many circumstances, U.S. Holders should consult their own tax advisors regarding with respect to the U.S. federal income tax risks related to owning and disposing of our ordinary shares, the consequence of our status as a PFIC and, if we are treated as a PFIC, compliance with the applicable reporting requirements and the eligibility, manner and advisability of making a QEF Election or a mark-to-market election.

Information Reporting and Backup Withholding

Payments in respect of our ordinary shares that are made in the United States or by certain U.S.-related financial intermediaries may be subject to information reporting requirements and U.S. backup withholding currently at a rate of 28%. The information reporting requirements will not apply, however, to payments to certain exempt U.S. Holders, including corporations and tax-exempt organizations. In addition, backup withholding will not apply to a U.S. Holder that furnishes a correct taxpayer identification number on U.S. Internal Revenue Service Form W-9 (or substitute form). Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service.

U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from the backup withholding and the procedures for obtaining such an exemption, if applicable.

Foreign Asset Reporting

Pursuant to recently enacted legislation, a U.S. Holder with interests in “specified foreign financial assets” (including, among other assets, our ordinary shares, unless such ordinary shares are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the U.S. Internal Revenue Service if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable U.S. Internal Revenue Service guidance). Each U.S. Holders should consult with its own tax advisor regarding its obligation to file such information reports in light of its own particular circumstances.

The foregoing discussion of material U.S. federal income tax considerations is a general summary only and should not be considered as income tax advice or relied upon for tax planning purposes. Accordingly, each U.S. Holder should consult with its own tax advisor regarding U.S. federal, state, local and non-U.S. income and other tax consequences of the acquisition, ownership and disposition of our ordinary shares.

Israeli Tax Considerations and Government Programs

The following is a brief summary of the material Israeli income tax laws applicable to us, and certain Israeli Government programs that benefit us. This section also contains a discussion of material Israeli income tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Several parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation.

General Corporate Tax Structure in Israel

Israeli companies were generally subject to corporate tax at the rate of 25% of their taxable income in 2013 and 2012, and will be subject to corporate tax at the rate of 26.5% of their taxable income in 2014 and thereafter pursuant to a recent amendment adopted in July 2013. However, the effective tax rate payable by a company that qualifies as an Industrial Company that derives income from an Approved Enterprise, a Preferred Enterprise or a Beneficiary Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are subject to the prevailing corporate tax rate.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets) by “Industrial Enterprises” (as defined under the Investment Law).

The Investment Law was significantly amended effective April 1, 2005 (the “2005 Amendment”), and further amended as of January 1, 2011 (the “2011 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the 2005 Amendment. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead irrevocably to forego such benefits and have the benefits of the 2011 Amendment apply.

Tax Benefits Prior to the 2005 Amendment

An investment program that is implemented in accordance with the provisions of the Investment Law prior to the 2005 Amendment, referred to as an “Approved Enterprise,” is entitled to certain benefits. A company that wished to receive benefits as an Approved Enterprise must have received approval from the Investment Center of the Israeli Ministry of Industry, Trade and Labor, or the Investment Center. Each certificate of approval for an Approved Enterprise relates to a specific investment program in the Approved Enterprise, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset.

In general, an Approved Enterprise is entitled to receive a grant from the Government of Israel and certain tax benefits under the “Grant Track” or an alternative package of tax benefits under the “Alternative Track”. The tax benefits from any certificate of approval relate only to taxable profits attributable to the specific Approved Enterprise. Income derived from activity that is not approved by the Investment Center or not integral to the activity of the Approved Enterprise does not enjoy tax benefits.

The tax benefits include a tax exemption for at least the first two years of the benefit period (depending on the geographic location of the Approved Enterprise facility within Israel) and the taxation of income generated from an Approved Enterprise at a reduced corporate tax rate of up to 25% for the remainder of the benefit period. The benefit period is ordinarily seven years commencing with the year in which the Approved Enterprise first generates taxable income. The benefit period is limited to 12 years from the operational year as determined by the Investment Center or 14 years from the start of the tax year in which approval of the Approved Enterprise is obtained, whichever is earlier. This limitation does not apply to the exemption period under the Approved Enterprise status.

A company that has an Approved Enterprise program is eligible for further tax benefits if it qualifies as a Foreign Investors Company, or a FIC, which is a company with a level of foreign investment, as defined in the Investment Law, of more than 25%. The level of foreign investment is measured as the percentage of rights in the company (in terms of shares, rights to profits, voting and appointment of directors), and of combined share and loan capital, that are owned, directly or indirectly, by persons who are not residents of Israel. The determination as to whether a company qualifies as a FIC is made on an annual basis. A company that qualifies as a FIC and has an Approved Enterprise program is eligible for an extended ten-year benefit period. As specified above, depending on the geographic location of the Approved Enterprise within Israel, income derived from the Approved Enterprise program may be exempt from tax on its undistributed income for a period of between two to ten years, and will be subject to a reduced tax rate for the remainder of the benefit period. The tax rate for the remainder of the benefits period will be 25%, unless the level of foreign investment exceeds 49%, in which case the tax rate will be 20% if the foreign investment is more than 49% and less than 74%; 15% if more than 74% and less than 90%; and 10% if 90% or more.

If a company elects the Alternative Track and distributes a dividend out of income derived from the Approved Enterprise during the tax exemption period, such dividend will be subject to tax on the gross amount distributed. The tax rate will be the rate which would have been applicable had the company not elected the alternative package of benefits. This rate is generally 10% – 25%, depending on the percentage of the company’s shares held by foreign shareholders. The dividend recipient is subject to withholdings of tax at the source by the company at the reduced rate applicable to dividends from Approved Enterprises, which is 15% if the dividend is distributed during the tax exemption period or within 12 years after the period. This limitation does not apply to an FIC.

The Investment Law also provides that an Approved Enterprise is entitled to accelerated depreciation on its property and equipment that are included in an Approved Enterprise program during the first five years in which the equipment is used.

The benefits available to an Approved Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law and its regulations and the criteria in the specific certificate of approval. If a company does not meet these conditions, it would be required to refund the amount of tax benefits, as adjusted by the Israeli consumer price index, and interest.

Our production facilities in Israel have been granted the status of an Approved Enterprise in accordance with the Investment Law under four separate investment programs. In accordance with the provisions of the Investment Law, we have elected the Alternative Track.

Therefore, our income derived from the Approved Enterprise will be entitled to a tax exemption for a period of two years and to an additional period of five to eight years of reduced tax rates of 10% - 25% (based on the percentage of foreign ownership). As noted above, the benefit period is limited to 12 years from the operational year as determined by the Investment Center or 14 years from the start of the tax year in which the applicable approval of the Approved Enterprise was obtained, whichever is earlier. This limitation does not apply to the exemption period under the Approved Enterprise status.

Tax Benefits Subsequent to the 2005 Amendment

The 2005 Amendment changed certain provisions of the Investment Law. As a result of the 2005 Amendment, a company was no longer obliged to obtain Approved Enterprise status in order to receive the tax benefits previously available under the Alternative Track, and therefore generally there was no need to apply to the Investment Center for this purpose (Approved Enterprise status remains mandatory for companies seeking cash grants). Rather, the Company may claim the tax benefits offered by the Investment Law directly in its tax returns by notifying the Israeli Tax Authority within 12 months of the end of that year, provided that its facilities meet the criteria for tax benefits set out by the 2005 Amendment. Companies are also granted the right to approach the Israeli Tax Authority for a pre-ruling regarding their eligibility for benefits under the 2005 Amendment.

The 2005 Amendment applies to new investment programs and investment programs with an election year commencing after 2004, but does not apply to investment programs approved prior to April 1, 2005. The 2005 Amendment provides that terms and benefits included in any certificate of approval that was granted before the 2005 Amendment became effective (April 1, 2005) will remain subject to the provisions of the Investment Law as in effect on the date of such approval.

Tax benefits are available under the 2005 Amendment to production facilities (or other eligible facilities), which are generally required to derive more than 25% of their business income from export to specific markets with a population of at least 12 million (following an amendment which became effective as of July 2013, the export criteria was increased to markets with population of at least 14 million; such export criteria will further increase in the future by 1.4% per annum) and meet additional criteria stipulate in the amendment (referred to as a “Beneficiary Enterprise”). In order to receive the tax benefits, the 2005 Amendment states that a company must make an investment which meets all of the conditions, including exceeding a minimum investment amount specified in the Investment Law. Such investment may be made over a period of no more than three years ending at the end of the year in which the company requested to have the tax benefits apply to its Beneficiary Enterprise (the “Year of Election”).

The extent of the tax benefits available under the 2005 Amendment to qualifying income of a Beneficiary Enterprise depend on, among other things, the geographic location in Israel of the Beneficiary Enterprise. The geographic location of the company at the year of election will also determine the period for which tax benefits are available. Such tax benefits include an exemption from corporate tax on undistributed income for a period of between two to ten years, depending on the geographic location of the Beneficiary Enterprise in Israel, and a reduced corporate tax rate of between 10% to 25% for the remainder of the benefits period, depending on the level of foreign investment in the company in each year if it is a qualified FIC. A company qualifying for tax benefits under the 2005 Amendment which pays a dividend out of income derived by its Beneficiary Enterprise during the tax exemption period will be subject to corporate tax in respect of the gross amount of the dividend at the otherwise applicable rate of 10% – 25%. Dividends paid out of income attributed to a Beneficiary Enterprise are generally subject to withholding tax at source at the rate of 15% or such lower rate as may be provided in an applicable tax treaty.

The duration of tax benefits is subject to a limitation of the earlier of 7 to 10 years from the Commencement Year, or 12 years from the first day of the Year of Election.

The benefits available to a Beneficiary Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law and its regulations. If a company does not meet these conditions, it may be required to refund the amount of tax benefits, as adjusted by the Israeli consumer price index, and interest, or other monetary penalties.

We have elected 2008 and 2011 as “Years of Election” under the Investment Law for our Beneficiary Enterprise status.

Tax Benefits under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. Similarly to “Beneficiary Company”, a Preferred Company is an industrial company owning a Preferred Enterprise which meets certain conditions (including a minimum threshold of 25% export). However, under this new legislation the requirement for a minimum investment in productive assets was cancelled.

Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate will be reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013 and to 16% and 9% in 2014 and thereafter, respectively.

Dividends paid out of income attributed to a Preferred Enterprise during 2014 and thereafter are generally subject to withholding tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. However, if such dividends are paid to an Israeli company, no tax is required to be withheld (however, if afterward distributed to individuals or non-Israeli company a withholding of 20% or such lower rate as may be provided in an applicable tax treaty, will apply).

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011: (i) the terms and benefits included in any certificate of approval that was granted to an Approved Enterprise which chose to receive grants and certain tax benefits under the Grant Track before the 2011 Amendment became effective will remain subject to the provisions of the Investment Law as in effect on the date of such approval, and subject to certain conditions; and (ii) terms and benefits included in any certificate of approval that was granted to an Approved Enterprise under the Alternative Track before the 2011 Amendment became effective will remain subject to the provisions of the Investment Law as in effect on the date of such approval, provided that certain conditions are met; and (iii) a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

We have reviewed and evaluated the implications and effect of the benefits under the 2011 Amendment, and, while potentially eligible for such benefits, we have not yet chosen to be subject to the tax benefits introduced by the 2011 Amendment.

From time to time, the Israeli Government has discussed reducing the benefits available to companies under the Investment Law. The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our tax liabilities.

Tax Benefits and Funding for Research and Development

Israeli tax law allows, under specific conditions, a tax deduction for research and development expenditures, including capital expenditures, relating to scientific research and development projects, for the year in which they are incurred. Such expenditures must be approved by the relevant Israeli government ministry, determined by the field of research, and the research and development must be for the promotion or development of the enterprise. The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. Expenditures not approved by the relevant Israeli government ministry, but otherwise qualifying for deduction, are deductible over a three-year period.

The Government of Israel encourages research and development projects through the Office of the Chief Scientist of the Israeli Ministry of Economy (the “OCS”) pursuant to the Law for the Encouragement of Industrial Research and Development, 5744-1984, and the regulations promulgated thereunder (the “Research and Development Law”). Under the Research and Development Law, research and development programs that meet specified criteria and are approved by the research committee of the OCS are eligible for funding of up to 50% of certain approved expenditures of such programs, as determined by such committee. The recipients of such funding are subject to the Research and Development Law, which sets various limitations and obligation, including those described below.

A recipient of OCS funding is required to pay the OCS royalties from the revenues derived from products incorporating know-how developed within the framework of each such program or derived from such program, usually up to an aggregate of 100% of the dollar-linked value of the total funding received in respect of such program (or, for funding received on or after January 1, 1999, until 100% of the dollar value plus LIBOR interest is repaid). The royalty rates range generally from 3% to 6%, depending on the number of years that lapse between receipt of the funding and repayment, as well as on other circumstances.

The Research and Development Law generally requires that a product developed under a program be manufactured in Israel unless the OCS approves otherwise in writing in advance. Upon the approval of a governmental committee under the Research and Development Law, some of the manufacturing volume may be performed outside of Israel, provided that the funding recipient pays royalties at an increased rate, which may be substantial (and possibly higher than 6%), and the aggregate repayment amount is increased up to 300% of the funding and applicable LIBOR interest, depending on the portion of the total manufacturing volume that is performed outside of Israel. A recent amendment to the Research and Development Law further permits the OCS, among other things, to approve in certain conditions the transfer of manufacturing rights outside of Israel in exchange for the import of a different manufactured product or manufacturing rights into Israel as a substitute, in lieu of the increased royalties. The Research and Development Law also allows for the approval of funding in cases in which an applicant declares that part of the manufacturing will be performed outside of Israel or by non-Israeli residents and the research committee is convinced that doing so is essential for the execution of the program, subject to the payment of an increased royalty rate and an aggregate royalty payment.

The technology and know-how developed in connection with the OCS funding or any rights therein must not be transferred to others (including affiliated companies), including non-residents of Israel, without the prior approval of a governmental committee under the Research and Development Law, which may require also a payment to the OCS according to the formulas and rules that are set in the Research and Development Law (which may reach up to six times the amount of the OCS funding received plus the applicable LIBOR). The Research and Development Law authorizes the OCS to approve only certain kind of transfer of know-how and in any case such approval is not guaranteed.

The OCS approval, however, is not required for the export of any products developed using the OCS funding. Approval of the transfer of technology and know-how to residents of Israel may be granted in specific circumstances, only if the recipient abides by the provisions of the Research and Development Law and related regulations, including the restrictions on the transfer of know-how and the obligation to pay royalties in an amount that may be increased.

The limitations and obligations under the Research and Development Law apply even after the payment of all royalties, or even if no production is carried out based on the OCS-funded know-how. The Research and Development Law ceases to apply to an OCS-funded company only after the know-how connected with the OCS funding is fully transferred to another entity with the approval of the OCS. Violation of the Research and Development Law may result, among other things, in a requirement to repay the any OCS funding, including interest, differentials and penalties and criminal sanctions. As of this date, there are no OCS audits, actions, claims, suits, proceedings or investigations against us.

The funds available for OCS funding out of the annual budget of the State of Israel have been reduced in the past and may be further reduced in the future. We cannot predict whether, if at all, we would be entitled to any future funding or the amounts of any such funding. In return for the Israel government’s participation payments in programs approved by the OCS, we are obligated to pay royalties at a rate of 3% to 6% of sales of developed products until the OCS is repaid in full. As of September 30, 2013, we have and have a contingent obligation to pay royalties in the amount of approximately $33.7 million. We may, in the future, apply for additional OCS funding.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969 (the “Industry Encouragement Law”), generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.

The Industry Encouragement Law defines an “Industrial Company” as a company resident in Israel, of which 90% or more of its income in any tax year, other than income from defense loans, is derived from an “Industrial Enterprise” owned by it. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

•	amortization over an eight-year period of the cost of purchased know-how and patents and rights to use a patent and know-how which are used for the development or advancement of the company;
•	under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and
•	expenses related to a public offering are deductible in equal amounts over a three-year period.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon the approval of any governmental authority. The Israeli tax authorities may determine that we do not qualify as an Industrial Company, which could entail our loss of the benefits that relate to this status. There can be no assurance that we will continue to qualify as an Industrial Company or that the benefits described above will be available in the future.

Taxation of our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders.  A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax so long as the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of 25% or more in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Additionally, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset is generally exempt from Israeli capital gains tax unless, among other things, (i) the capital gain arising from the disposition is attributed to business income derived by a permanent establishment of the shareholder in Israel; (ii) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition; or (iii) such U.S. resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source.

Taxation of Non-Israeli Shareholders on Receipt of Dividends.  Non-Israeli residents generally will be subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an Approved Enterprise, a Preferred Enterprise or a Beneficiary Enterprise, unless a reduced tax rate is provided under an applicable tax treaty. Pursuant to the Tax Amendment, effective January 1, 2014, if the dividend is being paid out of certain income attributable to an Preferred Enterprise, the dividend will be subject to tax at the rate of 20% (and not 15%). A different rate may be provided in a treaty between Israel and the shareholder’s country of residence, as mentioned below.

In this regard, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a United States resident (for purposes of the United States-Israel Tax Treaty) is 25%. Consequently, distributions to U.S. residents of income attributed to an Approved Enterprise, a Preferred Enterprise or a Beneficiary Enterprise will be subject to withholding tax at a rate of 15%. However, generally, the maximum rate of withholding tax on dividends, not generated by an Approved Enterprise, a Preferred Enterprise or a Beneficiary Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

UNDERWRITING

Under the terms and subject to the conditions to be set forth in an underwriting agreement, dated as of March   , 2014, by and between us and William Blair & Company, L.L.C., acting as representative for the underwriters named below, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the following respective numbers of ordinary shares:

Underwriter	Number of Shares
William Blair & Company, L.L.C.
Needham & Company, LLC
Oppenheimer & Co. Inc.
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted the underwriters an over-allotment option, exercisable no later than 30 calendar days after the date of the underwriting agreement, to purchase up to an aggregate of        additional shares at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement and as indicated below. We will be obligated to sell these shares to the underwriters to the extent the over-allotment option is exercised. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with the sale of our ordinary shares offered by this prospectus supplement.

Commission and Expenses

The underwriters have advised us that they propose to offer our ordinary shares directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per share. After the offering, the public offering price and the concession to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the per share and total underwriting discounts and commissions that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	PER SHARE	TOTAL WITHOUT OVER-ALLOTMENT EXERCISE	TOTAL WITH OVER-ALLOTMENT EXERCISE
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to AudioCodes Ltd., before expenses	$	$	$

We have also agreed to reimburse the underwriters for certain of their expenses in an amount not to exceed $    . We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discounts and commissions, will be approximately $    , which includes legal costs, various other fees.

No Sales of Similar Securities

We have agreed with the underwriters, subject to specified exceptions, not to (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant an option, right or warrant to purchase or otherwise transfer or dispose of, any of our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares or file any registration statement under the Securities Act (other than on Form S-8 or equivalent forms) with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the ordinary shares, or such other securities, whether any such swap or transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Our directors and certain of our executive officers have agreed with the underwriters not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our ordinary shares or any securities convertible into or exchangeable or exercisable for our ordinary shares, whether owned or hereafter acquired by such executive officer or director or with respect to which such executive officer or director has or hereafter acquires the power of disposition, or file, make any demand with respect to, cause to be filed, or exercise any right with respect to any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ordinary shares, whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise. The lock-up agreements do not prohibit our executive officers and directors from transferring our ordinary shares for bona fide gifts or other estate and tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms. The lock-up agreements do not prohibit us from issuing ordinary shares to our executive officers and directors upon exercise of options or vesting and settlement of restricted share units outstanding on the date of this prospectus supplement and do not prohibit sales under Rule 10b5-1 trading plans in effect on the date of this prospectus supplement. During the lock-up period, 120,000 ordinary shares could be sold pursuant to such trading plans, as currently in effect.

These restrictions will apply through and including the date that is 90 days after the date of this prospectus supplement.

The underwriters may at their discretion and at any time or from time to time before the termination of the 90-day restricted period, without public notice, release all or any portion of the securities subject to lock up agreements. There are no existing agreements between the underwriters and us, providing consent to the sale of shares prior to the expiration of the lock up period.

Listing

Our ordinary shares are traded on NASDAQ and the TASE under the symbol “AUDC”.

Price Stabilization and Short Positions

Until the distribution of the ordinary shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our ordinary shares.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise make short sales of our ordinary shares and may purchase our ordinary shares in the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. The underwriters may close out any short position by purchasing shares in the open market or exercising their over-allotment option. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. The underwriters may also engage in “stabilizing bids,” which are bids for or the purchase of our ordinary shares on behalf of the underwriters in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of our ordinary shares.

The underwriters’ purchases to cover short sales, as well as other purchases by the underwriters for their own account, and stabilizing bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriters may also engage in passive market making transactions in our ordinary shares on the NASDAQ in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ordinary shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we, nor the underwriters, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor the underwriters makes any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short position in such securities and instruments.

Selling Restrictions

Canada

The ordinary shares may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under Israeli Securities Law, and has not been filed with or approved by the Israeli Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus may be distributed only to, and directed only at, investors listed in the first addendum, or the Addendum, to Israel’s Securities Law, 5728-1968. Institutional investors are required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this prospectus supplement and the accompanying prospectus in Israel, at our sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus supplement and certain other legal matters relating to Israeli law will be passed upon by Naschitz, Brandes & Co., Tel-Aviv, Israel. Some legal matters relating to United States law will be passed upon for AudioCodes by Fulbright & Jaworski LLP, New York, New York. The underwriter is being represented in connection with this offering with respect to United States law by Latham & Watkins LLP, Chicago, Illinois and with respect to Israeli law by Herzog Fox & Neeman, Tel-Aviv, Israel.

EXPERTS

The consolidated financial statements of AudioCodes Ltd. as of December 31, 2012 and for each of the three years in the period ended December 31, 2012, included in our Annual Report on Form 20-F filed with the SEC, are incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the reports of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global Limited, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make, and before January 24, 2002 did not make, our SEC filings electronically, so that those filings are not available on the SEC’s website. However, since that date, we have been making all required filings with the SEC electronically, and these filings are available over the Internet as described below.

In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information.

You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.audiocodes.com. Our website does not form part of this prospectus supplement and investors should not rely on any such information in deciding whether to purchase our ordinary shares.

We incorporate by reference in this prospectus supplement the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to the extent that such Form 6-K indicates that it is intended to by incorporated by reference herein) filed with the SEC pursuant to the Exchange Act between the date of this prospectus supplement and prior to the termination of the offering. The documents we incorporate by reference are:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on April 11, 2013;
•	the information contained in the first paragraph of our Report on Form 6-K filed with the SEC on February 18, 2014;
•	the information set forth in the first, second, third and seventh paragraphs following the list captioned “Fourth Quarter Highlights” of, the reconciliation of GAAP net income (loss) to non-GAAP net income (loss) (in each case solely with respect to the annual results for the years ended December 31, 2013 and 2012), and the condensed consolidated balance sheets, condensed consolidated statements of operations and condensed consolidated statement of cash flows contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on January 29, 2014;
•	our Interim Condensed Consolidated Financial Statements as of September 30, 2013, the Operating Results and Financial Review in connection with our Interim Unaudited Condensed Consolidated Financial Statements for the nine months ended September 30, 2013, and the English Summary of Addendum, dated September 23, 2013, to Lease and Construction Agreement of November 14, 2000, between Airport City Ltd., as landlord and us, as tenant, attached as Exhibits 1, 2 and 3, respectively, to our Report on Form 6-K filed with the SEC on January 6, 2014;
•	the information set forth in the third and fourth paragraphs following the list captioned “Third Quarter Highlights” of, and the reconciliation of GAAP net income (loss) to non-GAAP net income (loss) contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on October 30, 2013;
•	the information contained in Exhibit 1 to our Report on Form 6-K filed with the SEC on August 8, 2013;
•	the information set forth in the first, second, third, fourth and fifth paragraphs following the list captioned “Second Quarter Highlights” of, and the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statement of cash flows and the reconciliation of GAAP net income (loss) to non-GAAP net income (loss) contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on July 30, 2013;
•	the information set forth in the second, third, fourth, fifth, sixth and seventh paragraphs of, and the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statement of cash flows and the reconciliation of GAAP net income (loss) to non-GAAP net income (loss) contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on April 29, 2013;
•	the information set forth in the fifth, sixth and seventh paragraphs of, and the reconciliation of GAAP net income (loss) to non-GAAP net income (loss) (in each case solely with respect to the annual results for the years ended December 31, 2012 and 2011, and the quarterly results for the three months ended December 31, 2012) contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on January 30, 2013;
•	the information set forth in the sixth, seventh and eighth paragraphs of, and the reconciliation of GAAP net income to non-GAAP net income (in each case solely with respect to the annual results for the years ended December 31, 2011 and 2010) contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on February 2, 2012;
•	the information set forth in the fifth and sixth paragraphs of, and the reconciliation of GAAP net income to non-GAAP net income (in each case solely with respect to the annual results for the years ended December 31, 2010 and 2009) contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on January 26, 2011;
•	the information set forth in the fifth and sixth paragraphs of, and the reconciliation of GAAP net income to non-GAAP net income (in each case solely with respect to the annual results for the years ended December 31, 2009 and 2008) contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on February 3, 2010;
•	the information set forth in the fourth and fifth paragraphs of, and the reconciliation of GAAP net income to non-GAAP net income (in each case solely with respect to the annual results for the years ended December 31, 2008 and 2007) contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on February 12, 2009;

•	the information set forth in the fourth paragraph of, and the reconciliation of GAAP net income to non-GAAP net income (in each case solely with respect to the annual results for the years ended December 31, 2007 and 2006) contained in, the press release attached as Exhibit 1 to our Report on Form 6-K filed with the SEC on February 5, 2008; and
•	the description of our ordinary shares set forth in our Registration Statement on Form 8-A filed with the SEC on May 20, 1999, and any amendment or report filed for the purpose of updating that description.

The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

AudioCodes Ltd.
1 Hayarden Street, Airport City
Lod 7019900, Israel
Telephone: (972) 3-976-4105

or to our agent in the United States:

AudioCodes Inc.
27 World’s Fair Drive, Somerset
New Jersey 08873
Telephone: (732) 469-0880

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in Israel. All of our executive officers and most of our directors and our Israeli auditors are nonresidents of the United States, and a substantial portion of our assets and the assets of these persons are located outside the United States. Therefore, it may be difficult to enforce a judgment obtained in the United States against us or any such persons.

Additionally, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters. Subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,
•	the judgment is no longer appealable,
•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and
•	the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud,
•	there was no due process,
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,
•	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or
•	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed our U.S. subsidiary, AudioCodes Inc. as our agent to receive service of process in any action against us in the state and federal courts sitting in The City of New York, Borough of Manhattan arising out of the offering of ordinary shares pursuant to this prospectus supplement. We have not given consent for this agent to accept service of process in connection with any other claim.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. Judgment creditors bear the risk of unfavorable exchange rates.

PROSPECTUS

$75,000,000 of Ordinary Shares, Warrants, Debt Securities
and/or Units Offered by AudioCodes Ltd.

AUDIOCODES LTD.

This prospectus relates to ordinary shares, warrants and debt securities, and any combination of such securities, separately or as units, that we may offer and sell from time to time in one or more offerings up to a total dollar amount of $75,000,000. The warrants and debt securities may be convertible, exercisable or exchangeable for ordinary shares. We refer to the ordinary shares that we may offer and sell, and the warrants, debt securities and units that we may offer and sell, collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide specific terms of the offering of these securities, and the terms of any warrants, debt securities and units so offered, in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly, on a continuous or delayed basis, by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any sale will also be included in a prospectus supplement.

Our ordinary shares are traded on the NASDAQ Global Select Market, or NASDAQ, and the Tel-Aviv Stock Exchange, or the TASE, under the symbol “AUDC”. The closing price of our ordinary shares on NASDAQ on January 3, 2014 was $7.64 per share and the closing price of our ordinary shares on the TASE on January 2, 2014 was NIS24.62 per share. If we decide to list any warrants, debt securities or units that may be issued on a national securities exchange, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Investing in our securities involves a high degree of risk. You should carefully consider the “Risk Factors” referred to on page 3 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus or the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission, the Israel Securities Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The date of this prospectus is January 9, 2014

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

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PROSPECTUS SUMMARY

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings up to a total dollar amount of U.S. $75,000,000.

This prospectus provides you with a general description of the securities which we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information and Incorporation by Reference” before purchasing any of our securities.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Where You Can Find More Information and Incorporation by Reference.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information and Incorporation by Reference.”

This prospectus may not be used by us to sell any securities unless accompanied by a prospectus supplement.

In this prospectus, unless the context otherwise requires, “AudioCodes,” “us,” “we” and “our” refer to AudioCodes Ltd. and its subsidiaries.

In this prospectus, unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels.

About AudioCodes

We design, develop and sell products and services for voice and data over packet networks. In broad terms, voice over packet, or VoP, networks consist of key network elements such as software switches, application servers, IP phones, media gateways, session border controllers, or SBC, and multi service business routers, or MSBR. Our products primarily provide the media gateway, SBC and MSBR elements in the network, as well as voice over Internet protocol, or VoIP, end-points such as IP Phones and VoIP mobile clients. MSBR integrates media gateway and SBC functionality with data routing and network access. The media gateways connect legacy and IP networks. They essentially receive the legacy format of communication and convert it to an IP communication and vice versa. Typically, media gateways utilize compression algorithms to compress the amount of information and reduce the amount of bandwidth required to convey the information (for example, a voice communication). With the industry migration to an end-to-end IP network, media gateways evolved into SBC, now also connect between different VoIP networks, providing security, interoperability, resiliency and voice quality functionality.

Our Markets
•	Unified Communications — Unified Communications, or UC, refers to IP based enterprise communication systems that enable employees to enhance productivity, collaborate and integrate different types of communications into a single coherent user experience, providing on line (voice, video, data, instant messaging) and off line (voice mail, email and fax) integration into the same device. The devices can include PCs, desktop phones or mobile smartphones, tablets and other end points. AudioCodes sells connectivity products, end points, applications and services into the unified communications market, partnering with leading UC solution vendors, including Microsoft, Alcatel-Lucent, Avaya and others.

•	Business Services — Business Services refers to telecommunications services, including but not limited to: data, voice and UC, offered by service and cloud providers to businesses and enterprises of all sizes. Typical services offered, include:
º	SIP Trunking for connecting customers’ telephony systems to voice connectivity services (trunking) over IP technology. SIP trunking is the use of VoIP to facilitate connection of customers telephony systems to the public network;
º	Managed service which allows services providers to fully own, manage and operate the customers’ voice and data system;
º	Hosted PBX/IP-Centrex which allows services providers to host and deliver voice and UC services to business users.

AudioCodes typically sells products and services to the service and cloud providers through sales channel and direct engagement, and typically includes IP phones, gateways, enterprise SBC, service providers SBC and MSBR.

•	Contact Centers — Contact Centers refer to telecommunications enablement of customer service and support desks of enterprises and businesses. A contact center may be implemented on premises or via cloud. The most common form of customer interaction is by a phone call that is placed either into a contact center by the customer when seeking help or service or by a phone call that is placed outbound by a contact center to solicit, update or survey customers. AudioCodes typically sells IP phones, gateways, and SBC in this market, and engages the enterprises through system integrators, resellers, and OEM partners. AudioCodes products fit in contact centers that are software driven by companies including Avaya, Genesys, Interactive Intelligence and others.

Recent Developments

In May 2013, we acquired certain assets of Mailvision Ltd., an Israeli company which develops, markets and licenses VoIP solutions for mobile, PC and tablet devices for telecom operators and service providers, for the following consideration: (i) $233,000 to be payable 12 months following the closing date, and (ii) an additional earn out payment subject to the achievement of a certain level of net revenues from the sale of Mailvision’s products. The purchase price can be made, at our discretion, in either cash or our ordinary shares. As additional consideration for the transaction, we waived repayment of any outstanding loans made by us to Mailvision and assumed specified liabilities of Mailvision in the aggregate amount of approximately $2.4 million. Under certain limited circumstances, if we were to sell the acquired assets and assumed liabilities of Mailvision to a third party during a period of 12 months following the closing date (“Option Period”), the proceeds in excess of a specified amount would be payable to the sellers. In addition, if the purchase price offered by a third party during the Option Period exceeds a specified amount, subject to a number of conditions, we would be required to sell the acquired assets and assumed liabilities. If this were to occur, we would not be required to pay the earn out amounts. We have no current intention to sell our Mailvision business and believe that, even if a sale were to occur during the Option Period, none of the proceeds would be required to be paid to the sellers.

In September, 2013 we extended our lease agreement for our main offices located in Airport City, Lod, Israel for an additional period of 10 years, commencing February 2014. The leased property is approximately 200,000 square feet and the annual lease payments commencing February 2014 are approximately $5.2 million (including management fees).

Corporate Information

AudioCodes Ltd. was incorporated in 1992 under the laws of the State of Israel. Our principal executive offices are located at 1 Hayarden Street, Airport City, Lod 7019900, Israel. Our telephone number is 972-3-976-4000. Our agent in the United States is AudioCodes Inc., 27 World’s Fair Drive, Somerset, New Jersey 08873.

RISK FACTORS

Before you invest in our securities, you should carefully consider the risks involved. In addition, we may include additional risk factors in a prospectus supplement to the extent there are additional risks related to the securities offered by that prospectus supplement. Accordingly, you should carefully consider the following factors, other information in this prospectus or in the documents incorporated by reference and any additional risk factors included in the relevant prospectus supplement:

Risks Related to Our Business and Industry

We reported losses in 2008, 2009 and 2012. We may report additional losses in the future.

We reported a net loss of $85.8 million in 2008, $2.8 million in 2009 and $4.2 million in 2012. We reported net income of $12.1 million in 2010, $7.2 million in 2011 and $1.5 million in the first nine months of 2013. The loss in 2008 included a non-cash impairment charge of $86.1 million taken in the fourth quarter of 2008 with respect to goodwill, intangible assets and investment in an affiliate. The majority of our expenses are directly and indirectly related to the number of people we employ. We may increase our expenses based on projections of revenue growth. If at any given time we do not meet our expectations for growth in revenues our expenses incurred in anticipation of projected revenues may cause us to incur a loss. We may not be able to anticipate a loss in advance and adjust our variable costs accordingly. As a result, we may report additional losses in the future.

We have depended, and expect to continue to depend, on a small number of large customers. The loss of one or more of our large customers or the reduction in purchases by a significant customer or failure of such customer to pay for the products it purchases from us could have a material adverse effect on our revenues.

Historically, a substantial portion of our revenues has been derived from large purchases by a small number of original equipment manufacturers, or OEMs, and network equipment providers, or NEPs, systems integrators and distributors. Our top three customers accounted for approximately 22.2% of our revenues in 2010, 25.5% of our revenue in 2011, 25.3% of our revenues in 2012 and 25.8% in the first nine months of 2013. Sales to ScanSource Communications Inc., our largest customer, accounted for 16.2% of our revenues in the first nine months of 2013, compared to 13.9% of our revenues in 2012, 14.4% of our revenues in 2011 and 9.8% of our revenues in 2010. We do not enter into sales agreements in which a customer is obligated to purchase a set quantity of our products. Based on our experience, we expect that our customer base may change from period to period. If we lose a large customer and fail to add new customers, or if purchases made by such customers are significantly reduced, there could be a material adverse effect on our results of operations. For example, Nortel Networks was our largest customer in 2008 and 2009 accounting for 14.4% of our revenues in 2008 and 15.6% of our revenues in 2009. Nortel filed for bankruptcy protection in January 2009. In 2010, Nortel accounted for only 3.9% of our revenue and in 2011 revenues from sales to Nortel were negligible. There were no revenues from sales to Nortel in 2012 and we do not expect to make any sales to Nortel in 2013. Our sales to companies that purchased units of Nortel are significantly less than our sales to Nortel. The reduction in sales to Nortel and the purchasers of its business units negatively affected our results of operations. Any significant reduction in sales to other large customers similar to the loss of our sales to Nortel could have a material adverse effect on our results of operations.

Recent and future economic conditions may adversely affect our business.

The uncertain economic and credit environment is having a negative impact on business around the world. The impact of these conditions on the technology industry and our major customers and potential customers has been significant. Conditions may continue to be uncertain or may be subject to deterioration which could lead to a further reduction in consumer and customer spending overall, which could have an adverse impact on sales of our products. A disruption in the ability of our significant customers to access liquidity could cause serious disruptions or an overall deterioration of their businesses which could lead to a significant reduction in their orders of our products and the inability or failure on their part to meet their payment obligations to us, any of which could have a material adverse effect on our results of operations and liquidity. A significant adverse change in a customer’s financial and/or credit position could also require us to assume greater credit risk relating to that customer’s receivables or could limit our ability to collect receivables related to previous purchases by that customer. As a result, our reserves for doubtful accounts and write-offs of accounts receivable could increase.

We may need additional financing to operate or grow our business. We may not be able to raise additional financing for our capital needs on favorable terms, or at all, which could limit our ability to grow and to continue our longer term expansion plans.

We may need additional financing to operate our business or continue our longer term expansion plans. To the extent that we cannot fund our activities and acquisitions through our existing cash resources and any cash we generate from operations, we may need to raise equity or debt funds through additional public or private financings. We cannot be certain that we will be able to obtain additional financing on commercially reasonable terms, or at all. This could inhibit our growth, increase our financing costs or cause us severe financial difficulties.

We could be forced to repay our bank debt if we are unable to satisfy the covenants in our loan agreements.

In 2011, we borrowed $23.8 million, of which $19.9 million is repayable in 20 equal quarterly payments of approximately $1.0 million from December 2011 through September 2017 and the remaining $3.9 million is repayable in 10 equal semiannual payments of $390,000 from June 2012 through December 2016. If we are unable to make payments when required by these loan agreements or if we do not comply with covenants in our loan agreements with respect to maintaining shareholders’ equity at specified levels or achieving certain levels of operating income, we could be required to repay all or portion of these bank loans prior to their maturity. During 2011 and 2012, we were not in compliance with some of the financial covenants contained in our loan agreements. Each of our lenders agreed to waive compliance with these covenants subject to compliance with revised financial covenants during the remainder of 2012 and 2013. If we are unable to comply with these revised financial covenants in the future, our lenders could require us to repay all of our outstanding loans.

We are dependent on the development of the VoIP market to increase our sales.

We are dependent on the development of the Voice over Internet Protocol, or VoIP, market to increase our sales. We cannot be sure that the delivery of telephone and other communications services over packet networks will continue to expand or that there will be a need to interconnect to other networks utilizing the type of technology contained in our products. For example, the need for our media gateway products depends on the need to interconnect VoIP networks with traditional non-packet based networks. Our enterprise session border control products depend on growth in the need to interconnect Voice over Packet and unified communication systems with each other. The adaptation process of connecting packet networks and telephone networks can be time consuming and costly. Sales of our VoIP products will depend on the continued development of packet networks and the commercialization of VoIP services. If this market develops more slowly than we expect, we may not be able to sell our products in a significant enough volume to be profitable.

We may expand our business through acquisitions that could result in diversion of resources and extra expenses. This could disrupt our business and affect our results of operations.

Part of our strategy is to pursue acquisitions of, or investments in, businesses and technologies or to establish joint ventures to expand our business. The negotiation of acquisitions, investments or joint ventures, as well as the integration of acquired or jointly developed businesses or technologies, could divert our management’s time and resources. Acquired businesses, technologies or joint ventures may not be successfully integrated with our products and operations. The markets for the products produced by the companies we acquire may take longer than we anticipated to develop and to result in increased sales and profits for us. We may not realize the intended benefits of any acquisition, investment or joint venture and we may incur losses from any acquisition, investment or joint venture.

The future valuation of acquired businesses may be less than the purchase price we paid and result in impairment charges related to goodwill or intangible assets. For example, during the fourth quarter of 2008, we recognized non-cash impairment charges of $86.1 million with respect to goodwill and intangible assets related to previous acquisitions and an investment in an affiliated company.

In addition, acquisitions could result in:

•	substantial cash expenditures;
•	potentially dilutive issuances of equity securities;
•	the incurrence of debt and contingent liabilities;
•	a decrease in our profit margins;
•	amortization of intangibles and potential impairment of goodwill and intangible assets, such as occurred during 2008;
•	reduction of management attention to other parts of the business;
•	failure to invest in different areas or alternative investments;
•	failure to generate expected financial results or reach business goals; and
•	increased expenditures on human resources and related costs.

If acquisitions disrupt our sales or marketing efforts or operations, our business may suffer.

If new products we recently introduced or expect to introduce in the future fail to generate the level of demand we anticipated, we will realize a lower than expected return from our investment in research and development with respect to those products, and our results of operations may suffer.

Our success is dependent, in part, on the willingness of our customers to transition or migrate to new products, such as our expanded offering of Mediant and IP media products, our residential gateways, our session border controller products, our multi service business gateways (MSBRs), our software application products, our services or expected future products. We are involved in a continuous process of evaluating changing market demands and customer requirements in order to develop and introduce new products, features and applications to meet changing demands and requirements. We need to be able to interpret market trends and the advancement of technology in order to successfully develop and introduce new products, features and applications. If potential customers defer transition or migration to new products, our return on our investment in research and development with respect to products recently introduced or expected to be introduced in the near future will be lower than we originally anticipated and our results of our operations may suffer.

Because of the rapid technological development in the communications equipment market and the intense competition we face, our products can become outmoded or obsolete in a relatively short period of time, which requires us to provide frequent updates and/or replacements to existing products. If we do not successfully manage the transition process to the next generation of our products, our operating results may be harmed.

The communications equipment market is characterized by rapid technological innovation and intense competition. Accordingly, our success depends in part on our ability to develop next generation products in a timely and cost-effective manner. The development of new products is expensive, complex and time consuming. If we do not rapidly develop our next generation products ahead of our competitors, we may lose both existing and potential customers to our competitors. Further, if a competitor develops a new, less expensive product using a different technological approach to delivering informational services over existing networks, our products would no longer be competitive. Conversely, even if we are successful in rapidly developing new products ahead of our competitors and we do not cost-effectively manage our inventory levels of existing products when making the transition to the new products, our financial results could be negatively affected by high levels of obsolete inventory. If any of the foregoing were to occur, then our operating results would be harmed.

Our industry is rapidly evolving and we may not be able to keep pace with technological changes, which could adversely affect our business.

The transmission of multimedia over data networks is rapidly evolving. Short product life cycles place a premium on our ability to manage the transition from current products to new products. Our future success in generating revenues will depend on our ability to enhance our existing products and to develop and introduce new products and product features. These products and features must keep pace with technological developments and address the increasingly sophisticated needs of our customers. The development of new technologies and products is increasingly complex and uncertain. This increases the difficulty in coordinating the planning and production process and can result in delay in the introduction of new technologies and products.

The increase in the number of IP networks may adversely affect the demand for media gateway products.

Media gateway products are primarily intended to transcode voice from traditional telephony networks to IP networks and vice versa. Along with the growth in the number of IP networks, there has been an increase in the amount of information that is sent directly from one IP network to another IP network. This direct network communication potentially obviates the need to use a media gateway or transcoding. A reduction in the demand for media gateways may adversely affect the demand for our media gateway products and, in turn, adversely affect our results of operations.

New industry standards, the modification of our products to meet additional existing standards or the addition of features to our products may delay the introduction of our products or increase our costs.

The industry standards that apply to our products are continually evolving. In addition, since our products are integrated into networks consisting of elements manufactured by various companies, they must comply with a number of industry standards and practices established by various international bodies and industry forums. Should new standards gain broad acceptance, we will be required to adopt those standards in our products. We may also decide to modify our products to meet additional existing standards or add features to our products. Standards may be adopted by various industry interest groups or may be proprietary and nonetheless accepted broadly in the industry. It may take us a significant amount of time to develop and design products incorporating these new standards. We may also have to pay additional fees to the developers of the technologies which constitute the newly adopted standards.

Our OEM customers or potential customers may develop or prefer to develop their own technical solutions, or purchase third party technology, and as a result, would not buy our products.

Our products are sold also as components or building blocks to large OEMs and NEPs. These customers incorporate our products into their product offerings, usually in conjunction with value-added services of their own or of third parties. OEM or NEP customers or potential customers may prefer to develop their own technology or purchase third party technology. They could also manufacture their own components or building blocks that are similar to the ones we offer. Large customers have already committed significant resources in developing integrated product offerings. Customers may decide that this gives them better profitability and/or greater control over supplies, specifications and performance. Customers may therefore not buy components or products from an external manufacturer such as us. This could have an adverse impact on our ability to sell our products and our revenues.

We have a limited order backlog. If revenue levels for any quarter fall below our expectations, our results of operations will be adversely affected.

We have a limited order backlog, which makes revenues in any quarter substantially dependent on orders received and delivered in that quarter. A delay in the recognition of revenue, even from one customer, may have a significant negative impact on our results of operations for a given period. We base our decisions regarding our operating expenses on anticipated revenue trends, and our expense levels are relatively fixed, or require some time for adjustment. Because only a small portion of our expenses varies with our revenues, if revenue levels fall below our expectations, our results of operations will be adversely affected.

Generally, we sell to original equipment manufacturers, or OEMs, network equipment providers or system integrator customers, as well as to distributors. As a result, we have less information with respect to the actual requirements of end-users and their utilization of equipment. We also have less influence over the choice of equipment by these end-users.

We typically sell to OEM customers, network equipment providers, and system integrators, as well as to distributors. Our customers usually purchase equipment from several suppliers and may be trying to fulfill one of their customers’ specific technical specifications. We rely heavily on our customers for sales of our products and to inform us about market trends and the needs of their customers. We cannot be certain that this information is accurate. If the information we receive is not accurate, we may be manufacturing products that do not have a customer or fail to manufacture products that end-users want. Because we are selling products to OEMs, system integrators and distributors rather than directly to end-users, we have less control over the ultimate selection of products by end-users.

We have invested significant resources in developing products compatible with Microsoft Lync related solutions. If Microsoft abandons this solution, decides to promote products of our competitors instead of our products, is unwilling to continue to recognize AudioCodes as its partner or fails to achieve the expected growth of Lync, our results of operations will be adversely affected.

We have invested significant resources in complying with Microsoft’s requirements for the purpose of becoming a Microsoft recognized partner for their unified communication solutions for the enterprise market, which are known as Microsoft Lync. We believe that recognition as a Microsoft partner enhances our access to and visibility in markets relevant to our products. We are dependent on the users of Microsoft Lync to recognize the utility of our compatible products and purchase them. If Microsoft were to abandon Lync, decide to promote the products of our competitors instead of our products, is unwilling to continue to recognize AudioCodes as a Lync partner or fails to achieve the expected growth of Lync, our results of operations will be adversely affected.

The markets we serve are highly competitive and many of our competitors have much greater resources, which may make it difficult for us to maintain profitability.

Competition in our industry is intense and we expect competition to increase in the future. Our competitors currently sell products that provide similar benefits to those that we sell. There has been a significant amount of merger and acquisition activity and strategic alliances, frequently involving major telecommunications equipment manufacturers acquiring smaller companies, and we expect that this will result in an increasing concentration of market share among these companies, many of whom are our customers.

Our principal competitors in the area of analog media gateways (2 to 24 ports) for access and enterprise are Linksys, Mediatrix Telecom, Inc., Vega Stream Limited, Innovaphone AG, NET (acquired by Sonus Networks), Tainet Communication System Corp., D-Link Systems, Inc., Patton, Sangoma, Dialogic and Edgewater.

In the area of low and mid density digital gateways we face competition from companies such as Nokia-Siemens, Huawei, and from Cisco, Dialogic, Genband, Sonus Networks, NET (acquired by Sonus Networks), Patton, Ferrari and Snagoma.

Our competitors in the area of multi service business gateways are companies such as Cisco, Juniper, Adtran, One-Access, Patton, Huawei, HP/3COM, Alcatel-Lucent and more.

Specifically in the area of enterprise class session border controller technology we compete with ACME Packet (acquired by Oracle), Cisco, SIPera (acquired by Avaya), Sonus Networks, NET (acquired by Sonus Networks), Ingate and Edgewater.

Our competitors in the Microsoft Lync certified gateways, session border controller and IP Phone markets include NET (acquired by Sonus Networks), Dialogic, Cisco, Ferrari, ACME Packet (acquired by Oracle) and Polycom.

Some of our competitors are also customers of our products and technologies.

Our principal competitors in the residential gateway market are Pirelli Broadband (ADB), Technicolor (previously Thomson), Sagemcom, ZyXEL, Netgear, Bewan (Pace), Huawei, FiberHome and ZTE.

Our principal competitors in the sale of signal processing chips are Broadcom, Octasic and Mindspeed. Other indirect competition is arriving from the integration of VoIP functionality into processors (running VoIP signal processing on generic ARM/MIPS cores), thus decreasing the need for dedicated signal processing chips in the VoIP product. Examples to such manufacturers are Cavium, Texas Instruments and more. Our principal competitors in the communications board market are Dialogic, Sangoma and PIKA Technologies.

Our principal competitors in the area of IP Phones are comprised of “best-of-breed” IP phone vendors and end-to-end IP telephony vendors. “Best of breed” IP phone vendors sell standard-based SIP phones that can be integrated into any standards-based IP-PBX or hosted IP telephony system. These competitors include Polycom, HP, Yaelink and SNOM. End-to-end IP telephony vendors sell IP phones that only work in their proprietary systems. These competitors include Cisco, Avaya, Alcatel-Lucent, Siemens, Aastra, NEC and more.

Many of our competitors have the ability to offer complete network solutions and vendor-sponsored financing programs to prospective customers. Some of our competitors with broad product portfolios may also be able to offer lower prices on products that compete with ours because of their ability to recoup a loss of margin through sales of other products or services. Additionally, voice, audio and other communications alternatives that compete with our products are being continually introduced.

In the future, we may also develop and introduce other products with new or additional telecommunications capabilities or services. As a result, we may compete directly with VoIP companies and other telecommunications and solution infrastructure providers, some of which may be our customers. Additional competitors may include companies that currently provide communication software products and services. The ability of some of our competitors to bundle other enhanced services or complete solutions with VoIP products could give these competitors an advantage over us.

Offering to sell system level products that compete with the products manufactured by our customers could negatively affect our business.

Our product offerings range from media gateway building blocks, such as chips and boards, to media gateways, media servers and session border control products (systems). These products could compete with products offered by our customers. These customers could decide to decrease purchases from us because of this competition. This could result in a material adverse effect on our results of operations.

Offering to sell directly to carriers or service providers may expose us to requirements for service which we may not be able to meet.

We also sell our products directly to telecommunications carriers, service providers or other end-users. We have traditionally relied on third party distributors and OEMs to test and/or sell our products and to inform us about the requirements of end-users. We have limited experience selling our products directly to end-user customers. Telecommunications carriers and other service providers have great bargaining power in negotiating contracts. Generally, contracts with end-users tend to be more complex and impose more obligations on us than contracts with third party distributors. We may be unable to meet the requirements of these contracts. If we are unable to meet the conditions of a contract with an end-user customer, we may be subject to liquidated damages or liabilities that could result in a material adverse effect on our results of operations.

Selling directly to end-users may adversely affect our relationship with our current third party distributors upon whom we will continue to rely for a significant portion of our sales. Loss of third party distributors and OEMs, or a decreased commitment by them to sell our products as a result of direct sales by us, could adversely affect our sales and results of operations.

We rely on third-party subcontractors to assemble our products and therefore do not directly control manufacturing costs, product delivery schedules or manufacturing quality.

Our products are assembled and tested by third-party subcontractors. As a result of our reliance on third-party subcontractors, we cannot directly control product delivery schedules. We have in the past experienced delays in delivery schedules. Any problems that occur and persist in connection with the delivery, quality or cost of the assembly and testing of our products could have a material adverse effect on our business, financial condition and results of operations. This reliance could also lead to product shortages or quality assurance problems, which, in turn, could lead to an increase in the costs of manufacturing or assembling our products.

In addition, we have engaged several original design manufacturers, or ODMs, based in Asia to design and manufacture some of our products and may engage additional ODMs in the future. Any problems that occur and persist in connection with the delivery, quality, cost of the assembly or testing of our products, as well as the termination of our commercial relationship with an ODM or the discontinuance of the manufacturing of the respective products could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to deliver our products to our customers, and substantial reengineering costs may be incurred if a small number of third-party suppliers do not provide us with key components on a timely basis.

Texas Instruments Incorporated supplies all of the chips for our signal processor product line. Our signal processor line is used both as a product line in its own right and as a key component in our other product lines. Motorola and Cavium Networks manufacture all of the communications and network processors currently used on our embedded communications boards and network products.

We have not entered into any long-term supply agreements or alternate source agreements with our suppliers and, while we maintain an inventory of critical components, our inventory of chips would likely not be sufficient in the event that we had to engage an alternate supplier for these components.

An unexpected termination of the supply of the chips provided by Texas Instruments or the communications processors supplied by Motorola or Cavium Networks or disruption in their timely delivery would require us to make a large investment in capital and personnel to shift to using chips or signal processors manufactured by other companies and may cause a delay in introducing replacement products. Customers may not accept an alternative product design. Supporting old products or redesigning products may make it more difficult for us to support our products.

We utilize other sole source suppliers upon whom we depend without having long-term supply agreements.

Some of our sole source suppliers custom produce components for us based upon our specifications and designs while other of our sole source suppliers are the only manufacturers of certain components required by our products. We have not entered into any long-term supply agreements or alternative source agreements with our suppliers and while we maintain an inventory of components from single source providers, our inventory would likely not be sufficient in the event that we had to engage an alternate supplier of these single source components. In the event of any interruption in the supply of components from any of our sole source suppliers, we may have to expend significant time, effort and other resources in order to locate a suitable alternative manufacturer and secure replacement components. If no replacement components are available, we may be forced to redesign certain of our products. Any such new design may not be accepted by our customers. A prolonged disruption in supply may force us to redesign and retest our products. Any interruption in supply from any of these sources or an unexpected technical failure or termination of the manufacture of components could disrupt production, thereby adversely affecting our ability to deliver products and to support products previously sold to our customers.

In addition, if demand for telecommunications equipment increases, we may face a shortage of components from our suppliers. This could result in longer lead times, increases in the price of components and a reduction in our margins, all of which could adversely affect the results of our operations.

Our customers may require us to produce products or systems to hold in inventory in order to meet their “just in time,” or short lead time, delivery requirements. If we are unable to sell this inventory on a timely basis, we could incur charges for excess and obsolete inventory which would adversely affect our results of operations.

Our customers expect us to maintain an inventory of products available for purchase off the shelf subsequent to the initial sales cycle for these products. This may require us to incur the costs of manufacturing inventory without having a purchase order for the products. The VoIP industry is subject to rapid technological change and volatile customer demands, which result in a short product commercial life before a product becomes obsolete. If we are unable to sell products that are produced to hold in inventory, we may incur write-offs as a result of slow moving items, technological obsolescence, excess inventories, discontinued products and products with market prices lower than cost. Write-offs could adversely affect our operating results and financial condition. We wrote off inventory in an aggregate amount of $1.1 million in 2010, $644,000 in 2011, $2.3 million in 2012 and $1.1 million during the first nine months of 2013.

The right of our customers to return products and their right to exchange products may affect our ability to recognize revenues which could adversely affect the results of our operations.

Some of our customers expect us to permit them to return some or all of the products they purchase from us. If we contractually agree to allow a customer to return products, the customer may be entitled to a refund for the returned products or to receive a credit for the purchase of replacement products. If we agree to this type of contractual obligation, it could affect our ability to recognize revenues. In addition, if we are not able to resell any products that are returned, we would have to write off this inventory. This could adversely affect our results of operations.

Our products generally have long sales cycles and implementation periods, which increase our costs in obtaining orders and reduce the predictability of our revenues.

Our products are technologically complex and are typically intended for use in applications that may be critical to the business of our customers. Prospective customers generally must make a significant commitment of resources to test and evaluate our products and to integrate them into larger systems. As a result, our sales process is often subject to delays associated with lengthy approval processes that typically accompany the design and testing of new communications equipment. The sales cycles of our products to new customers are approximately six to twelve months after a design win, depending on the type of customer and complexity of the product. This time period may be further extended because of internal testing, field trials and requests for the addition or customization of features. This delays the time until we realize revenue and results in significant investment of resources in attempting to make sales.

Long sales cycles also subject us to risks not usually encountered in a short sales span, including customers’ budgetary constraints, internal acceptance reviews and cancellation. In addition, orders expected in one quarter could shift to another because of the timing of customers’ procurement decisions. The time required to implement our products can vary significantly with the needs of our customers and generally exceeds several months; larger implementations can take multiple calendar quarters. This complicates our planning processes and reduces the predictability of our revenues.

Our proprietary technology is difficult to protect, and our products may infringe on the intellectual property rights of third parties. Our business may suffer if we are unable to protect our intellectual property or if we are sued for infringing the intellectual property rights of third parties.

Our success and ability to compete depend in part upon protecting our proprietary technology. We rely on a combination of patent, trade secret, copyright and trademark laws, nondisclosure and other contractual agreements and technical measures to protect our proprietary rights. These agreements and measures may not be sufficient to protect our technology from third-party infringement, or to protect us from the claims of others.

Enforcement of intellectual property rights may be expensive and may divert attention of management and of research and development personnel away from our business. Intellectual property litigation could also call into question the ownership or scope of rights owned by us. We believe that at least one of our patents may cover technology related to the ITU G.723.1 standard. Because of our involvement in the standard setting process, we may be required to license certain of our patents on a reasonable and non-discriminatory basis to a current or future competitor, to the extent required to carry out the G.723.1 standard. Additionally, our products may be manufactured, sold, or used in countries that provide less protection to intellectual property than that provided under U.S. or Israeli laws or where we do not hold relevant intellectual property rights.

We believe that the frequency of third-party intellectual claims is increasing, as patent holders, including entities that are not in our industry and that purchase patents as an investment or to monetize such rights by obtaining royalties, use infringement assertions as a competitive tactic and a source of additional revenue. Any intellectual property claims against us, even without merit, could cost us a significant amount of money to defend and divert management’s attention away from our business. We may not be able to secure a license for technology that is used in our products and we may face injunctive proceedings that prevent distribution and sale of our products even prior to any dispute being concluded. These proceedings may also have a deterrent effect on purchases by customers, who may be unsure about our ability to continue to supply their requirements. We may be forced to repurchase our products and compensate customers that have purchased such infringing products. We may be forced to redesign the product so that it becomes non-infringing, which may have an adverse impact on the results of our operations.

In addition, claims alleging that the development, use, or sale of our products infringes third parties’ intellectual property rights may be directed either at us or at our direct or indirect customers. We may be required to indemnify such customers against claims made against them. We may be required to indemnify them even if we believe that the claim of infringement is without merit.

Multiple patent holders in our industry may result in increased licensing costs.

There are a number of companies besides us that hold patents for various aspects of the technology incorporated in our industry’s standards and our products. We expect that patent enforcement will be given high priority by companies seeking to gain competitive advantages or additional revenues. We have been sued a number of times in recent years for alleged patent infringement. The holders of patents from which we have not obtained licenses may take the position that we are required to obtain a license from them. We cannot be certain that we would be able to negotiate a license agreement at an acceptable price or at all. Our results of operations could be adversely affected by the payment of any additional licensing costs or if we are prevented from manufacturing or selling a product.

Changes in governmental regulations in the United States or other countries could slow the growth of the VoIP telephony market and reduce the demand for our customers’ products, which, in turn, could reduce the demand for our products.

VoIP and other services are not currently subject to all of the same regulations that apply to traditional telephony. Nevertheless, it is possible that foreign or U.S. federal or state legislatures may seek to impose increased fees and administrative burdens on VoIP, data, and video providers. The FCC has already required VoIP service providers to meet various emergency service requirements relating to delivery of 911 calls, known as E911, and to accommodate law enforcement interception or wiretapping requirements, such as the Communications Assistance for Law Enforcement Act, or CALEA. In addition, the FCC may seek to impose other traditional telephony requirements such as disability access requirements, consumer protection requirements, number assignment and portability requirements, and other obligations, including additional obligations regarding E911 and CALEA.

The cost of complying with FCC regulations could increase the cost of providing Internet phone service which could result in slower growth and decreased profitability for this industry, which would adversely affect our business.

The enactment of any additional regulation or taxation of communications over the Internet in the United States or elsewhere in the world could have a material adverse effect on our customers’ (and their customers’) businesses and could therefore adversely affect sales of our products. We do not know what effect, if any, possible legislation or regulatory actions in the United States or elsewhere in the world may have on private telecommunication networks, the provision of VoIP services and purchases of our products.

Use of encryption technology in our products is regulated by governmental authorities and may require special development, export or import licenses. Delays in the issuance of required licenses, or the inability to secure these licenses, could adversely affect our revenues and results of operations.

Growth in the demand for security features may increase the use of encryption technology in our products. The use of encryption technology is generally regulated by governmental authorities and may require specific development, export or import licenses. Encryption standards may be based on proprietary technologies. We may be unable to incorporate encryption standards into our products in a manner that will insure interoperability. We also may be unable to secure licenses for proprietary technology on reasonable terms. If we cannot meet encryption standards, or secure required licenses for proprietary encryption technology, our revenues and results of operations could be adversely affected.

We are subject to regulations that require us to use components based on environmentally friendly materials. We may be subject to various regulations relating to management and disposal of waste with respect to electronic equipment. Compliance with these regulations has increased our costs. Failure to comply with these regulations could materially adversely affect our results of operations.

We are subject to an increasing number of telecommunications industry regulations requiring the use of environmentally-friendly materials in telecommunications equipment. For example, pursuant to a European Community directive, telecom equipment suppliers are required to stop using specified materials that are not environmentally friendly. In addition, telecom equipment suppliers that take advantage of an exemption with respect to the use of lead in solders are required by this directive to eliminate the lead in solders from their products by the time set forth by the European Community regulations. This exemption has been extended by the authorities. Some of our customers may also require products that meet higher standards than those required by the directive, such as complete removal of additional harmful substances from our products. We are dependent on our suppliers for components and sub-system modules, such as semiconductors and purchased assemblies and goods, to comply with these requirements. This may harm our ability to sell our products in regions or to customers that may adopt such directives.

Compliance with these directives, especially with respect to the requirement that products eliminate lead solders, has required us to undertake significant expenses with respect to the re-design of our products. In addition, we may be required to pay higher prices for components that comply with this directive. We may not be able to pass these higher component costs on to our customers. Compliance with these regulations have increased and could continue to increase our product design costs. New designs may also require qualification testing with both customers and government certification boards. We cannot be certain of the reliability of any new designs that utilize non-lead components. While we have not experienced any significant reliability issues as a result of using non-lead components, the incorporation of these new components could adversely affect equipment reliability and durability.

Some of our operations use substances regulated under various federal, state, local and international laws governing the environment, including laws governing the management and disposal of waste with respect to electronic equipment. We could incur substantial costs, including fines and civil or criminal sanctions, if we were to violate or become liable under environmental laws or if our products become non-compliant with environmental laws. We also face increasing complexity in our product design and procurement operations as we adjust to new and future requirements relating to the materials that compose our products. The EU has enacted the Waste Electrical and Electronic Equipment Directive, which makes producers of electrical goods financially responsible for specified collection, recycling, treatment and disposal of past and future covered products. Similar legislation has been or may be enacted in other jurisdictions, including the United States, Canada, Mexico, China and Japan.

Our inability or failure to comply with these regulations could have a material adverse effect on our results of operations. In addition, manufacturers of components that use lead solders may decide to stop manufacturing those components prior to the required compliance date. These actions by manufacturers of components could result in a shortage of components that could adversely affect our business and results of operations.

A significant portion of our revenues is generated outside of the United States and Israel. We intend to continue to expand our operations internationally and, as a result, our results of operations could suffer if we are unable to manage our international operations effectively.

Revenues generated outside the United States and Israel represented approximately 39% of our revenues in 2010, 37% of our revenues in 2011, 42% of our revenues in 2012 and 42% of our revenues in the first nine months of 2013. Part of our strategy is to expand our penetration in existing foreign markets and to enter new foreign markets. Our ability to penetrate some international markets may be limited due to different technical standards, protocols or product requirements in different markets. Expansion of our international business will require significant management attention and financial resources. Our international sales and operations are subject to numerous risks inherent in international business activities, including:

•	economic and political instability in foreign countries;
•	compliance with foreign laws and regulations;
•	different technical standards or product requirements;
•	staffing and managing foreign operations;
•	foreign currency fluctuations;
•	export control issues;
•	governmental controls;
•	import or currency control restrictions;
•	local taxation;
•	increased risk of collection; and
•	burdens that may be imposed by tariffs and other trade barriers.

If we are unable to address these risks, our foreign operations may be unprofitable or the value of our investment in our foreign operations may decrease.

The prices of our products may become less competitive due to foreign exchange fluctuations.

Although we have operations throughout the world, the majority of our revenues and our operating costs in 2012 were denominated in, or linked to, the U.S. dollar. Accordingly, we consider the U.S. dollar to be our functional currency. However, a significant portion of our operating costs in 2012 and in the first nine months of 2013 were incurred in New Israeli Shekels (NIS). During 2012 and the first nine months of 2013, the NIS appreciated against the U.S. dollar, which resulted in an increase in the U.S. dollar cost of our operations in Israel. As a result of this differential, from time to time we may experience increases in the costs of our operations outside the United States, as expressed in U.S. dollars. If there is a significant increase in our expenses, we may be required to increase the prices of our products and may be less competitive. Currently, our international sales are denominated primarily in U.S. dollars. Therefore, any devaluation in the local currencies of our customers relative to the U.S. dollar could cause customers to decrease or cancel orders or default on payment.

Our sales to European customers denominated in Euros are increasing. Sales denominated in Euros could make our revenues subject to fluctuation in the Euro/U.S. dollar exchange rate. If the U.S. dollar appreciates against the Euro, we may be required to increase the prices of our products that are denominated in Euros. In 2012 and in the first nine months of 2013, the U.S. dollar depreciated against the Euro, which resulted in a decrease in the prices of our products that are denominated in Euros. If the U.S. dollar appreciates against the Euro, we may be required to increase the prices of our products that are denominated in Euros.

We may be unable to attract sales representatives who will market our products effectively.

A significant portion of our marketing and sales involves the aid of independent sales representatives that are not under our direct control. We cannot be certain that our current independent sales representatives will continue to distribute our products or that, even if they continue to distribute our products, they will do so successfully. These representatives are not subject to any minimum purchase requirements and can discontinue marketing our products at any time. In addition, these representatives often market products of our competitors. Accordingly, we must compete for the attention and sales efforts of our independent sales representatives.

Our products could contain defects, which would reduce sales of those products or result in claims against us.

We develop complex and evolving products. Despite testing by us and our customers, undetected errors or defects may be found in existing or new products. The introduction of products with reliability, quality or compatibility problems could result in reduced revenues, additional costs, increased product returns and difficulty or delays in collecting accounts receivable. The risk is higher with products still in the development stage, where full testing or certification is not yet completed. This could result in, among other things, a delay in recognition or loss of revenues, loss of market share or failure to achieve market acceptance. We could also be subject to material claims by customers that are not covered by our insurance.

Obtaining certification of our products by national regulators may be time-consuming and expensive. We may be unable to sell our products in markets in which we are unable to obtain certification.

Our customers may expect us to obtain certificates of compliance with safety and technical standards set by national regulators, especially standards set by U.S. or European regulators. There is no uniform set of standards, and each national regulator may impose and change its own standards. National regulators may also prohibit us from importing products that do not conform to their standards. If we make any change in the design of a product, we are usually required to obtain recertification of the product. The process of certification may be time-consuming and expensive and may affect the length of the sales cycle for a product. If we are unable to obtain certification of a product in a market, we may be unable to sell the product in that market.

We depend on a limited number of key personnel who would be difficult to replace.

Because our products are complex and our market is evolving, the success of our business depends in large part upon the continuing contributions of our management and key personnel. Specifically, we rely heavily on the services of Shabtai Adlersberg, our Chief Executive Officer and President, and Lior Aldema, our Chief Operating Officer and Head of Global Sales. If our Chief Executive Officer or our Chief Operating Officer are unable or unwilling to continue with us, our results of operations could be materially and adversely affected. We do not carry key person insurance for our key personnel.

The success of our business also depends upon our continuing ability to attract and retain other highly-qualified management, technical, sales and marketing personnel. We need highly-qualified technical personnel who are capable of developing technologies and products and providing the technical support required by our customers. We experience competitive pressure with respect to retaining and hiring employees in the high technology sector in Israel. If we fail to hire and retain skilled employees, our business may be adversely affected.

If we do not manage our operations effectively, our results of operations could be adversely affected.

We have actively expanded our operations in the past and may continue to expand them in the future. This expansion has required, and may continue to require, the application of managerial, operational and financial resources. We cannot be sure that we will continue to expand, or that we will be able to expand our operations successfully. In particular, our business requires us to focus on multiple markets, including the VoIP, wireline, cable, enterprise unified communications and wireless markets. In addition, we work simultaneously with a number of large OEMs and network equipment providers each of which may have different requirements for the products that we sell to them. We may not have sufficient personnel, or may be unable to devote this personnel when needed, to address the requirements of these markets and customers. If we are unable to manage our operations effectively, our revenues may not increase, our cost of operations may rise and our results of operations may be adversely affected.

As we grow we may need new or enhanced systems, procedures or controls. The transition to such systems, procedures or controls, as well as any delay in transitioning to new or enhanced systems, procedures or controls, may seriously harm our ability to accurately forecast sales demand, manage our product inventory and record and report financial and management information on a timely and accurate basis.

Our gross profit percentage could be negatively impacted by amortization expenses in connection with acquisitions, increased manufacturing costs and other factors. This could adversely affect our results of operations.

Our gross profit percentage has decreased in the past and is currently decreasing. Our gross profit percentage decreased in 2008, 2009 and again in 2012 and in the first nine months of 2013. Our gross profit percentage has been negatively affected in the past and could continue to be negatively affected by amortization expenses in connection with acquisitions, expenses related to equity based compensation, increases in manufacturing costs, a shift in our sales mix towards our less profitable products, increased customer demand for longer product warranties and increased cost pressures as a result of increased competition. Acquisitions of new businesses could also negatively affect our gross profit percentage. A decrease in our gross profit percentage could cause an adverse effect on our results of operations.

The growth in our product portfolio means that we have to service and support more products. This may result in an increase in our expenses and an adverse effect on our results of operations.

The size of our product portfolio has increased and continues to increase. As a result, we are required to provide to our customers sales support. Customers have requested that we provide a contractual commitment to support a product for a specified period of time. This period of time may exceed the working life of the product or extend past the period of time that we may intend to manufacture or support a product. We are dependent on our suppliers for the components (hardware and software) needed to provide support and may be unable to secure the components necessary to satisfy our service commitments. We do not have long-term contracts with our suppliers, and they may not be obligated to provide us with products or services for any specified period of time. We may need to purchase an inventory of replacement components and parts in advance in order to try to provide for their availability when needed. This could result in an increased risk of write-offs with respect to our replacement component inventory to the extent that we cannot accurately predict our future requirements under our customer service contracts. If any of our component suppliers cease production, cease operations or refuse or fail to make timely delivery of orders, we may not be able to meet our contractual commitments for product support. We may be required to supply enhanced components or parts as substitutes if the original versions are no longer available. Product support may be costly and any extra service revenues may not cover the hardware and software costs associated with providing long-term support.

Terrorist attacks, or the threat of such attacks, may negatively impact the global economy which may materially adversely affect our business, financial condition and results of operation and may cause our share price to decline.

Financial, political, economic and other uncertainties following terrorist attacks throughout the world may negatively impact the global economy. As a result, many of our customers and potential customers have become much more cautious in setting their capital expenditure budgets, thereby restricting their telecommunications procurement. Uncertainties related to the threat of terrorism have had a negative effect on global economy, causing businesses to continue slowing spending on telecommunications products and services and further lengthen already long sales cycles. Any escalation of these threats or similar future events may disrupt our operations or those of our customers, distributors and suppliers, which could adversely affect our business, financial condition and results of operations.

We are subject to taxation in several countries.

Because we operate in several countries, mainly in the United States, Israel, the United Kingdom, Singapore and Brazil, we are subject to taxation in multiple jurisdictions. We are required to report to and are subject to local tax authorities in the countries in which we operate. In addition, our income that is derived from sales to customers in one country might also be subject to taxation in other countries. We cannot be sure of the amount of tax we may become obligated to pay in the countries in which we operate. The tax authorities in the countries in which we operate may not agree with our tax position. Our tax benefits from carry forward losses and other tax planning benefits such as Israeli approved enterprise programs, may prove to be insufficient due to Israeli tax limitations, or may prove to be insufficient to offset tax liabilities from foreign tax authorities. Foreign tax authorities may also use our gross profit or our revenues in each territory as the basis for determining our income tax, and our operating expenses might not be considered for related tax calculations, which could adversely affect our results of operations.

Risks Related to Operations in Israel

Conditions in Israel affect our operations and may limit our ability to produce and sell our products and instability in the Middle East may adversely affect us.

We are incorporated under the laws of the State of Israel, and our principal executive offices and principal research and development facilities are located in the State of Israel. Political, economic and military conditions in Israel directly affect our operations. There has been an increase in unrest and terrorist activity in Israel, which has continued with varying levels of severity for many years through the current period of time. This has led to ongoing hostilities between Israel, the Palestinian Authority, other groups in the West Bank and Gaza Strip, and the northern border of Lebanon, such as the hostilities along Israel's border with the Gaza Strip and the missiles fired from the Gaza Strip into Israel in 2012 and 2013. The future effect of this violence on the Israeli economy and our operations is unclear. The Israeli-Palestinian conflict may also lead to political instability between Israel and its neighboring countries. Ongoing violence between Israel and the Palestinians, as well as tension between Israel and the neighboring countries, may have a material adverse effect on our business, financial conditions and results of operations.

Recent political events in various countries in the Middle East, such as Syria, Iran and Egypt, have weakened the stability of those countries.. This instability may lead to deterioration of the political and trade relationships that exist between the State of Israel and these countries. In addition, this instability may affect the global economy and marketplace through changes in oil and gas prices. Our headquarters and research and development facilities are located in the State of Israel. Any events that affect the State of Israel may impact us in unpredictable ways. We have contingent plans for alternative manufacturing and supply sources, but these plans may be insufficient. Should our operations be impacted in a significant way, this may adversely affect the results of our operations.

We cannot predict the effect on us of an increase in these hostilities or any future armed conflict, political instability or violence in the region. Additionally, some of our officers and employees in Israel are obligated to perform annual military reserve duty and are subject to being called for additional active duty under emergency circumstances. Some of our employees live within conflict area territories and may be forced to stay at home instead of reporting to work. We cannot predict the full impact of these conditions on us in the future, particularly if emergency circumstances or an escalation in the political situation occur. If many of our employees are called for active duty, or forced to stay at home, our operations in Israel and our business may be adversely affected. Additionally, a number of countries continue to restrict or ban business with Israel or Israeli companies, which may limit our ability to make sales in those countries.

We are adversely affected by the devaluation of the U.S. dollar against the New Israeli Shekel and could be adversely affected by the rate of inflation in Israel.

We generate substantially all of our revenues in U.S. dollars and, in 2012 and in the first nine months of 2013, a significant portion of our expenses, primarily salaries, related personnel expenses and the leases of our buildings in Israel, were incurred in NIS. We anticipate that a significant portion of our expenses will continue to be denominated in NIS.

Our NIS related costs, as expressed in U.S. dollars, are influenced by the exchange rate between the U.S. dollar and the NIS. During 2010, 2012 and the first nine months of 2013, the NIS appreciated against the U.S. dollar, which resulted in a significant increase in the U.S. dollar cost of our operations in Israel. During 2011, the NIS depreciated against the U.S. dollar, which resulted in a decrease in the U.S. dollar cost of our operations in Israel. To the extent the U.S. dollar weakens against the NIS, we could experience an increase in the cost of our operations, which are measured in U.S. dollars in our financial statements, which could adversely affect our results of operations. In addition, in periods in which the U.S. dollar appreciates against the NIS, we bear the risk that the rate of inflation in Israel will exceed the rate of such devaluation of the NIS in relation to the U.S. dollar or that the timing of such devaluations were to lag considerably behind inflation, which will increase our costs as expressed in U.S. dollars.

The decrease in value of the U.S. dollar in relation to the NIS has and may continue to have the effect of increasing the cost in U.S. dollars of these expenses. Our U.S. dollar-measured results of operations were adversely affected in 2010, 2012 and in the first nine months of 2013. This could happen again if the U.S. dollar were to decrease in value against the NIS.

In order to manage the risks imposed by foreign currency exchange rate fluctuations, from time to time, we enter into currency forward and put and call options contracts to hedge some of our foreign currency exposure. We can provide no assurance that our hedging arrangements will be effective. In addition, if we wish to maintain the U.S. dollar-denominated value of our products in non-U.S. markets, devaluation in the local currencies of our customers relative to the U.S. dollar may cause our customers to cancel or decrease orders or default on payment.

Because exchange rates between the NIS and the U.S. dollar fluctuate continuously, exchange rate fluctuations have an impact on our profitability and period-to-period comparisons of our results of operations. In the first nine months of 2013, the value of the U.S. dollar decreased in relation to the NIS by 5.3% and the inflation rate in Israel was 2.0%. In 2012, the value of the U.S. dollar decreased in relation to the NIS by 2.3% and the inflation rate in Israel was 1.4%. In 2011, the value of the U.S. dollar increased in relation to the NIS by 7.7%, and the inflation rate in Israel was 2.2%. Our results of operations may be adversely affected in case of any significant fluctuations.

The Israeli government programs in which we currently participate, and the tax benefits we currently receive require us to meet several conditions and may be terminated or reduced in the future, which would increase our costs.

Currently there are four programs under the Israeli Law for the Encouragement of Capital Investments, 1959, or the Investment Law, that entitle us to certain tax benefits. Our facilities in Israel have been granted Approved Enterprise status under the Investment Law and we have four programs that qualify as Privileged Enterprises pursuant to an amendment to the Investment Law that came into effect in April 2005. Among other things, the Investment Law, as amended in 2005, provides tax benefits to both local and foreign investors and simplifies the approval process. Such amendments do not apply to investment programs approved prior to December 31, 2004. Therefore, our Approved Enterprise program is not subject to the provisions of the amendment, but our four Privileged Enterprise programs are subject to the amendment.

In order to be eligible for tax benefits under the Investment Law, our Approved Enterprise and Privileged Enterprises must comply with various conditions set forth in the Investment Law and the criteria set forth in the applicable certificate of approval for the Approved Enterprise, as well as periodic reporting obligations. If we fail to meet these requirements, we would be subject to corporate tax in Israel at the regular statutory rate. Additionally, some of these programs and the related tax benefits are available to us for a limited number of years, and these benefits expire from time to time. We could also be required to refund tax benefits, with interest and adjustments for inflation based on the Israeli consumer price index. See Note 14 to our Consolidated Financial Statements for the year ended December 31, 2012 included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, incorporated herein by reference, for additional information with respect to tax benefits under the Investment Law.

If the Government of Israel discontinues or modifies these programs and potential tax benefits, our business, financial condition and results of operations could be materially and adversely affected.

The government grants we have received for research and development expenditures limit our ability to manufacture products and transfer technologies outside of Israel and require us to satisfy specified conditions. If we fail to satisfy these conditions, we may be required to refund grants previously received together with interest and penalties.

In connection with research and development grants we received from the Office of the Chief Scientist of the Israeli Minister of Industry, Trade and Labor, or the OCS, we must pay royalties to the OCS on the revenue derived from the sale of products, technologies and services developed with the grants from the OCS. The terms of the OCS grants and the law pursuant to which grants are made restrict our ability to manufacture products or transfer technologies developed outside of Israel if OCS grants funded the development of the products or technology. An amendment to the relevant law facilitates the transfer of technology or know-how developed with the funding of the OCS to third parties outside of Israel, but any future transfer would still require the approval of the OCS, which may not be granted, and is likely to involve a material payment to the

OCS. This restriction may limit our ability to enter into agreements for those products or technologies without OCS approval. We cannot be certain that any approval of the OCS will be obtained on terms that are acceptable to us, or at all.

In order to meet specified conditions in connection with the grants and programs of the OCS, we have made representations to the Government of Israel concerning our Israeli operations. If we fail to meet the conditions related to the grants, including the maintenance of a material presence in Israel, or if there is any material deviation from the representations made by us to the Israeli government, we could be required to refund the grants previously received (together with an adjustment based on the Israeli consumer price index and an interest factor) and would likely be ineligible to receive OCS grants in the future. In addition, manufacturing products outside the State of Israel (as we currently do) increases the rates of royalties to be paid to the OCS. Any inability to receive these grants would result in an increase in our research and development expenses.

In the first nine months of 2013, we recognized a royalty-bearing grant of $2.4 million from the Government of Israel, through the OCS, for the financing of a portion of our research and development expenditures in Israel. The OCS budget has been subject to reductions, which may affect the availability of funds for these prospective grants and other grants in the future. As a result, we cannot be certain that we will continue to receive grants at the same rate, or at all. In addition, the terms of any future OCS grants may be less favorable than our past grant. As of September 30, 2013, we have a contingent obligation to pay royalties in the amount of approximately $33.7 million.

It may be difficult to enforce a U.S. judgment against us, our officers and directors, assert U.S. securities law claims in Israel or serve process on substantially all of our officers and directors.

We are incorporated in Israel. Most of our executive officers and directors are nonresidents of the United States, and a majority of our assets and the assets of these persons are located outside the United States. Therefore, it may be difficult to enforce a judgment obtained in the United States against us or any such persons or to effect service of process upon these persons in the United States. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters. Additionally, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel.

Israeli law may delay, prevent or make difficult a merger with or an acquisition of us, which could prevent a change of control and therefore depress the price of our shares.

Provisions of Israeli law may delay, prevent or make undesirable a merger or an acquisition of all or a significant portion of our shares or assets. Israeli corporate law regulates acquisitions of shares through tender offers and mergers, requires special approvals for transactions involving significant shareholders and regulates other matters that may be relevant to these types of transactions. These provisions of Israeli law could have the effect of delaying or preventing a change in control and may make it more difficult for a third party to acquire us, even if doing so would be beneficial to our shareholders. These provisions may limit the price that investors may be willing to pay in the future for our ordinary shares. In addition, our articles of association contain certain provisions that may make it more difficult to acquire us, such as a staggered board, the ability of our board of directors to issue preferred stock and limitations on business combinations with interested shareholders. Furthermore, Israel tax considerations may make potential transactions undesirable to us or to some of our shareholders.

Risks Relating to the Ownership of our Ordinary Shares

The price of our ordinary shares may fluctuate significantly.

The market price for our ordinary shares, as well as the prices of shares of other technology companies, has been volatile. Between January 1, 2009 and December 31, 2013, our share price has fluctuated from a low of $0.92 to a high of $8.07. The following factors may cause significant fluctuations in the market price of our ordinary shares:

•	fluctuations in our quarterly revenues and earnings or those of our competitors;
•	shortfalls in our operating results compared to levels forecast by securities analysts or by us;
•	announcements concerning us, our competitors or telephone companies;
•	announcements of technological innovations;
•	the introduction of new products;
•	changes in product price policies involving us or our competitors;
•	market conditions in the industry;
•	integration of acquired businesses, technologies or joint ventures with our products and operations;
•	the conditions of the securities markets, particularly in the technology and Israeli sectors; and
•	political, economic and other developments in the State of Israel and worldwide.

In addition, stock prices of many technology companies fluctuate significantly for reasons that may be unrelated or disproportionate to operating results. The factors discussed above may depress or cause volatility of our share price, regardless of our actual operating results.

Our quarterly results of operations have fluctuated in the past and we expect these fluctuations to continue. Fluctuations in our results of operations may disappoint investors and result in a decline in our share price.

We have experienced and expect to continue to experience significant fluctuations in our quarterly results of operations. In some periods, our operating results may be below public expectations or below revenue levels and operating results reached in prior quarters or in the corresponding quarters of the previous year. If this occurs, the market price of our ordinary shares could decline.

The following factors have affected our quarterly results of operations in the past and are likely to affect our quarterly results of operations in the future:

•	size, timing and pricing of orders, including order deferrals and delayed shipments;
•	launching of new product generations;
•	length of approval processes or market testing;
•	technological changes in the telecommunications industry;
•	competitive pricing pressures;
•	the timing and approval of government research and development grants;
•	accuracy of telecommunication company, distributor and original equipment manufacturer forecasts of their customers’ demands;
•	changes in our operating expenses;
•	disruption in our sources of supply;
•	temporary or permanent reduction in purchases by our significant customers; and
•	general economic conditions.

Therefore, the results of any past periods may not be relied upon as an indication of our future performance.

Our actual financial results might vary from our publicly disclosed financial forecasts.

From time to time, we publicly disclose financial forecasts. Our forecasts reflect numerous assumptions concerning our expected performance, as well as other factors which are beyond our control and which might not turn out to be correct. As a result, variations from our forecasts could be material. Our financial results are subject to numerous risks and uncertainties, including those identified throughout this “Risk Factors” section and elsewhere in this Annual Report. If our actual financial results are worse than our financial forecasts, the price of our ordinary shares may decline.

It is our policy that we will not provide quarterly forecasts of the results of our operations. This policy could affect the willingness of analysts to provide research with respect to our ordinary shares which could affect the trading market for our ordinary shares.

It is our policy that we will generally not provide quarterly forecasts of the results of our operations. This could result in the reduction of research analysts who cover our ordinary shares. Any reduction in research coverage could affect the willingness of investors, particularly institutional investors, to invest in our shares which could affect the trading market for our ordinary shares and the price at which our ordinary shares are traded.

As a foreign private issuer whose shares are listed on NASDAQ, we follow certain home country corporate governance practices instead of certain NASDAQ requirements.

As a foreign private issuer whose shares are listed on NASDAQ, we are permitted to follow certain home country corporate governance practices instead of certain requirements contained in the NASDAQ listing rules. We do not comply with the NASDAQ requirement that we obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity based compensation plans. Instead, we follow Israeli law and practice which permits the establishment or amendment of certain equity based compensation plans to be approved by our board of directors without the need for a shareholder vote, unless such arrangements are for the compensation of directors or the chief executive officer, in which case they also require compensation committee and shareholder approval.

As a foreign private issuer listed on the NASDAQ, we may also elect in the future to follow home country practice with regard to, among other things, director nomination, composition of the board of directors and quorum at shareholders’ meetings, as well as not obtain shareholder approval for certain dilutive events.

Accordingly, our shareholders may not be afforded the same protection as provided under NASDAQ’s corporate governance rules.

Our ordinary shares are listed for trading in more than one market and this may result in price variations.

Our ordinary shares are listed for trading on NASDAQ and on the Tel Aviv Stock Exchange (“TASE”). Trading in our ordinary shares on these markets is made in different currencies (U.S. dollars on NASDAQ and New Israeli Shekels on TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). Actual trading volume on the TASE is generally lower than trading volume on NASDAQ, and as such could be subject to higher volatility. The trading prices of our ordinary shares on these two markets often differ resulting from the factors described above, as well as differences in exchange rates. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market.

We do not anticipate declaring any cash dividends on our ordinary shares.

We have never declared or paid cash dividends on our ordinary shares and do not plan to pay any cash dividends in the near future.

U.S. shareholders face certain income tax risks in connection with their acquisition, ownership and disposition of our ordinary shares. In any tax year, we could be deemed a passive foreign investment company, which could result in adverse U.S. federal income tax consequences for U.S. shareholders.

Based on the composition of our gross income, the composition and value of our gross assets and the amounts of our liabilities during each of 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011 and 2012, we do not believe that we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes during any of such tax years. It is likely, however, that we would be deemed to have been a PFIC in each of 2001, 2002 and 2003. There can be no assurance that we will not be deemed a PFIC for any future tax year in which, for example, the value of our assets, as measured by the public market valuation of our ordinary shares, declines in relation to the value of our passive assets (generally, cash, cash equivalents and marketable securities). If we are a PFIC for any tax year, U.S. shareholders who own our ordinary shares during such year may be subject to increased U.S. federal income tax liabilities and reporting requirements for such year and succeeding years, even if we are no longer a PFIC in such succeeding years. Under legislation enacted by the U.S., a U.S. holder of our ordinary shares will be required to file an information return containing certain information required by the U.S. Internal Revenue Service for each year in which we are treated as a PFIC.

We urge U.S. holders of our ordinary shares to carefully review Item 10E. — “Taxation — United States Tax Considerations — United States Federal Income Taxes” included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, incorporated herein by reference, and to consult their own tax advisors with respect to the U.S. federal income tax risks related to owning and disposing of our ordinary shares and the consequences of PFIC status.

We are subject to ongoing costs and risks associated with complying with extensive corporate governance and disclosure requirements.

As a foreign private issuer subject to U.S. federal securities laws, we spend a significant amount of management time and resources to comply with laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, SEC regulations and NASDAQ rules. Section 404 of the Sarbanes-Oxley Act requires management’s annual review and evaluation of our internal control over financial reporting and attestations of the effectiveness of these controls by our management and by our independent registered public accounting firm. There is no guarantee that these efforts will result in management assurance or an attestation by our independent registered public accounting firm that our internal control over financial reporting is adequate in future periods. In connection with our compliance with Section 404 and the other applicable provisions of the Sarbanes-Oxley Act, our management and other personnel devote a substantial amount of time, and may need to hire additional accounting and financial staff, to assure that we comply with these requirements. The additional management attention and costs relating to compliance with the Sarbanes-Oxley Act, the Dodd-Frank Act and other corporate governance requirements could materially and adversely affect our financial results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our business outlook or future economic performance, anticipated revenues, expenses or other financial items, introductions and advancements in development of products, and plans and objectives related thereto, and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are also forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Factors that could cause or contribute to such differences include, but are not limited to, those set forth under “Risk Factors” in this prospectus as well as those discussed elsewhere in our other filings with the SEC incorporated by reference in this prospectus.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed under “Risk Factors” in this prospectus. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus.

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares are quoted on NASDAQ and the TASE under the symbol “AUDC”.

The following table sets forth, for the periods indicated, the high and low sales prices of our ordinary shares as reported by NASDAQ.

	Price Per Share
Calendar Year	High	Low
2013	$7.62	$3.02
2012	$4.25	$1.20
2011	$8.07	$2.28
2010	$6.51	$2.31
2009	$3.06	$0.92

	Price Per Share
Calendar Period	High	Low
2013
Fourth quarter	$7.62	$5.46
Third quarter	$7.34	$4.29
Second quarter	$4.60	$3.02
First quarter	$4.75	$3.20
2012
Fourth quarter	$3.35	$2.18
Third quarter	$3.20	$1.20
Second quarter	$2.77	$1.70
First quarter	$4.25	$2.58

	Price Per Share
Calendar Month	High	Low
2013
December	$7.40	$6.15
November	$6.93	$5.46
October	$7.62	$5.90
September	$7.34	$6.04
August	$6.66	$4.79
July	$5.15	$4.29

The following table sets forth, for the periods indicated, the high and low sales prices of our ordinary shares as reported by the TASE. All share prices shown in the following table are in NIS. All share prices shown in the following table are in NIS. As of December 31, 2013, the exchange rate was equal to approximately NIS3.47 per U.S. $1.00.

Price Per Share
Calendar Year	High	Low
2013	NIS26.48	NIS11.37
2012	NIS15.99	NIS5.44
2011	NIS29.51	NIS8.65
2010	NIS23.25	NIS9.20
2009	NIS11.55	NIS4.26

Price Per Share
Calendar Period	High	Low
2013
Fourth quarter	NIS26.48	NIS19.38
Third quarter	NIS25.47	NIS15.31
Second quarter	NIS16.74	NIS11.64
First quarter	NIS18.38	NIS11.37
2012
Fourth quarter	NIS12.42	NIS8.43
Third quarter	NIS11.49	NIS5.44
Second quarter	NIS10.48	NIS6.60
First quarter	NIS15.99	NIS9.85

Price Per Share
Calendar Month	High	Low
2013
December	NIS25.60	NIS21.58
November	NIS24.43	NIS19.38
October	NIS26.48	NIS20.87
September	NIS25.47	NIS21.75
August	NIS23.39	NIS17.00
July	NIS18.19	NIS15.31

The closing price of our ordinary shares on NASDAQ on January 3, 2014 was $7.64 per share, and the closing price of our ordinary shares on the TASE on January 2, 2014 was NIS24.62 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on various factors, such as our statutory retained earnings, financial condition, operating results, current and anticipated cash needs and tax implications of dividend distributions on our income. Our loan agreements currently restrict us from paying dividends. The distribution of dividends may also be limited by Israeli law, which permits the distribution of dividends only out of retained earnings or otherwise upon the permission of an Israeli court. Our board of directors has determined that we will not distribute any amounts of our undistributed tax exempt income as a dividend.

If we declare cash dividends, we will pay those dividends in NIS. Current Israeli law permits holders of our ordinary shares who are non-residents of Israel and who acquired their shares with a non-Israeli currency to repatriate all distributions on these shares in that non-Israeli currency.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income tax and extraordinary items plus fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations plus fixed charges.

	Year Ended December 31,								Nine Months Ended September 30,
	2008		2009		2010	2011	2012		2013
Ratio of earnings to fixed charges(a)	—	(b)	—	(c)	7.36	5.21	—	(d)	2.05

(a)	See calculation in Exhibit 12.1 of the Registration Statement on Form F-3, of which this prospectus is a part.
(b)	Due to the loss recorded in 2008, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of approximately $83 million to achieve coverage of 1:1 in 2008.
(c)	Due to the loss recorded in 2009, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of approximately $3 million to achieve coverage of 1:1 in 2009.
(d)	Due to the loss recorded in 2012, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of approximately $3 million to achieve coverage of 1:1 in 2012.

As of the date of this prospectus, we have no preferred shares outstanding and have not declared or paid any dividends on preferred shares for the periods set forth above.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash, cash equivalents, short-term bank deposits and marketable securities and our consolidated capitalization as of September 30, 2013 on an actual basis. The table should be read in conjunction with our unaudited condensed consolidated balance sheets as of September 30, 2013, included in our Form 6-K filed on January 6, 2014, which have been incorporated by reference in this prospectus.

As of September 30, 2013 (U.S. Dollars in thousands) Unaudited
Cash and cash equivalents	$21,598
Short-term and restricted bank deposits, marketable securities and accrued interest	28,946
Total cash, cash equivalents, short-term bank deposits and marketable securities	50,544
Long-Term Debt:
Senior convertible notes	353
Long-term banks loans	11,157
Total long-term debt	11,510
Shareholders’ equity:
Share capital:
Ordinary shares of NIS0.01 par value:
100,000,000 shares authorized; 49,911,529 shares issued; 38,554,822 shares outstanding	113
Additional paid-in capital	200,249
Treasury stock	(35,768)
Accumulated other comprehensive income	855
Accumulated deficit	(63,556)
Total shareholders’ equity	101,893
Total capitalization	$113,403

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of securities sold by us pursuant to this prospectus and the applicable prospectus supplement for general corporate purposes. General corporate purposes may include repaying debt, making capital expenditures, acquisitions, funding product development and other operating expenses, and any other purpose that we may specify in any prospectus supplement. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of securities sold pursuant to this prospectus and the applicable prospectus supplement. Our plans to use the net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States and Israeli federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	ordinary shares;
•	warrants to purchase ordinary shares;
•	debt securities; or
•	units comprised of ordinary shares, warrants to purchase ordinary shares or debt securities, in any combination.

In this prospectus, we refer to the ordinary shares, warrants, debt securities and units collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $75,000,000.

This prospectus may not be used to consummate a sale of securities by us unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, our articles of association authorize us to issue 100,000,000 of our ordinary shares, nominal value NIS0.01 per share, and 2,500,000 preferred shares, nominal value NIS0.01 per share. As of December 31, 2013, we had outstanding 38,733,989 of our ordinary shares. As of September 30, 2013 we had outstanding options to purchase an aggregate of 3,915,422 of our ordinary shares at a weighted average exercise price of $4.11 per share, with the latest expiration date of these options being July 2020 (of which, options to purchase 1,548,195 of our ordinary shares were exercisable as of September 30, 2013). As of September 30, 2013 we had 265,547 restricted share units (“RSU”) that had been granted at a weighted average fair value of $4.13, but had not as yet vested. No preferred shares were outstanding as of September 30, 2013. All figures relating to outstanding shares exclude shares held in treasury.

During 2012, we issued a total of 172,613 ordinary shares, 52,125 of which were issued through the exercise of options, at an average exercise price of $1.97 per share, and 120,488 of which were issued through the vesting of RSUs.

During the first nine months of 2013, we issued a total of 579,019 ordinary shares, 531,235 of which were issued through the exercise of options, at an average exercise price of $2.67 per share, and 47,784 of which were issued through the vesting of RSUs.

The following description of our ordinary shares and certain provisions of our memorandum and articles of association is a summary. The description below is qualified in its entirety by the provisions of our memorandum and articles of association.

Ordinary Shares

Our issued and outstanding ordinary shares are validly issued, fully paid and nonassessable. Our ordinary shares are neither redeemable nor convertible. Upon our liquidation, our assets available for distribution to shareholders will be distributed to them in proportion to the nominal value of their shares. Our shareholders do not have preemptive rights.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Limitations on the Rights to Own Securities

The ownership or voting of ordinary shares by non-residents of Israel, except with respect to citizens of countries which are in a state of war with Israel, is not restricted in any way by our memorandum of association or articles of association or by the laws of the State of Israel.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

Objects and Purposes

We were incorporated in 1992 under the laws of the State of Israel. Our registration number with the Israeli Registrar of Companies is 520044132. Our objects and purposes, set forth in Section 2 of our memorandum of association, are:

•	to plan, develop and market voice signal systems;
•	to purchase, import, market and wholesale and retail distribute, in Israel and abroad, consumption goods and accompanying products;
•	to serve as representatives of bodies, entrepreneurs and companies from Israel and abroad with respect to their activities in Israel and abroad; and
•	to carry out any activity as determined by the lawful management.

Borrowing Powers

The board of directors has the power to cause us to borrow money and to secure the payment of borrowed money. The board of directors specifically has the power to issue bonds or debentures, and to impose mortgages or other security interests on all or any part of our property.

Amendment of Articles of Association

Shareholders may amend our articles of association by a resolution adopted at a shareholders meeting by the holders of 50% of voting power represented at the meeting in person or by proxy and voting thereon.

Dividends

Under the Israeli Companies Law 5759-1999, or the Companies Law, we may pay dividends only out of our profits. The amount of any dividend to be distributed among shareholders is based on the nominal value of their shares. Our board of directors has determined that we will not distribute any amounts of our undistributed tax exempt income as dividend. We intend to reinvest our tax-exempt income and not to distribute such income as a dividend. Accordingly, no deferred income taxes have been provided on income attributable to our Approved Enterprise program as the undistributed tax exempt income is essentially permanent in duration.

Voting Rights and Powers

Unless any shares have special rights as to voting, every shareholder has one vote for each share held of record. A shareholder is not entitled to vote at any shareholders meeting unless all calls then payable by him in respect of his shares have been paid (this does not apply to separate meetings of the holders of a particular class of shares with respect to the modification or abrogation of their rights).

Under our articles of association, we may issue preferred shares from time to time, in one or more series. However, in connection with our listing on TASE in 2001, we agreed that for such time as our ordinary shares are traded on TASE, we will not issue any of the 2,500,000 preferred shares, nominal value NIS0.01, authorized in our articles of association. Notwithstanding the foregoing, we may issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and such preferred shares have no voting rights.

Business Combinations

Our articles of association impose restrictions on our ability to engage in any merger, asset or share sale or other similar transaction with a shareholder holding 15% or more of our voting shares.

Winding Up

Upon our liquidation, our assets available for distribution to shareholders will be distributed to them in proportion to the nominal value of their shares.

Redeemable Shares

Subject to our undertaking to the TASE as described above, we may issue and redeem redeemable shares.

Modification of Rights

Subject to the provisions of our memorandum of association, and without prejudice to any special rights previously conferred upon the holders of our existing shares, we may, from time to time, by a resolution approved by the holders of 75% voting power represented at the meeting in person or by proxy and voting thereon, provide for shares with such preferred or deferred rights or rights of redemption, or other special rights and/or such restrictions, whether in regard to dividends, voting repayment of share capital or otherwise, as may be stipulated in such resolution.

If at any time our share capital is divided into different classes of shares, we may modify or abrogate the rights attached to any class, unless otherwise provided by the articles of association, by a resolution approved by the holders of 75% voting power represented at the meeting in person or by proxy and voting thereon, subject to the consent in writing of the holders of 75% of the issued shares of that class.

The provisions of our articles of association relating to general meetings also apply to any separate general meeting of the holders of the shares of a particular class, except that two or more members holding not less than 75% of the issued shares of that class must be present in person or by proxy at that separate general meeting for a quorum to exist.

Unless otherwise provided by our articles of association, the increase of an authorized class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed to modify or abrogate the rights attached to previously issued shares of that class or of any other class.

Shareholders Meetings

An annual meeting of shareholders is to be held once a year, within 15 months after the previous annual meeting. The annual meeting may be held in Israel or outside of Israel, as determined by the board of directors.

The board of directors may, whenever it thinks fit, convene a special shareholders meeting. The board of directors must convene a special shareholders meeting at the request of:

•	at least two directors;
•	at least one-quarter of the directors in office; or
•	one or more shareholders who hold at least 5% of the outstanding share capital and at least 1% of the voting rights, or one or more shareholders who hold at least 5% of the outstanding voting rights.

A special shareholders meeting may be held in Israel or outside of Israel, as determined by the board of directors.

Notice of General Meetings; Omission to Give Notice

The provisions of the Companies Law and the related regulations override the provisions of our articles of association, and provide for notice of a meeting of shareholders to be sent to each registered shareholder at least 21 days or 35 days in advance of the meeting depending on the items included in the meeting agenda. Notice of a meeting of shareholders must also be published in two Israeli newspapers at least five days prior to the record date for the meeting.

Notice of a meeting of shareholders must specify the type of meeting, the place and time of the meeting, the agenda, a summary of the proposed resolutions, the majority required to adopt the proposed resolutions, and the record date for the meeting. The notice must also include the address and telephone number of our registered office, and a list of times at which the full text of the proposed resolutions may be examined at the registered office.

The accidental omission to give notice of a meeting to any shareholder, or the non-receipt of notice sent to such shareholder, does not invalidate the proceedings at the meeting.

Limitations on Foreign Shareholders to Hold or Exercise Voting Rights

There are no limitations on foreign shareholders in our articles of association. Israeli law restricts the ability of citizens of countries that are in a state of war with Israel to hold shares of Israeli companies.

Fiduciary Duties; Approval of Transactions under Israeli Law

The Companies Law imposes fiduciary duties that “office holders,” including directors and executive officers, owe to their company. An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty.

Duty of Care.  The duty of care generally requires an office holder to act with the level of care which a reasonable office holder in the same position would have acted under the same circumstances. This includes the duty to use reasonable means to obtain information regarding the advisability of a given action submitted for his or her approval or performed by virtue of his or her position and all other relevant information material to these actions.

Duty of Loyalty.  The duty of loyalty generally requires an office holder to act in good faith and for the benefit of the company. Specifically, an office holder must avoid any conflict of interest between the office holder’s position in the company and his or her other positions or personal affairs. In addition, an office holder must avoid competing against the company or exploiting any business opportunity of the company for his or her own benefit or the benefit of others. An office holder must also disclose to the company any information or documents relating to the company’s affairs that the office holder has received due to his or her position in the company. A company may approve any of the acts mentioned above provided that all the following conditions apply: the office holder acted in good faith and neither the act nor the approval of the act prejudices the good of the company, and the office holder disclosed the essence of his or her personal interest in the act, including any substantial fact or document, a reasonable time before the date for discussion of the approval. A director is required to exercise independent discretion in fulfilling his or her duties and may not be party to a voting agreement with respect to his or her vote as a director. A violation of these requirements is deemed a breach of the director’s duty of loyalty.

The term “office holder” includes any managing director, general manager, chief executive officer, executive vice president, vice president, or any other person assuming the responsibilities of any of these positions regardless of that person’s title, or any director or any manager directly subordinate to the general manager.

Disclosure of Personal Interest of Office Holder.  The Companies Law requires that an office holder promptly disclose any personal interest that he or she may have, and all related material information known to him or her, in connection with any existing or proposed transaction by the company. A “personal interest” of an office holder, as defined in the Companies Law, includes a personal interest of the office holder’s relative or a corporation in which the office holder or the office holder’s relative is a 5% or greater shareholder, director or general manager or has the right to appoint at least one director or the general manager, and includes shares for which the person has the right to vote pursuant to a power-of-attorney. “Personal interest” does not apply to a personal interest stemming merely from holding shares in the company.

The office holder must make the disclosure of his personal interest no later than the first meeting of the company’s board of directors that discusses the particular transaction. The office holder’s duty to disclose shall not apply in the event that the personal interest only results from a personal interest of the office holder’s relative in a transaction that is not an “extraordinary transaction.” The Companies Law defines an “extraordinary transaction” as a transaction not in the ordinary course of business, not on market terms, or likely to have a material impact on the company’s profitability, assets or liabilities, and a “relative” is defined as a spouse, sibling, parent, grandparent, descendent, and includes the descendant, sibling or parent of a spouse, as well as the spouse of any of the foregoing.

Approval of Compensation of Office Holders.  Under the Companies Law, compensation arrangements for officers (other than the Chief Executive Officer) who are not directors require the approval of the compensation committee and the board of directors. In certain cases, the compensation of officers (other than the Chief Executive Officer) may also require the approval of shareholders if it is not in compliance with our executive compensation policy. If the compensation arrangement is an immaterial amendment to an existing compensation arrangement of an officer who is not a director, the approval of the compensation committee is sufficient. Arrangements regarding the compensation of the Chief Executive Officer and directors require the approval of the compensation committee, the board and the shareholders, in that order. In certain cases, the compensation of the Chief Executive Officer who is not a director may be approved without approval of the shareholders.

Approval of Other Transactions with Office Holders.  In the case of a transaction that is not an extraordinary transaction, after the office holder complies with the disclosure requirement described above, only board approval is required unless the articles of association of the company provide otherwise. Our articles of association do not provide otherwise. Such approval must determine that the transaction is not adverse to the company's interest. If the transaction is an extraordinary transaction, or if it concerns exculpation, indemnification, insurance or compensation of an office holder, then the approvals of the company's compensation committee and the board of directors are required, except if the compensation arrangement is a non-material amendment to an existing compensation arrangement of an officer who is not a director (in which case the approval of the compensation committee is sufficient). If the transaction concerns exculpation, indemnification, insurance or compensation of a director, then the approvals of the company's compensation committee, board of directors and shareholders are required (in that order), except if the compensation arrangement is an immaterial amendment to an existing compensation arrangement of an officer who is not a director, in which case the approval of the compensation committee is sufficient. Exculpation, indemnification, insurance or compensation of a director or the Chief Executive Officer also requires shareholder approval.

Any person who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee generally may not be present at such meeting or vote on such matter unless a majority of the board of directors or the audit committee has a personal interest in the matter, or if such person is invited by the chairman of the board of directors or audit committee, as applicable, to present the matter being considered. If a majority of the board of directors or the audit committee has a personal interest in the transaction, shareholder approval also would be required.

Disclosure of Personal Interests of a Controlling Shareholder; Approval of Transactions with Controlling Shareholders.  Under the Israeli Companies Law, the disclosure requirements described above that apply to an officer holder, also apply to a controlling shareholder of a public company, which includes a shareholder that holds 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be one shareholder for this purpose. Approval of the audit committee, the board of directors and our shareholders, in that order, is required for extraordinary transactions, including a private placement, with a controlling shareholder or in which a controlling shareholder has a personal interest.

Approval of the compensation committee, the board of directors and our shareholders, in that order, is required for the terms of compensation or employment of a controlling shareholder or his or her relative, as an officer holder or employee of our company or as a service provider to the company, including through a company controlled by a controlling shareholder.

The shareholders’ approval must include the majority of shares voted at the meeting. In addition to the majority vote, the shareholder approval must satisfy either of two additional tests:

•	the majority includes at least a majority of the shares voted by shareholders who have no personal interest in the transaction; or
•	the total number of shares held by the disinterested shareholders that voted against the approval of the transaction does not exceed 2% of the aggregate voting rights of our company.

Generally, the approval of such a transaction may not be for more than three years. However, an extraordinary transaction, including a private placement with a controlling shareholder or in which a controlling shareholder has a personal interest that does not concern the terms of compensation or employment or engagement of a controlling shareholder or his or her relative, as an officer holder or employee of our company or as a service provider to the company, the transaction may be approved for a longer period if the audit committee determines that the approval of the transaction for a period of longer than three years is reasonable under the circumstances.

Duties of Shareholders.  Under the Israeli Companies Law, a shareholder also has a duty to act in good faith towards the company and other shareholders and refrain from abusing his or her power in the company, including, among other things, voting in the general meeting of shareholders on the following matters:

•	any amendment to the articles of association;
•	an increase of the company’s authorized share capital;
•	a merger; or
•	approval of related party transactions that require shareholder approval.

In addition, any controlling shareholder, any shareholder who can determine the outcome of a shareholder vote and any shareholder who, under the company’s articles of association, can appoint or prevent the appointment of an office holder, is under a duty to act with fairness towards the company. The Israeli Companies Law also provides that a breach of the duty of fairness will be governed by the laws governing breach of contract; however, the Israeli Companies Law does not describe the substance of this duty.

Anti-Takeover Provisions Under Israeli Law

The Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold 25% or more of the voting rights in the company, unless there is already another shareholder of the company with 25% or more of the voting rights. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would hold more than 45% of the voting rights in the company, unless there is a shareholder with more than 45% of the voting rights in the company.

The Companies Law requires the parties to a proposed merger to file a merger proposal with the Israeli Registrar of Companies, specifying certain terms of the transaction. Each merging company’s board of directors and shareholders must approve the merger. Shares in one of the merging companies held by the other merging company or certain of its affiliates are disenfranchised for purposes of voting on the merger. A merging company must inform its creditors of the proposed merger. Any creditor of a party to the merger may seek a court order blocking the merger, if there is a reasonable concern that the surviving company will not be able to satisfy all of the obligations of the parties to the merger. Moreover, a merger may not be completed until at least 50 days have passed from the time that the merger proposal was filed with the Israeli Registrar of Companies and at least 30 days have passed from the approval of the shareholders of each of the merging companies.

Finally, in general, Israeli tax law treats stock-for-stock acquisitions less favorably than does U.S. tax law. Israeli tax law provides for tax deferral in specified acquisitions, including transactions where the consideration for the sale of shares is the receipt of shares of the acquiring company. Nevertheless, Israeli tax law may subject a shareholder who exchanges his ordinary shares for shares in a foreign corporation to immediate taxation or to taxation before his investment in the foreign corporation becomes liquid, although in the case of shares of a foreign corporation that are traded on a stock exchange, the tax may be postponed subject to certain conditions.

DESCRIPTION OF WARRANTS

We may, from time to time, issue warrants for the purchase of ordinary shares. Warrants may be convertible into, exercisable for, or exchangeable for ordinary shares. Warrants may be issued separately or in combination with ordinary shares or debt securities as a unit, as further discussed under “Description of Units” below. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

•	the offering price and aggregate number of warrants offered;
•	the ordinary shares or debt securities with which the warrants are issued and the number of warrants issued with each such share or debt security;
•	the date on and after which the warrants and the related ordinary shares or debt securities will be separately transferable;
•	the number of ordinary shares purchasable upon the exercise of one warrant and the price at which the ordinary shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of ordinary shares issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	a discussion of any material U.S. federal and Israeli income tax considerations of holding or exercising the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. Supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following is a summary of material provisions of the senior notes, the subordinated notes and the indenture. This summary is not complete. The debt securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	the currency of the debt securities;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with shareholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special Israeli or United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Redemption

If any series of the debt securities offered are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);
•	the redemption period (or method of determining the same);
•	whether such debt securities are redeemable in whole or in part at our option; and
•	any other provisions affecting the redemption of such debt securities.

Conversion or Exchange Rights

If any series of the debt securities offered are convertible into or exchangeable for shares of our ordinary shares or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or method of calculating the same);
•	the conversion or exchange period (or method of determining the same);
•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;
•	the events requiring an adjustment of the conversion price or the exchange ratio; and
•	any other provisions affecting conversion or exchange of such debt securities.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default with respect to the series and its consequences, except defaults in payment of principal, premium, if any, or interest, unless we have cured the default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act of 1939, the trustee may decline to follow any direction of such holders that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “— Consolidation, Merger or Sale”;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture;
•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities of any series;
•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect;
•	to evidence and provide for the acceptance of appointment under an indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939.

In addition, under the indentures, we and the trustee may not change an indenture, and the rights of holders of a series of debt securities may be changed by us and the trustee other than as set forth in the bullet points above with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may not make the following changes without the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any change to an indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See the applicable prospectus supplement for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in The City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of ordinary shares, warrants to purchase ordinary shares or debt securities, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue units under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The following is a description of the general terms and provisions of any units we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the units and any applicable unit agreement, including, where applicable, the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

TAXATION

The material U.S. federal and Israeli income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;
•	to one or more underwriters or dealers for resale to the public or to investors;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;
•	directly to investors in privately negotiated transactions; or
•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to prevailing market prices; or
•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities by us, which will include, if applicable:

•	the name or names of any agents or underwriters;
•	the purchase price of our securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such ordinary shares or warrants may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this registration statement. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. If so, we will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

While our ordinary shares are traded on NASDAQ and the TASE, each class or series of debt securities, warrants or units will be a new issue with no established trading market. We may elect to list any class or series of debt securities, warrants or units on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of debt securities, warrants or units, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the debt securities, warrants or units.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an overallotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NASDAQ or otherwise and, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements appearing in our Annual Report on Form 20-F for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012 included in our Annual Report on Form 20-F have been audited by Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member of Ernst & Young Global, as set forth in its reports thereon, included therein, and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby under Israeli law has been passed upon for us by and other legal matters under Israeli law relating to any offering will be passed upon for us by Naschitz, Brandes & Co., Tel-Aviv, Israel. Some legal matters under United States law relating to any offering will be passed upon for us by Fulbright & Jaworski LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make, and before January 24, 2002 did not make, our SEC filings electronically, so that those filings are not available on the SEC’s website. However, since that date, we have been making all required filings with the SEC electronically, and these filings are available over the Internet as described below.

In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information.

You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.audiocodes.com. Our website does not form part of this prospectus.

We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to the extent that such Form 6-K indicates that it is intended to by incorporated by reference herein) filed with the SEC pursuant to the Exchange Act between the date of this prospectus and prior to the termination of the offering, including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. The documents we incorporate by reference are:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on April 11, 2013;
•	the information set forth in our Reports on Form 6-K filed with the Commission on October 30, 2013 and January 6, 2014;
•	the information set forth in the first, second, fifth and sixth paragraphs following the list captioned “Second Quarter Highlights” of, and the condensed consolidated balance sheets, condensed consolidated statements of operations and condensed consolidated statement of cash flows contained in, the press release attached as Exhibit 1 to the Registrant’s Report on Form 6-K filed with the Commission on July 30, 2013;

•	the information set forth in the second, third, sixth, seventh and eighth paragraphs of, and the condensed consolidated balance sheets, condensed consolidated statements of operations and condensed consolidated statement of cash flows contained in, the press release attached as Exhibit 1 to the Registrant’s Report on Form 6-K filed with the Commission on April 29, 2013; and
•	the description of our ordinary shares set forth in our Registration Statement on Form 8-A filed with the SEC on May 20, 1999, and any amendment or report filed for the purpose of updating that description.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

AudioCodes Ltd.
1 Hayarden Street, Airport City
Lod 7019900, Israel
Telephone: (972) 3-976-4105

or to our agent in the United States:

AudioCodes Inc.
27 World’s Fair Drive, Somerset
New Jersey 08873
Telephone: (732) 469-0880

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus or our filings incorporated by reference in this prospectus, all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Naschitz, Brandes & Co., that there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,
•	the judgment is no longer appealable,
•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and
•	the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud,
•	there was no due process,

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,
•	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or
•	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed our U.S. subsidiary, AudioCodes Inc. as our agent to receive service of process in any action against us in the state and federal courts sitting in The City of New York, Borough of Manhattan arising out of any offering pursuant to this prospectus and a related prospectus supplement or any purchase or sale of securities in connection therewith. We have not given consent for this agent to accept service of process in connection with any other claim.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee.

Amount
SEC registration fee	$9,660
Legal fees and expenses*	60,000
Accounting fees*	25,000
Printing, EDGAR formatting and mailing expenses*	10,000
Miscellaneous expenses*	15,340
Total	$120,000

*	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

          Ordinary Shares

PROSPECTUS SUPPLEMENT

William Blair
Needham & Company
Oppenheimer & Co.

March   , 2014